As filed with the Securities and Exchange Commission on February 2, 2024

Registration No. 333-276474

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SAVE FOODS, INC.
(Exact name of registrant as specified in its charter)

Nevada	2000	26-4684680
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

HaPardes 134 (Meshek Sander)

Neve Yarak, Israel

Telephone: (347) 468-9583

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

VCorp Services, LLC

701 S. Carson Street

Suite 200

Carson City, Nevada 89701

Telephone: 888-528-2677

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark E. Crone, Esq.

The Crone Law Group, P.C.

420 Lexington Avenue, Suite 2446

New York, New York 10170

mcrone@cronelawgroup.com

Telephone: (646)-861-7891

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer:	☐	Accelerated filer:	☐
Non-accelerated filer:	☐	Smaller reporting company:	☒
		Emerging growth company:	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated _________, 2024

PRELIMINARY PROSPECTUS

SAVE FOODS, INC.

6,666,667 Shares of Common Stock

This prospectus relates to the resale from time to time of up to 6,666,667 shares of common stock, par value $0.0001 per share (the “Common Stock”), of Save Foods, Inc., a Nevada corporation (the “Company”), by YA II PN, Ltd. (the “Investor” or the “Selling Stockholder”), pursuant to a standby equity purchase agreement (the “Purchase Agreement”) which the Company entered into with the Investor, dated as of December 22, 2023. Pursuant to the Purchase Agreement, the Investor agreed to purchase up to $20 million shares of the Company’s Common Stock over the course of thirty-six months following the date of the Purchase Agreement. The price of the Common Stock to be issued under the Purchase Agreement shall be 94% of the lowest volume weighted average trading price (the “VWAP”) of the Common Stock for the three consecutive trading days prior to delivery of each written notice by the Company to the Investor requesting an advance pursuant to the Purchase Agreement.

The Selling Stockholder, or its transferees, pledgees, donees or other successors-in-interest, may sell the Common Stock through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholder may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the Selling Stockholder may sell its shares of Common Stock hereunder following the effective date of this registration statement.

The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

We provide more information about how the Selling Stockholder may sell its shares of Common Stock in the section titled “Plan of Distribution” on page 34.

Our Common Stock is currently traded on the Nasdaq Capital Market (“Nasdaq”) under the symbol “SVFD.” On January 29, 2024, the last reported sale price for our Common Stock was $1.615 per share. See “Determination of Offering Price.”

We are registering the shares of Common Stock on behalf of the Selling Stockholder, to be offered and sold by them from time to time. We will not receive any proceeds from the sale of the Common Stock by the Selling Stockholder in the offering described in this prospectus. We have agreed to bear all expenses incurred in connection with the registration of the Common Stock. The Selling Stockholder will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Common Stock.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”), and, as such, are eligible for reduced public company reporting requirements.

Investing in our Common Stock involves a high degree of risk. You should invest in our Common Stock only if you can afford to lose your entire investment. Before making any investment decision, you should carefully review and consider all the information in this prospectus and the documents incorporated by reference herein, including the risks and uncertainties described under “Risk Factors” beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________, 2024.

You should rely only on the information contained in this prospectus. Neither we, nor the Selling Stockholder have authorized anyone to provide information different from that contained in this prospectus. The Selling Stockholder is offering to sell, and seeking offers to buy, shares of Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Common Stock.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our securities. You should carefully read the entire prospectus and the information contained in or incorporated by reference into this prospectus, including “Risk Factors,” “Selected Financial Data”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our Financial Statements, before making an investment decision.

Unless noted otherwise, all share and the price per share information in this prospectus for all periods presented reflect the reverse stock split of our outstanding Common Stock at a ratio of 1-for-7, which became effective as of October 5, 2023. On the opening of the market on October 6, 2023, our Common Stock began trading on the Nasdaq Capital Market on a post-reverse stock split basis.

Overview

We are an agri-food tech company specializing in eco crop protection that helps reduce food waste and ensure food safety while reducing the use of pesticides. We develop eco-friendly “green” solutions for the food industry. Our solutions are developed to improve the food safety and shelf life of fresh produce. We do this by controlling human and plant pathogens, thereby reducing spoilage, and in turn, reducing food loss.

We operate through our two majority-owned Israeli subsidiaries, Save Foods Ltd., which focuses on post-harvest treatments in fruit and vegetables to control and prevent pathogen contamination, significantly reduce the use of hazardous chemicals and prolong fresh produce’s shelf life, and Nitrousink, Ltd.(“Nitrousink”), incorporated in August 2023, which offers a pioneering solution to mitigate N2O (nitrous oxide) emissions, a potent greenhouse gas with 265 times the global warming impact of carbon dioxide. Through Nitrousink we aim to promote agricultural practices that are both environmentally friendly and economically viable and to become a global leader in this field by collaborating with or acquiring other companies that create innovative solutions and tools to solve other aspects of global warming’s impact of carbon dioxide. In addition, the Company has approximately 23% ownership in Plantify Foods Inc.(“Plantify”), a Canadian-based food tech company focused on the development and production of clean-label, plant-based food products.

Our solutions are based on our proprietary blend of food acids combined with certain types of oxidizing agent-based sanitizers and in some cases with fungicides at low concentrations. Our products have a synergistic effect when combined with these oxidizing agent-based sanitizers and fungicides. Our “green” solutions are capable of cleaning, sanitizing and controlling pathogens on fresh produce with the goal of making them safer for human consumption and extending their shelf life by reducing their decay. One of the main advantages of our products is that our ingredients do not leave any toxicological residues on the fresh produce we treat. By forming a temporary protective shield around the fresh produce we treat, our solutions make it difficult for pathogens to develop and potentially provide protection which also reduces cross-contamination.

We were incorporated in the State of Delaware on April 1, 2009 and effective November 10, 2023, the Company merged with and into its wholly-owned subsidiary established in the State of Nevada for purpose of reincorporating in the State of Nevada.

Our principal executive offices are located at HaPardes 134 (Meshek Sander), Neve Yarak, Israel, 4994500 and our telephone number is (347) 468-9583. Our website address is www.savefoods.co. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus and is intended for informational purposes only.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “SVFD”.

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Recent Developments

Reincorporation in Nevada

On October 2, 2023, at our annual stockholder meeting, our stockholders approved the reincorporation of the Company from the State of Delaware to the State of Nevada by a parent-subsidiary merger. On November 6, 2023, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Save Foods, Inc., a newly formed Nevada corporation and its wholly owned subsidiary (the “Surviving Corporation”), pursuant to which, on the same date, the Company, as parent in this transaction, merged with and into the Surviving Corporation (the “Reincorporation Merger”). Upon the consummation of the Reincorporation Merger, the Company ceased its legal existence as a Delaware corporation, and the Surviving Corporation continued the Company’s business as the surviving corporation in the Reincorporation Merger under the name “Save Foods, Inc.” succeeding to all Company’s rights, assets, liabilities and obligations, except that its affairs ceased to be governed by the Delaware General Corporation Law and became subject to the Nevada Revised Statutes. The Reincorporation Merger became effective on The Nasdaq Capital Market on November 10, 2023

Standby Equity Purchase Agreement

On December 22, 2023, we entered into a Standby Equity Purchase Agreement (the “Purchase Agreement”) with the Investor, pursuant to which the Investor has agreed to purchase up to $20 million of the Company’s shares of common stock, par value of $0.0001 per share (the “Common Stock”) over the course of 36 months after the date of the Purchase Agreement. The price of shares to be issued under the Purchase Agreement will be 94% of the lowest volume weighted average price (the “VWAP”) of the Company’s Common Stock for the three trading days immediately following the delivery of each Advance notice by the Company (the “Pricing Period”). Each issuance and sale by the Company to the Investor under the Purchase Agreement (an “Advance”) is subject to a maximum amount equal to the greater of 100% of the Daily Traded Amount (being the product obtained by multiplying the daily trading volume of the Company’s Common Stock, as reported by Bloomberg L.P., by the VWAP for such trading day) during the five trading days immediately preceding an Advance notice or $500,000 in Common Stock.

With respect to each Advance, the Company has the option to notify the Investor of a minimum acceptable price (“MAP”) by specifying the amount within an Advance notice. During any trading day within a Pricing Period, two conditions will trigger an automatic reduction to the amount of the Advance by one third: either (i) the VWAP of the common stock is below the MAP specified in the Advance notice, or (ii) when no VWAP is available (each such day, an “Excluded Day”). On each Excluded Day, an automatic one third reduction is applied to the specified Advance amount in the Advance notice and that day will be excluded from the Pricing Period.

Each Advance is subject to certain limitations, including that the Investor cannot purchase any shares that would result in it beneficially owning more than 4.99% of the Company’s outstanding shares of Common Stock at the time of an Advance or acquiring more than 19.99% of the Company’s outstanding shares of Common Stock as of the date of the Purchase Agreement (the “Exchange Cap”). The Exchange Cap will not apply under certain circumstances, including, where the Company has obtained stockholder approval to issue in excess of the Exchange Cap in accordance with the rules of Nasdaq or such issuances do not require stockholder approval under Nasdaq’s “minimum price rule.”

The Purchase Agreement will terminate automatically on the earlier of December 22, 2027 or when the Investor has purchased an aggregate of $20 million of the Company’s shares of Common Stock. The Company has the right to terminate the Purchase Agreement upon five trading days’ prior written notice to the Investor.

In connection with and subject to the satisfaction of certain conditions set forth in the Purchase Agreement, upon the request of the Company, the Investor will pre-advance to the Company up to $3,000,000 of the $20,000,000 commitment amount (a “Pre-Advance”), with each Pre-Advance to be evidenced by a promissory note (each, a “Note”). The Company can request $1,500,000 (half of the amount of the Pre-Advance) at any time until the earlier of (i) 120 days following December 22, 2023 and (ii) the effective date of the registration statement, and the balance can be requested after the effectiveness of the registration statement until 60 days after such effectiveness, in each case subject to the satisfaction of certain conditions as set forth in the Purchase Agreement. Each Pre-Advance made to the Company will be subject to a 3% discount to the principal amount equal to each Note. Each Note accrues interest on the outstanding principal balance at the rate of 8% per annum. The Company is required to pay, on a monthly basis, one tenth of the outstanding principal amount of each Note, together with accrued and unpaid interest, either (i) in cash or (ii) by submitting an Advance notice pursuant to the Purchase Agreement and selling the Investor shares, or any combination of (i) or (ii) as determined by the Company. The initial repayment is due 60 days after the issuance of a Note, followed by subsequent payments due every 30 days after the previous payment. Unless otherwise agreed to by the Investor, any funds received by the Company pursuant to the Purchase Agreement for the sale of shares will first be used to satisfy any payments due under an outstanding Note.

The Company paid a subsidiary of the Investor a structuring fee in the amount of $10,000 and issued the Investor 110,554 shares of Common Stock (the “Commitment Shares”) as a commitment fee. The Company and the Investor made certain representations and warranties to each other that are customary for transactions similar to this one, subject to specified exceptions and qualifications. Each of the Company and the Investor also agreed to indemnify the other.

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Board Appointments

On November 12, 2023, Liat Sidi was appointed to the board of directors of the Company to serve as a Class II director until the Company’s 2026 annual meeting of stockholders.

On December 20, 2023, Asaf Itzhaik was appointed to the board of directors of the Company to serve as a Class II director until the Company’s 2026 annual meeting of stockholders. Mr. Itzhaik was designated by Plantify as its representative on the board in accordance with the Securities Exchange Agreement, dated March 31, 2023, between the Company and Plantify, to replace Dr. Roy Borochov who resigned from the board on December 15, 2023. Dr. Borochov’s resignation was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Name Change

We have requested stockholder approval for an amendment to our Articles of Incorporation for our board of directors to implement a name change of our company to N2OFF, Inc. which our board of directors believes may better reflect future business expansion, including solutions to mitigate N20 emissions.

Stockholder Meeting

On February 8, 2024, the Company will be holding a special meeting of its stockholders to consider the approval of the issuance of 20% or more of its shares of Common Stock pursuant to the terms of the Purchase Agreement with the Investor as required by Nasdaq Marketplace Rule 5635(d). The results of the stockholders vote will be published by the Company in a Current Report on Form 8-K within four business days following the special meeting. Accordingly, until and unless the stockholders of the Company approve the issuance of the 20% or more of its shares to the Investor, the Company will not issue any Advances pursuant to the Purchase Agreement.

Emerging Growth Company

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (i) December 31, 2026, the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before December 31, 2026. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

For as long as we continue to be an emerging growth company, we expect that we will take advantage of the reduced disclosure obligations available to us as a result of that classification. We have taken advantage of certain of those reduced reporting burdens in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (2) scaled executive compensation disclosures; and (3) the requirement to provide only two years of audited financial statements, instead of three years.

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THE OFFERING

Common Stock to be Offered by the Selling Stockholder	Up to 6,666,667 shares of Common Stock, consisting of 110,554 shares that we issued to the Investor as a commitment fee for entering into the Purchase Agreement (the “Commitment Shares”) and 6,556,113 shares that we may sell to the Investor pursuant to the Purchase Agreement from time to time after the registration statement of which this prospectus forms a part is declared effective and the other terms and conditions of the Purchase Agreement are satisfied.

Common Stock outstanding before the Offering	2,955,490 shares of Common Stock

Common Stock outstanding after the Offering (assuming all of the shares offered in the Offering have been issued and sold)	9,622,157 shares of Common Stock

Use of Proceeds	We will not receive any proceeds from the sale of the Common Stock by the Selling Stockholder in this offering. We may receive up to $20 million in gross proceeds from any sales we may make to the Selling Stockholder pursuant to the Purchase Agreement from time to time for up to thirty-six months from the date of the Purchase Agreement after the registration statement of which this prospectus forms a part is declared effective. Any net proceeds from the Selling Stockholder that we receive under the Purchase Agreement will be used to make any payments due under an outstanding Note, for general corporate purposes, capital expenditures, working capital and general and administrative expenses.

Nasdaq symbol	Our Common Stock trades on the Nasdaq Capital Market under the symbol “SVFD”.

Risk Factors	See “Risk Factors” beginning on page 7 and the other information included elsewhere in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our equity securities.

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The number of shares of Common Stock to be outstanding after this offering is based on 2,955,490 shares of Common Stock outstanding as of January 29, 2024.

Except as otherwise noted, all references to share and per share numbers of Common Stock contained in this prospectus are reflected on a post-split basis for all periods presented and reflect the Company’s 1:7 reverse stock split of its Common Stock that became effective on October 5, 2023.

Summary Risk Factors

Our business is subject to numerous risks and uncertainties, any one of which could have a materially adverse effect on our results of operations, financial condition or business. These risks include, but are not limited to, those listed below. This list is not complete, and should be read together with the section titled “Risk Factors” below:

●	We have a history of operating losses and expect to incur additional losses in the future.
●	We may need to raise significant additional capital, which we may be unable to obtain.
●	Because of our limited operating history, we may not be able to successfully operate our business or execute our business plan.
●	Our customers require that our products undergo a lengthy testing period without any assurance of sales.
●	Our products and technology require additional trials.
●	The commercial success of our new generation products, as well as any future products, depend upon the degree of market acceptance by the packing house community as well as by other prospect markets and industries.
●	We may face significant competition from other companies looking to develop or acquire new alternative environmentally friendly solutions for the treatment of fruits and vegetables, and other edible matter.
●	Our success is dependent upon the acceptance of our environmentally friendly solutions for fruits and vegetables.
●	We may be unable to respond effectively to technological changes in our industry, which could reduce the demand for our products.
●	We currently rely on a limited number of suppliers to produce certain key components of our products.
●	If we are unable to establish sales, marketing and distribution capabilities or enter into successful relationships with third parties to perform these services, we may not be successful in commercializing our products.
●	We rely on rapidly establishing a global distributorship network in order to effectively market our products.
●	The results of our early tests may not be indicative of results in future tests, and we cannot assure you that any planned or future tests will lead to results sufficient for the necessary regulatory approvals.
●	Our products are highly regulated by governmental agencies in the countries where we conduct business and in countries in which we plan to expand. Our failure to obtain regulatory approvals and registration, to comply with registration and regulatory requirements or to maintain regulatory approvals would have an adverse impact on our ability to market and sell our products.
●	Our success is dependent upon our ability to achieve regulatory approvals and registration in the United States, Mexico, Peru, Turkey, Egypt, South Africa, Brazil, and Israel, which might take longer than expected.
●	The inherent dangers in production and transportation of hydrogen peroxide and highly concentrated organic acids could cause disruptions and could expose us to potentially significant losses, costs or other liabilities.
●	Our business and operations may be affected by unexpected events, including climate change conditions and natural disasters, which could materially harm our financial results.
●	Conditions in the global economy, including inflation and recessionary pressures, may adversely affect our business, financial condition and results of operation.
●	COVID-19, including the efforts to mitigate its impact, have, and may continue to have, an impact on our business, liquidity, results of operations, financial condition and price of our securities.
●	Increased attention to environmental, social, and governance matters and conservation measures may adversely impact our business or that of our manufacturers.

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●	Our relationship with our employees could deteriorate, and certain key employees could leave, which could adversely affect our business and results of operations.
●	We are subject to risks relating to portfolio concentration.
●	Our operating results may fluctuate, which makes our results difficult to predict and could cause our results to fall short of expectations.
●	International expansion of our business exposes us to business, regulatory, political, operational, financial and economic risks associated with doing business outside of the United States, Mexico or Israel.
●	Our business depends to some extent on international transactions.
●	If we are unable to secure and maintain patent or other intellectual property protection for our products, our ability to compete may be harmed.
●	If we are unable to prevent unauthorized use or disclosure of our proprietary trade secrets and unprotected know-how, our ability to compete may be harmed.
●	We could become subject to patent and other intellectual property litigation that could be costly, result in the diversion of management’s attention, require us to pay damages and force us to discontinue selling our products.
●	We may be subject to claims challenging the inventorship or ownership of our patents and other intellectual property.
●	We may experience claims that our products infringe the intellectual property rights of others, which may cause us to incur unexpected costs or prevent us from selling our products or services.
●	If we or our contractors or service providers fail to comply with laws and regulations, we or they could be subject to regulatory actions, which could affect our ability to develop, market and sell our products or future products that we may develop and may harm our reputation in our industry.
●	Regulatory reforms may adversely affect our ability to sell our products profitably.
●	Conditions in Israel, including the recent attack by Hamas and other terrorist organizations from the Gaza Strip and Israel’s war against them, may adversely affect our operations and limit our ability to manage and market our products, which would lead to a decrease in revenues.
●	We may not be able to enforce covenants not-to-compete under current Israeli law that might result in added competition for our products.
●	It may be difficult to acquire jurisdiction and enforce liabilities against our officers and directors who are based in Israel.
●	We may not satisfy Nasdaq’s requirements for continued listing. If we cannot satisfy these requirements, Nasdaq could delist our securities.
●	The market price of our Common Stock may be highly volatile.
●	Sales of a substantial number of our Common Stock in the public market by our existing stockholders could cause our share price to fall.
●	Nevada law and provisions in our articles of incorporation and bylaws could make a merger, tender offer or proxy contest difficult, thereby depressing the market price of our Common Stock.
●	We may be subject to securities litigation, which is expensive and could divert management attention.
●	If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they adversely change their recommendations or publish negative reports regarding our business or our Common Stock, our stock price and trading volume could decline.
●	We do not anticipate paying any cash dividends in the foreseeable future.
●	We may need additional capital, and the sale of additional shares or equity or debt securities could result in additional dilution to our stockholders.
●	Disruptions to our information technology systems due to cyber-attacks or our failure to upgrade and adjust our information technology systems, may materially impair our operations, hinder our growth and materially and adversely affect our business and results of operations.
●	Failure to comply with anti-bribery, anti-corruption and anti-money laundering laws could subject us to penalties and other adverse consequences.
●	We incur additional increased costs as a result of the listing of our Common Stock on Nasdaq, and our management is required to devote substantial time to new compliance initiatives and reporting requirements.
●	We face risks related to compliance with corporate governance laws and financial reporting standards.
●	The ongoing conflict in Ukraine may result in market volatility that could adversely affect our business.
●	If we fail to implement and maintain effective internal control over financial reporting, we may be unable to report our financial results accurately or meet our reporting obligations.
●	FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our Common Stock.
●	It is not possible to predict the actual number of shares we will sell under our agreement with the Investor, or the actual gross proceeds resulting from those sales.
●	Investors who buy shares at different times will likely pay different prices.
●	We completed a reverse stock split on October 5, 2023, in an effort to regain compliance with Nasdaq listing rules and we cannot predict the effect that such reverse stock split will have on the market price of our Common Stock.

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RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before investing in our Common Stock, you should carefully consider the risks described below, as well as the other information in this prospectus, including our consolidated financial statements and the related notes. In addition, we may face additional risks and uncertainties not currently known to us, or which as of the date of this registration statement we might not consider significant, which may adversely affect our business. If any of the following risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case, the trading price of our Common Stock could decline due to any of these risks or uncertainties, and you may lose part or all of your investment.

Risks Related to Our Financial Condition and Capital Requirements

We have a history of operating losses and expect to incur additional losses in the future.

We have sustained losses in recent years, which as of September 30, 2023, accumulated to $27,626,606. We are likely to continue to incur significant net losses for at least the next several years as we continue to pursue our strategy, which is currently focused on converting pilots into paying customers, following lengthy sale cycles of at least two seasons. Our losses have had, and will continue to have, an adverse effect on our stockholders’ equity and working capital. Any failure to achieve and maintain profitability would continue to have an adverse effect on our stockholders’ equity and working capital and could result in a decline in our share price or cause us to cease operations. As discussed in Note 1 to the financial statements, as a result of these factors, there is substantial doubt about our ability to continue as a going concern.

We may need to raise significant additional capital, which we may be unable to obtain.

Our capital requirements in connection with our research and development activities and transition to commercial operations have been significant. We will require additional funds to continue running pilots and testing our technologies and products, to obtain intellectual property protection relating to our technologies, and to market our products. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. If we are not able to procure adequate additional financing, we may not be able to fully implement our growth plans and we will be required to stop our operations and will resume our activities only after capital is raised. Any Additional financings that we may require in the future will dilute the percentage ownership interests of our stockholders and may adversely affect our earnings and net book value per share.

Risks Related to Our Business, Industry and Business Operations

Because of our limited operating history, we may not be able to successfully operate our business or execute our business plan.

In September 2018, the Company changed its organizational structure and management team. After reviewing the Company’s then existing strategy and results of operation, as well as examining market opportunities, the new management team decided to update the Company’s strategy, reduce the marketing and sales of its existing products, and focus the Company’s efforts and financial resources on developing its next generation of products. From 2019 to 2020, we developed, validated and tested the efficacy of our next generation product - a blend of food acids - on a variety of crops in both small- and large-scale commercial pilots. In 2021, we commenced commercialization in various jurisdictions, while continuing to conduct commercial pilots. In 2022, we extended our commercial pilots in additional locations in the Northern and Southern hemispheres to address the seasonal effect.

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Given our limited operating history, it is hard to evaluate our proposed business and prospects. Our proposed business operations will be subject to numerous risks, uncertainties, expenses and difficulties associated with early-stage enterprises. Such risks include, but are not limited to, the following:

●	the absence of a lengthy operating history, in connection with, inter alia, implementation of effective logistics for the export of our product globally;

●	insufficient capital to fully realize our operating plan;

●	expected continual losses for the foreseeable future;

●	operating in multiple currencies;

●	our ability to anticipate and adapt to a developing market(s);

●	acceptance of our products by pre- and post-harvest industry players and consumers;

●	limited marketing experience;

●	a competitive environment characterized by well-established and well-capitalized competitors;

●	the ability to identify, attract and retain qualified personnel; and

●	operating in an environment that is highly regulated.

Because we are subject to these risks, evaluating our business may be difficult, our business strategy may be unsuccessful and we may be unable to address such risks in a cost-effective manner, if at all. If we are unable to successfully address these risks our business could be harmed.

Our customers require that our products undergo a lengthy testing period without any assurance of sales.

Our prospective customers generally test and evaluate our solutions before applying them to their commercial product lines or integrating them into their facilities. This testing period takes at least two seasons and could be longer or subject to delays. Even after our solutions are approved by customers, due to seasonal effects, it could take several months before they begin purchasing our solutions, if at all. Nothing guarantees that following such pilots, the targeted packing house will choose to use our solutions on its products or continue the process further and complete the sale cycle. The combination of the longer sales cycle and the unique nature of our solutions that could have different results following seasonal changes could have an impact on our profitability and business. As a result, we could have limited revenues, or no revenues, from prospective customers, even after we have invested significant amounts of time in the pilot phase and sales of our solutions, which in turn could adversely affect our business and financial results.

Our products and technology require additional trials.

The efficacy of our products has only been shown in the limited number of pathogens tested on certain produce and climates, and therefore our products have yet to be proven against certain additional pathogens, produce and market climates to validate the efficacy and benefits of our products. These trials are lengthy and prolong our sale cycle by at least two seasons, and no assurance can be made that such packing facilities will chose to implement our solutions in their facilities.

The commercial success of our new generation products, as well as any future products, depend upon the degree of market acceptance by the packing house community as well as by other prospect markets and industries.

To achieve high volume sales and attain a leading market share and become the new standard of treatment, our products must not only be approved by the regulators, but also endorsed by the major packing houses and service providers, retailers of fruits and vegetables as well as environmental organizations. Our success depends on our ability to create significant value to the growers, the packing houses and the food retailers. We are aware of this key factor and are focusing on conducting large scale pilots with major fruits and vegetables packers and retail suppliers of fresh consumed goods in several countries, to show the efficacy of the products and our technology, and to receive the recognition of packers and retailers. However, there can be no assurances that we will succeed in such an endeavor, nor is it clear how long it will take until we receive market recognition.

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There can be no assurance that any product that we bring to the market will gain market acceptance by prospective customers. The commercial success of our new generation products and any future product depends in part on the packing house community as well as other industries for various use cases, depending on the acceptance by such industries of our technology as a useful and cost-effective solution compared to current solutions. If our new generation products or any future product does not achieve an adequate level of acceptance, we may not generate significant product revenue and may not become profitable. The degree of market acceptance of our products will depend on a number of factors, including:

●	the results of our large-scale pilots;

●	the cost, safety, efficacy, and convenience of our new generation products;

●	the acceptance of our products as a superior solution in the fresh produce industry;

●	the ability of third parties to enter into relationships with us without violating their existing agreements;

●	the effectiveness of our selling and marketing efforts;

●	the strength of marketing and distribution support for, and timing of market introduction of, competing products; and

●	publicity concerning our products or competing products.

Our efforts to penetrate the packing house industry and educate the marketplace on the benefits of our products may require significant resources and may never be successful.

We may face significant competition from other companies looking to develop or acquire new alternative environmentally friendly solutions for the treatment of fruits and vegetables, and other edible matter.

We expect to face significant competition in every aspect of our business, and particularly from other companies that seek to enter our focal market. As regulators continue to move away from current residue chemical solutions, such as chlorpropham or CIPC, existing suppliers of these solutions are continually looking to develop or acquire new alternative environment-friendly solutions that can sustain their market share and revenue streams, or to enable the continuance of CIPC at current levels in new ways of treatment. Additionally, as market opportunity becomes eminent, competitors and new players will most likely attempt to develop similar or comparable solutions. It is possible that superior or more cost-effective alternative technology will emerge that will achieve greater market acceptance and render our products less competitive. Furthermore, existing vendors can cooperate to combat new players by reducing market prices and margins or other competitive initiatives. Our future success will therefore depend, to a large extent, upon our ability to achieve market acceptance of our innovative solutions as well as develop and introduce new products and enhancements to existing products. No assurance can be given that we will be able to compete in such a marketplace.

The market for post-harvest solutions is fragmented with various regional suppliers. The market of post-harvest treatments for fruits and vegetables is dominated by five large players with wide reach across the globe, which players may perceive us as a competitive threat and institute commercial measures to reduce our market share, including by aggressively ‘bundling’ their products and services to compete with us. We believe that the principal competitive factors in our industry include reputation, product quality, customer service and customer intimacy, product innovation, technical service, and value creation.

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Our success is dependent upon the acceptance of our environmentally friendly solutions for fruits and vegetables.

Our future success is dependent upon the acceptance of our environmentally friendly, non-toxic residual solutions for fruits and vegetables. While the market is signaling that such a direction is likely, certain trends as well as the future size of this market, and other potential markets for our products, rely upon a number of factors, many of which are beyond our control. For example, both the failure to convince retailers to bear additional costs for “green” fruit and vegetables as well as the failure to persuade consumers to purchase “green” fruits and vegetables for higher prices may adversely affect our business, financial condition, operating results and cash flow going forward.

We may be unable to respond effectively to technological changes in our industry, which could reduce the demand for our products.

Our future business success will depend upon our ability to maintain and enhance our technological capabilities and develop and market products, services and applications that meet changing customer needs and market conditions in a cost-effective and timely manner. Maintaining and enhancing technological capabilities and developing new products may also require significant investments in research and development, which following financial cutbacks, we have shifted our focus to the commercialization of our solutions with emphasis on converting recently completed pilots into paying customers. We may not be successful in converting our completed pilots into paying customers or to develop new products, services and technology that successfully compete or are able to anticipate changing customer needs and preferences, and our customers may not accept one or more of our new products or services. If we fail to keep pace with evolving technological innovations or fail to modify our products and services in response to customers’ needs or preferences, then our business, financial condition and results of operations could be adversely affected.

We currently rely on a limited number of suppliers to produce certain key components of our products.

We rely on unaffiliated contract manufacturers to produce certain key components of our products. In Israel, we work exclusively with a well-known producer of chemicals, Zohar Dalia, who is responsible for the production of our products. Zohar Dalia is well known for its knowledge and handling of hydrogen peroxide. In the United States, we have worked for the past few years with Seeler Industries, a national leader in the marketing and handling of hydrogen peroxide. We additionally work with a producer in South Africa. There is limited available manufacturing capacity that meets our quality standards and regulatory requirements, especially for the manufacturing of the SF3H and SF3HS with one of their active ingredients - hydrogen peroxide - as well as for FreshProtect with one of its active ingredients - PO3. If we are unable to arrange for sufficient production capacity among our contract manufacturers or if our contract manufacturers encounter production, quality, financial, or other difficulties, including labor or geopolitical disturbances, we may encounter difficulty in meeting customer demands as we seek alternative sources of supply, or we may have to make financial accommodations to such contract manufacturers or otherwise take steps to mitigate supply disruption. We may be unable to locate an additional or alternate contract manufacturer that meets our quality controls and standards and regulatory requirements in a timely manner or on commercially reasonable terms. Any such difficulties could have an adverse effect on our business, financial condition and results of operations, which could be material.

If we are unable to establish sales, marketing and distribution capabilities or enter into successful relationships with third parties to perform these services, we may not be successful in commercializing our products.

We have a limited selling and marketing infrastructure and have limited experience in the sale, marketing or distribution of products. To achieve commercial success for any product for which we have obtained marketing approval, we will need to enter into collaborations with third parties, like post-harvest service companies, and establish a selling and marketing infrastructure or to out-license our products.

In the future, we may consider building a focused selling and marketing infrastructure to market our products in the United States or elsewhere in the world. There are risks involved with establishing our own sales, marketing and distribution capabilities. For example, recruiting and training a sales force could be expensive and time consuming and could delay any product launch. This may be costly, and our investment may be lost if we cannot retain or reposition our selling and marketing personnel.

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Factors that may inhibit our efforts to commercialize our products on our own include:

●	our inability to recruit, train and retain adequate numbers of effective selling and marketing personnel;

●	the inability of sales personnel to obtain access to potential customers;

●	the lack of complementary products to be offered by sales personnel, which may put us at a competitive disadvantage relative to companies with more extensive product lines; and

●	unforeseen costs and expenses associated with creating an independent selling and marketing organization.

If we are unable to establish our own sales, marketing and distribution capabilities, or enter into successful arrangements with third parties to perform these services, our revenues and our profitability may be materially adversely affected.

In addition, we may not be successful in entering into arrangements with third parties to sell, market and distribute our products in our target markets, including Chile, Mexico, Peru, Columbia, the United States, South Africa, the Philippines, Thailand, Turkey, Egypt, Morocco, Spain, Italy, Brazil and Israel, or may be unable to do so on terms that are favorable to us. We likely will have little control over such third parties, and any or all of them may fail to devote the necessary resources and attention to sell and market our products effectively. If we do not establish sales, marketing and distribution capabilities successfully, either on our own or in collaboration with third parties, we may not be successful in commercializing our product candidates.

We rely on rapidly establishing a global distributorship network in order to effectively market our products.

We have developed initial partnerships with local partners. In order to expand selling and marketing globally and capture leading market share before any potential reaction from competitors, we will need to rapidly expand geographically and establish a global distribution network. This will likely put pressure on our management as well as on our financial and operational resources. To mitigate this factor, once we establish a significant presence in the market, we will proceed to establish strategic partnerships with leading market players; however, there are no assurances that we will succeed in establishing such partnerships, which may harm the marketing of our products and the development of our business.

The results of our early tests may not be indicative of results in future tests, and we cannot assure you that any planned or future tests will lead to results sufficient for the necessary regulatory approvals.

Our products have been tested in multiple commercial and small-scale pilots on certain types of produce and during specific times of the year. We are currently in the development and optimization phases of these products. Results from our later-stage commercial tests may show lower efficacy than our early-tests conducted previously, and we cannot guarantee that when commercialized, our products will be effective and stable and product improvements as well as possible changes in the application and usage protocol may be required. Our results could further be affected by the changing behavior of the fruits throughout the season, therefore demonstrating inconsistent results. These factors may significantly delay receipts of regulatory approvals, and the introduction of our products into the market. Likewise, we cannot be sure these products will be commercially viable and have no assurances that we will be able to expand upon our current product offerings or that any such expansion will generate revenue.

Our products are highly regulated by governmental agencies in the countries where we conduct business and in countries in which we plan to expand. Our failure to obtain regulatory approvals and registration, to comply with registration and regulatory requirements or to maintain regulatory approvals would have an adverse impact on our ability to market and sell our products.

Some of our products are subject to technical review and approval by government authorities in each country where we currently conduct our business and where we intend to sell our products.

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The regulatory requirements to which we are subject are complex and vary from country to country. To obtain new registrations, it is necessary to have a local registrant, and to understand the country’s regulatory requirements, both at the time an application for registration is submitted and when the registration decision is made, which may be several years later. A significant investment in registration data is required (covering all aspects from manufacturing specifications through storage and transport, use, and disposal of unwanted product and used containers) to ensure that product performance (e.g., efficacy), intrinsic hazards and use patterns are fully characterized. Risk assessments are conducted by government regulatory authorities who make the final decision on whether the documented risk associated with a product and active ingredient is acceptable prior to granting approval for sale. This process may be prolonged due to requirements for additional data or internal administrative processes. There is a risk that registration of a new product may not be obtained or that a product label may be severely reduced, restricting the use of the product. If these circumstances arise, there is a risk that the substantial investments made in product development will generate the projected sales that justified the investment, and our business, financial condition and results of operations may be adversely affected by failure to obtain new registrations.

Products that are already approved may be subject to periodic review by regulatory authorities in many countries. Such reviews frequently require the provision of new data and more complex risk assessments. The outcome of such reviews of existing registrations cannot be guaranteed and registrations may be modified or canceled. Since all government regulatory authorities have the right to review existing registrations at any time, the sustainability of the existing portfolio cannot be guaranteed. Existing registrations may be lost at any time, resulting in an immediate impact on sales. Furthermore, prior to expiration, it is necessary to renew registrations. The renewal period and processes vary by country and may require additional studies to support the renewal process. Failure to comply could result in cancellation of the registration, resulting in an impact on sales.

In addition, new laws and regulations may be introduced, or existing laws and regulations may be changed or may become subject to new interpretations, which could result in additional compliance costs, seizures, confiscations, recalls, monetary fines or delays that could affect us or our customers.

Our success is dependent upon our ability to achieve regulatory approvals and registration in the United States, Mexico, Peru, Turkey, Egypt, South Africa, Brazil, and Israel, which might take longer than expected.

We are subject to extensive national, state and local government regulation. A critical key to our success and ability to expand our business is our ability to obtain regulatory approvals and registration in the United States and in other countries for the use of our products. The regulatory approvals of some of our products are dependent on trials to show the efficacy and non-toxicity of our products and are time and cost consuming. We do not anticipate any significant problems in obtaining future required licenses, permits or approvals necessary to expand our business, however, such licenses, permits or approvals may take longer than expected due to various factors, which may cause operational delays in these countries and other jurisdictions.

The inherent dangers in production and transportation of hydrogen peroxide and highly concentrated organic acids could cause disruptions and could expose us to potentially significant losses, costs or other liabilities.

Our operations are subject to significant hazards and risks inherent to the transportation of the active ingredient of one of our products - hydrogen peroxide. In high concentrations, our blend of acids has a very low pH which may lead to skin burn and hydrogen peroxide is an aggressive oxidizer and both can corrode many materials. We are working with limited low concentration of the material, however in high concentrations of H2O2 it will react violently. Hydrogen peroxide should be stored in a cool, dry, well-ventilated area and away from any flammable or combustible substances. It should be transported in special tanks and vehicles and should be stored in a container composed of non-reactive materials. These hazards and risks include, but are not limited to fires, explosions, third-party interference (including terrorism) and mechanical failure of equipment at our or third-party facilities. The occurrence of any of these events could result in production and distribution difficulties and disruptions, personal injury or wrongful death claims and other damage to properties.

Our business and operations may be affected by unexpected events, including climate change conditions and natural disasters, which could materially harm our financial results.

Unexpected events, including fires or explosions at our facilities, natural disasters such as earthquakes and wildfires, unplanned power outages, supply disruptions, failure of equipment or systems, and severe weather events, such as droughts, heat waves, hurricanes, and flooding, could adversely affect our reputation and results of operations through physical damage to our facilities and equipment and through physical damage to, or disruption of, local infrastructure or disrupt our operations generally. During the past several years we have seen an increase in the frequency and intensity of severe weather events and we expect this trend to continue due to climate change.

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Our business, in particular, may be affected from changes in climate conditions as such events would affect the crops yield and their storability in those cases where there is unusually warm, dry, humid or cold weather before cropping.

In such instances, we may suffer a decrease in revenues as a result of a smaller storage volume of rooms or shorter storage period. We anticipate that once we increase our operations and enter certain markets which experience or will experience significant climate change, such as above-common rain fall, heat waves, dry air conditions, and unusually cold or prolonged cold weather conditions, such events may materially impact our financial results.

Furthermore, certain natural disasters may affect our operations. For example, our partner in Turkey is located in eastern Turkey, which is the region that sustained an earthquake that registered a 7.8 magnitude on February 6, 2023. Given that our operations are global in nature, and our partnerships are located in various geographic locations subject to certain inherent dangers, it is plausible that our business and operations may be adversely affected by any such future natural disasters.

Conditions in the global economy, including inflation and recessionary pressures, may adversely affect our business, financial condition and results of operation.

The recent historically high inflation in the U.S., geopolitical issues, continuous increases in interest rates, unstable global conditions and changes in exchange rates have led to global economic instability. Although demand for fresh horticultural products is considered inelastic in developed economies, the fresh produce and citrus industries that we sell to may be affected by material changes in supply, market prices, exchange rates and general economic conditions. As a result of the high inflation and recession, we are seeing record high levels of unemployment and consumer spending trends are changing. Delays or reductions in our customers’ purchasing or shifts to lower-cost alternatives that result from tighter economic market conditions would reduce demand for our products and services and could, consequently, have a material adverse effect on our business, financial condition and results of operations.

COVID-19, including the efforts to mitigate its impact, have, and may continue to have, an impact on our business, liquidity, results of operations, financial condition and price of our securities.

The COVID-19 pandemic, as well as the measures designed to contain and mitigate its effects, have had and may continue to have an impact on our business and operations, as well as the operations of our customers. Our operations were moderately impacted by certain restrictions that were put in place in effort to contain or mitigate the spread of COVID-19, specifically given the increasing difficulty with travelling abroad for on-site visits with suppliers and other business partners, as well as various packing houses’ restrictions on our entry into their facilities for operational purposes. In the event future variants emerge and trigger additional restrictions and other preventative measures, such efforts may contribute to an economic downturn, which could decrease consumer spending on our products and services, as well as impact our ability to expand our customer base or provide additional services to our current users.

In addition, continuation or exacerbation of the global supply chain crisis, whether resulting from the COVID-19 pandemic or for reasons otherwise unrelated, may impact our ability to forecast and control costs for raw materials necessary for our solutions. For instance, given our dependency on third-party suppliers, our operations may be adversely affected by disruptions or delays to the supply chain resulting from temporary closures of our supplier’s facilities, spikes in demand for our supplier’s goods and/or services from other customers, interruptions in product supply, restrictions on export or shipment or disruptions in product fulfillment due to closure or delays of our supplier’s delivery process.

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Increased attention to environmental, social, and governance (“ESG”) matters and conservation measures may adversely impact our business or that of our manufacturers.

Public companies are facing increasing scrutiny related to ESG practices and disclosures from certain investors, capital providers, shareholder advocacy groups, other market participants, and other stakeholder groups. For example, certain institutional and individual investors have requested various ESG-related information and disclosures as they increasingly incorporate ESG criteria in making investment and voting decisions. With this increased focus, public reporting regarding ESG practices is becoming more broadly expected. Such increased scrutiny may result in increased costs, enhanced compliance or disclosure obligations, or other adverse impacts on our business, financial condition or results of operations. If our ESG practices and reporting do not meet investor or other stakeholder expectations, which continue to evolve, we may be subject to investor or regulator engagement regarding such matters.

In addition, new sustainability rules and regulations have been adopted and may continue to be introduced in various states and other jurisdictions. For example, on March 21, 2022, the SEC issued a proposed climate disclosure rule, subject to which we would be required to disclose certain climate-related information such as governance of climate-related risks and relevant risk management processes that could affect us, a climate related financial statements matrix and more. While the proposed rule has yet to be finalized and we cannot predict the ultimate scope and impact this will have on our business, if finalized, it would likely result in additional legal, accounting and financial compliance and increased general and administrative expenses. Moreover, this could result in increased management time and attention to ensure we are compliant with the regulations and expectations. Our failure to comply with any applicable rules or regulations could lead to penalties and adversely impact our reputation, access to capital and employee retention. Such ESG matters may also impact third parties on which we rely, which may augment or cause additional impacts on our business, financial condition, or results of operations.

Our relationship with our employees could deteriorate, and certain key employees could leave, which could adversely affect our business and results of operations.

Our business involves complex operations and demands a management team to determine and implement our strategy and workforce that is knowledgeable and has expertise in many areas necessary for our operations. As a company focused on commercializing our completed pilots into paying customers in the highly-specialized horticultural post-harvest field, we rely on our ability to attract and retain skilled employees, consultants and contractors. The departure of highly skilled employees, consultants or contractors or one or more employees who hold key regional management positions could have an adverse impact on our operations.

In addition, to execute our growth plan we must attract and retain highly qualified personnel. Competition for these employees exists; new members of management must have significant industry expertise when they join us or engage in significant training which, in many cases, requires significant time before they achieve full productivity. If we fail to attract, train, retain, and motivate our key personnel, our business and growth prospects could be severely harmed.

Furthermore, we are dependent upon managers to oversee our operations. Thus, there can be no assurance that a managers’ experience will be sufficient to successfully achieve our business objectives. All decisions regarding the management of our affairs will be made exclusively by our officers and directors. In the event these persons are ineffective, our business and results of operation would likely be adversely affected.

We are subject to risks relating to portfolio concentration.

Our business is highly dependent on a small number of products, which are based on our main ingredients. Our core post-harvest business includes solutions designed to improve the yields of the packing house but mainly ensure food safety and assisting packing houses to meet the new FSMA requirements. Our ability to market and sell products containing our ingredient to key service providers for treatment in post-harvest food safety industry in order to utilize their market position is important to our future success.

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Our operating results may fluctuate, which makes our results difficult to predict and could cause our results to fall short of expectations.

Our operating results may fluctuate as a result of a number of factors, many of which are outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our quarterly, year-to-date and annual expenses as a percentage of our revenues may differ significantly from our historical or projected rates. Our operating results in future quarters may fall below expectations. Any of these events could cause our stock price to fall. Each of the following factors, among the other risks described herein, may affect our operating results:

●	our ability to penetrate the packing house industry with our products;

●	our ability to generate revenue from our products;

●	the amount and timing of operating costs and capital expenditures related to the maintenance and expansion of our businesses, and operations;

●	our focus on long-term goals over short-term results;

●	the global economic situation; and

●	fluctuations in weather conditions and its impact on the growing of fruits and vegetables.

International expansion of our business exposes us to business, regulatory, political, operational, financial and economic risks associated with doing business outside of the United States, Mexico or Israel.

Other than our headquarters and other operations which are located in Israel (as further described below), we currently have limited international operations. Our business strategy incorporates potentially significant international expansion, particularly in anticipation of approval of our product candidates and we plan to retain sales representatives and third-party distributors, outside of the United States and Israel at a later date. Doing business internationally involves a number of risks, including but not limited to:

●	multiple, conflicting and changing laws and regulations such as privacy regulations, tax laws, export and import restrictions, employment laws, regulatory requirements and other governmental approvals, permits, and licenses;

●	failure by us to obtain regulatory approvals for the use of our product candidates in various countries;

●	additional potentially relevant third-party patent or other intellectual property rights;

●	complexities and difficulties in obtaining protection and enforcing our intellectual property;

●	limits in our ability to penetrate international markets;

●	financial risks, such as longer payment cycles, difficulty collecting accounts receivable, the impact of local and regional financial crises on demand and payment for our products and exposure to foreign currency exchange rate fluctuations;

●	natural disasters, political and economic instability, including wars, terrorism, and political unrest, outbreak of disease, boycotts, curtailment of trade, and other business restrictions;

●	certain expenses including, among others, expenses for travel, translation and insurance; and

●	regulatory and compliance risks that relate to maintaining accurate information and control over sales and activities that may fall within the purview of the U.S. Foreign Corrupt Practices Act, as amended (the “FCPA”) its books and records, or its anti-bribery provisions.

Any of these factors could significantly harm our future international expansion and operations and, consequently, our results of operations.

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Our business depends to some extent on international transactions.

As a result of the international nature of our business, we are exposed to risks associated with changes in foreign currency exchange rates. A majority of our revenues and substantially all of our cost of sales are in U.S. dollars and our management, marketing, sales and research and development costs are in New Israeli Shekels. We are therefore exposed to foreign currency risk due to fluctuations in exchange rates. This may result in gains or losses with respect to movements in exchange rates, which may be significant and may also cause fluctuations in reported financial information that are not necessarily related to our operating results.

Risks Related to Intellectual Property

If we are unable to secure and maintain patent or other intellectual property protection for our products, our ability to compete may be harmed.

Our commercial success depends, in part, on obtaining and maintaining patent and other intellectual property protection for the proprietary blend used in our products and our manufacturing process, as well as continuing to develop and secure trade secrets. We might in the future opt to license intellectual property from other parties. If we, or the other parties from whom we may license intellectual property, fail to obtain and maintain adequate patent or other intellectual property protection for intellectual property used in our products, or if any protection is reduced or eliminated, others could use the intellectual property used in our products, resulting in harm to our competitive business position. In addition, patent and other intellectual property protection may not provide us with a competitive advantage against competitors that devise ways of making competitive products without infringing any patents that we own or to which we have rights.

U.S. patents and patent applications may be subject to interference proceedings, and U.S. patents may be subject to re-examination proceedings in the U.S. Patent and Trademark Office. Foreign patents may be subject to opposition or comparable proceedings in the corresponding foreign patent offices. Any of these proceedings could result in loss of the patent or denial of the patent application, or loss or reduction in the scope of one or more of the claims of the patent or patent application. Changes in either patent laws or in interpretations of patent laws may also diminish the value of our intellectual property or narrow the scope of our protection. Interference, re-examination and opposition proceedings may be costly and time consuming, and we, or the other parties from whom we might potentially license intellectual property, may be unsuccessful in defending against such proceedings. Thus, any patents that we own or might license may provide limited or no protection against competitors. In addition, our pending patent applications and those we may file in the future may have claims narrowed during prosecution or may not result in patents being issued. Even if any of our pending or future applications are issued, they may not provide us with adequate protection or any competitive advantages. Our ability to develop additional patentable technology is also uncertain.

Non-payment or delay in payment of patent fees or annuities, whether intentional or unintentional, may also result in the loss of patents or patent rights important to our business. Many countries, including certain countries in Europe, have compulsory licensing laws under which a patent owner may be compelled to grant licenses to other parties. In addition, many countries limit the enforceability of patents against other parties, including government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of the patent. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States.

If we are unable to prevent unauthorized use or disclosure of our proprietary trade secrets and unprotected know-how, our ability to compete may be harmed.

Proprietary trade secrets, copyrights, trademarks and unprotected know-how are also very important to our business. We rely on a combination of trade secrets, copyrights, trademarks, confidentiality agreements and other contractual provisions and technical security measures to protect certain aspects of our technology, especially where we do not believe that patent protection is appropriate or obtainable. We require our office holders, employees, consultants and distributers of our products and most third parties to execute confidentiality agreements in connection with their relationships with us. However, these measures may not be adequate to safeguard our proprietary intellectual property and conflicts may, nonetheless, arise regarding ownership of inventions. Such conflicts may lead to the loss or impairment of our intellectual property or to expensive litigation to defend our rights against competitors who may be better funded and have superior resources. Our office holders, employees, consultants and other advisors may unintentionally or willfully disclose our confidential information to competitors. In addition, confidentiality agreements may be unenforceable or may not provide an adequate remedy in the event of unauthorized disclosure. Enforcing a claim that a third party illegally obtained and is using our trade secrets is expensive and time consuming, and the outcome is unpredictable. Moreover, our competitors may independently develop equivalent knowledge, methods and know-how. Unauthorized parties may also attempt to copy or reverse engineer certain aspects of our products that we consider proprietary. As a result, other parties may be able to use our proprietary technology or information, and our ability to compete in the market may be harmed.

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We could become subject to patent and other intellectual property litigation that could be costly, result in the diversion of management’s attention, require us to pay damages and force us to discontinue selling our products.

Determining whether a product infringes a patent involves complex legal and factual issues, and the outcome of a patent litigation action is often uncertain. No assurance can be given that patents containing claims covering our products, parts of our products, technology or methods do not exist, have not been filed or could not be filed or issued. Furthermore, our competitors or other parties may assert that our products and the methods we employ in the use of our products are covered by U.S. or foreign patents held by them. In addition, because patent applications can take many years to issue and because publication schedules for pending applications vary by jurisdiction, there may be applications now pending of which we are unaware and which may result in issued patents which our current or future products infringe. Also, because the claims of published patent applications can change between publication and patent grant, there may be published patent applications with claims that we infringe. There could also be existing patents that one or more of our products or parts may infringe and of which we are unaware. As the number of competitors in the post-harvest market grows, and as the number of patents issued grows, the possibility of patent infringement claims against us increases.

Infringement actions and other intellectual property claims and proceedings brought against or by us, whether with or without merit, may cause us to incur substantial costs and could place a significant strain on our financial resources, divert the attention of management from our business and harm our reputation. Some of our competitors may be able to sustain the costs of complex patent or intellectual property litigation more effectively than we can because they have substantially greater resources.

We cannot be certain that we will successfully defend against allegations of infringement of patents and intellectual property rights of others. In the event that we become subject to a patent infringement or other intellectual property lawsuit and if the other party’s patents or other intellectual property were upheld as valid and enforceable and we were found to infringe the other party’s patents or violate the terms of a license to which we are a party, we could be required to pay damages. We could also be prevented from selling our products unless we could obtain a license to use technology or processes covered by such patents or will be able to redesign the product to avoid infringement. A license may not be available at all or on commercially reasonable terms or we may not be able to redesign our products to avoid infringement. Modification of our products or development of new products could require us to conduct clinical trials and to revise our filings with the applicable regulatory bodies, which would be time consuming and expensive. In these circumstances, we may be unable to sell our products at competitive prices or at all, our business and operating results could be harmed.

We may be subject to claims challenging the inventorship or ownership of our patents and other intellectual property.

We may be subject to claims that former employees, collaborators, or other third parties have an ownership interest in our patents or other intellectual property. Ownership disputes may arise in the future, for example, from conflicting obligations of consultants or others who are involved in developing our product candidates. Litigation may be necessary to defend against these and other claims challenging inventorship or ownership. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

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We may experience claims that our products infringe the intellectual property rights of others, which may cause us to incur unexpected costs or prevent us from selling our products or services.

We continually seek to improve our business processes and develop new products and applications in a crowded patent space that we must continually monitor to avoid infringement. We cannot guarantee that we will not experience claims that our processes and products infringe issued patents (whether present or future) or other intellectual property rights belonging to others.

From time to time, we oppose patent applications that we consider overbroad or otherwise invalid in order to maintain the ability to operate freely in our various business lines without the risk of being sued for patent infringement. If, however, patents are subsequently issued on any such applications by other parties, or if patents belonging to others already exist that cover our products, processes or technologies, we could experience claims for infringement or have to take other remedial or curative actions to continue our manufacturing and sales activities with respect to one or more products. Likewise, our competitors may also already hold or have applied for patents in the United States or abroad that, if enforced or issued, could prevail over our patent rights or otherwise limit our ability to manufacture or sell one or more of our products in the United States or abroad. Any actions asserted against us could include payment of damages for infringement, stopping of use of said product, or a requirement that we obtain licenses from these parties or substantially re-engineer our products or processes in order to avoid infringement. We may not be able to obtain the necessary licenses on acceptable terms, or at all, or be able to re-engineer our products successfully. Further, intellectual property litigation is expensive and time-consuming, regardless of the merits of any claim, and could divert our management’s attention from operating our business.

Risks Related to Regulatory Compliance

If we or our contractors or service providers fail to comply with laws and regulations, we or they could be subject to regulatory actions, which could affect our ability to develop, market and sell our products or future products that we may develop and may harm our reputation in our industry.

If we or our manufacturers or other third-party contractors fail to comply with applicable federal, state or foreign laws or regulations, including with respect to food treatment, we could be subject to regulatory actions, which could affect our ability to develop, market and sell our current products or any future products which we may develop in the future and could harm our reputation and lead to reduced demand for or non-acceptance of our proposed products by the market.

Regulatory reforms may adversely affect our ability to sell our products profitably.

From time to time, legislation is drafted and introduced in the United States, Mexico, Israel or other countries in which we operate, that could significantly change the statutory provisions governing the clearance or approval, manufacture and marketing of our products, including in the food health industry. In addition, regulations and guidance may often be revised or reinterpreted by the regulatory authorities in ways that may significantly affect our business and our products. It is impossible to predict whether legislative changes will be enacted, or interpretations changed, and what the impact of such changes, if any, may be.

Risks Related to Our Operations in Israel

Conditions in Israel, including the recent attack by Hamas and other terrorist organizations from the Gaza Strip and Israel’s war against them, may adversely affect our operations and limit our ability to manage and market our products, which would lead to a decrease in revenues.

Because most of our operations are conducted in Israel and all members of our board of directors, management, as well as a majority of our employees and consultants, including employees of our service providers, are located in Israel, our business and operations are directly affected by economic, political, geopolitical and military conditions affecting Israel. Since the establishment of the State of Israel in 1948, a number of armed conflicts have occurred between Israel and its neighboring countries and other hostile non-state actors. These conflicts have involved missile strikes, hostile infiltrations and terrorism against civilian targets in various parts of Israel, which have negatively affected business conditions in Israel.

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In October 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Hamas also launched extensive rocket attacks on Israeli population and industrial centers located along Israel’s border with the Gaza Strip and in other areas within the State of Israel. These attacks resulted in extensive deaths, injuries and kidnapping of civilians and soldiers. Following the attack, Israel’s security cabinet declared war against Hamas and a military campaign against these terrorist organizations commenced in parallel to their continued rocket and terror attacks. Furthermore, hostilities along Israel’s northern border with Hezbollah located in Lebanon have accelerated, and this clash may escalate in the future into a greater regional conflict.

The intensity and duration of Israel’s current war against Hamas is difficult to predict, as are such war’s economic implications on the Company’s business and operations and on Israel’s economy in general. These events may be intertwined with wider macroeconomic indications of a deterioration of Israel’s economic standing, which may have a material adverse effect on the Company and its ability to effectively conduct its operations.

It is possible that other terrorist organizations will join the hostilities as well, including Hezbollah in Lebanon, and Palestinian military organizations in the West Bank, as well as other hostile countries, such as Iran, will join the hostilities. Our facilities are not only within the range of rockets from the Gaza Strip, but also within the range of rockets that can be fired from Lebanon, Syria or elsewhere in the Middle East. In the event that our facilities are damaged as a result of hostile action or hostilities otherwise disrupt the ongoing operation of our facilities, our ability to deliver products to customers in a timely manner to meet our contractual obligations with customers and vendors could be materially and adversely affected.

Our commercial insurance does not cover losses that may occur as a result of events associated with war and terrorism. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained or that it will sufficiently cover our potential damages. Any losses or damages incurred by us could have a material adverse effect on our business.

As a result of the Israeli security cabinet’s decision to declare war against Hamas, and possible hostilities with other organizations, several hundred thousand Israeli military reservists were drafted to perform immediate military service. Certain of our employees and consultants in Israel, including Save Foods Ltd.’s chief executive officer, and employees of our service providers located in Israel, have been called, and additional employees may be called, for service in the current or future wars or other armed conflicts with Hamas, and such persons may be absent for an extended period of time. Although we have certain manufacturing capabilities in the United States, our Israeli operations may be disrupted by such absences, which may materially and adversely affect our business and results of operations. Additionally, the absence of employees of our Israeli suppliers and contract manufacturers due to their military service in the current war or future wars or other armed conflicts may disrupt their operations, which in turn may event our materially and adversely affect our ability to deliver or provide products and services to customers.

In addition, popular uprisings in various countries in the Middle East and North Africa have affected the political stability of those countries. Such instability may lead to a deterioration in the political and trade relationships that exist between the State of Israel and these countries. Moreover, some countries around the world restrict doing business with Israel and Israeli companies, and additional countries may impose restrictions on doing business with Israel and Israeli companies if hostilities in Israel or political instability in the region continues or increases. These restrictions may limit materially our ability to obtain raw materials from these countries or sell our products to companies and customers in these countries. In addition, there have been increased efforts by activists to cause companies and consumers to boycott Israeli goods. Such efforts, particularly if they become more widespread, may materially and adversely impact our ability to sell our products outside of Israel.

Furthermore, following Hamas’ attack on Israel and Israel’s security cabinet declaration of war against Hamas, the Houthi movement, which controls parts of Yemen, launched a number of attacks on marine vessels traversing the Red Sea, which marine vessels were thought to either be in route towards Israel or to be partly owned by Israeli businessmen. The Red Sea is a vital maritime route for international trade traveling to or from Israel. As a result of such disruptions, we may experience in the future delays in supplier deliveries, extended lead times, and increased cost of freight, increased insurance costs, purchased materials and manufacturing labor costs. The risk of ongoing supply disruptions may further result in delayed deliveries of our products.

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Prior to the Hamas attack in October 2023, the Israeli government pursued extensive changes to Israel’s judicial system, which sparked extensive political debate and unrest. In response to such initiative, many individuals, organizations and institutions, both within and outside of Israel, have voiced concerns that the proposed changes may negatively impact the business environment in Israel including due to reluctance of foreign investors to invest or transact business in Israel as well as to increased currency fluctuations, downgrades in credit rating, increased interest rates, increased volatility in security markets, and other changes in macroeconomic conditions. The risk of such negative developments has increased in light of the recent Hamas attacks and the war against Hamas declared by Israel. To the extent that any of these negative developments do occur, they may have an adverse effect on our business, our results of operations and our ability to raise additional funds, if deemed necessary by our management and board of directors.

We may not be able to enforce covenants not-to-compete under current Israeli law that might result in added competition for our products.

We have non-competition agreements with all of our employees, all of which are governed by Israeli law. These agreements prohibit our employees from competing with or working for our competitors, generally during their employment and for up to 12 months after termination of their employment. However, Israeli courts are reluctant to enforce non-compete undertakings of former employees and tend, if at all, to enforce those provisions for relatively brief periods of time in restricted geographical areas, and only when the employee has obtained unique value to the employer specific to that employer’s business and not just regarding the professional development of the employee. If we are not able to enforce non-compete covenants, we may be faced with added competition.

It may be difficult to acquire jurisdiction and enforce liabilities against our officers and directors who are based in Israel.

All of our officers and directors reside outside of the United States and most of our operations are located outside the United States. As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under federal securities laws. Moreover, we have been advised that Israel does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear if extradition treaties now in effect between the United States and Israel would permit effective enforcement of criminal penalties of the federal securities laws.

Risks Related to Ownership of Our Common Stock

We may not satisfy Nasdaq’s requirements for continued listing. If we cannot satisfy these requirements, Nasdaq could delist our securities.

Our Common Stock is listed on Nasdaq under the symbol “SVFD”. To continue to be listed on Nasdaq, we are required to satisfy a number of conditions, including a minimum bid price of at least $1.00 per share of Common Stock, a market value of our publicly held shares of at least $1 million and shareholders’ equity of at least $2.5 million.

On April 25, 2023, we received a letter from Nasdaq’s Listing Qualifications Department that for the last 30 consecutive business days, the closing bid price for our Common Stock was below $1.00, which is the minimum closing bid price required for continued listing on Nasdaq pursuant to Nasdaq Listing Rule 5450(a)(1). We were provided a compliance period until October 22, 2023, to regain compliance with the minimum closing bid price requirement. We effected the 1-for-7 reverse stock split of our Common Stock on October 5, 2023, and our Common Stock began to trade on the Nasdaq Capital Market on a post-reverse stock split basis at $3.08 per share on October 6, 2023. On October 20, 2023, Nasdaq’s Listing Qualification Department notified us that from October 6, 2023, to October 19, 2023, the closing bid price of our Common Stock has been $1.00 per share or greater. Accordingly, Nasdaq informed the Company that it regained compliance with the Minimum Bid Price and that this matter is now closed. However, we cannot guarantee that in the future we will continue to be in compliance with the requirements for continued listing on the Nasdaq Capital Market.

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If we are delisted from the Nasdaq Capital Market, trading in our securities may be conducted, if available, on the OTC Markets or, if available, via another market. In the event of such delisting, our shareholders would likely find it significantly more difficult to dispose of, or to obtain accurate quotations as to the value of our securities, and our ability to raise future capital through the sale of our securities could be severely limited. In addition, if our securities were delisted from the Nasdaq, our Common Stock could be considered a “penny stock” under the U.S. federal securities laws. Additional regulatory requirements apply to trading by broker-dealers of penny stocks that could result in the loss of an effective trading market for our securities.

The market price of our Common Stock may be highly volatile.

The market price of our Common Stock is likely to be volatile. Our Common Stock price could be subject to wide fluctuations in response to a variety of factors, including the following:

●	reports of adverse events with respect to the commercialization and distribution of our products;

●	inability to obtain additional funding;

●	any delay in filing a regulatory submission for any of our products and any adverse development or perceived adverse development with respect to the review of that regulatory submission by the EPA, the FDA or other regulatory authority;

●	failure to successfully develop and commercialize our products;

●	failure to enter into strategic collaborations;

●	failure by us or strategic collaboration partners to prosecute, maintain or enforce our intellectual property rights;

●	changes in laws or regulations applicable to future products;

●	inability to scale up our manufacturing capabilities through third-party manufacturers, inability to obtain adequate product supply for our products or the inability to do so at acceptable prices;

●	introduction of new products or technologies by our competitors;

●	failure to meet or exceed financial projections we may provide to the public;

●	failure to meet or exceed the financial expectations of the investment community;

●	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by our competitors;

●	disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our platform technologies, technologies, products or product candidates;

●	additions or departures of key scientific or management personnel;

●	significant lawsuits, including patent or stockholder litigation;

●	changes in the market valuations of similar companies;

●	sales of our securities by us or our stockholders in the future; and

●	trading volumes of our securities.

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In addition, companies trading in the stock market have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our Common Stock, regardless of our actual operating performance.

Sales of a substantial number of shares of our Common Stock in the public market by our existing stockholders could cause our share price to fall.

Sales of a substantial number of shares of our Common Stock in the public market, or the perception that these sales might occur, could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our Common Stock.

Nevada law and provisions in our articles of incorporation and bylaws could make a merger, tender offer or proxy contest difficult, thereby depressing the market price of our Common Stock.

Our status as a Nevada corporation and the anti-takeover provisions of the Nevada Revised Statutes may discourage, delay or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, even if a change of control would be beneficial to our existing stockholders. In addition, our articles of incorporation (the “Articles of Incorporation”) and bylaws contain provisions that may make the acquisition of the Company more difficult, including the following:

●	our stockholders will only be able to take action at a meeting of stockholders and will not be able to take action by written consent for any matter;

●	our board of directors is classified into three classes of directors with staggered three-year terms;

●	a special meeting of our stockholders may only be called by a majority of our board of directors;

●	advance notice procedures apply for stockholders to nominate candidates for election as directors or to bring matters before an annual meeting of stockholders; and

●	certain litigation against us can only be brought in Nevada.

These provisions, alone or together, could discourage, delay or prevent a transaction involving a change in control of the Company. These provisions could also discourage proxy contests and make it more difficult for stockholders to elect directors of their choosing and to cause us to take other corporate actions they desire, any of which, under certain circumstances, could limit the opportunity for our stockholders to receive a premium for their shares of our Common Stock, and could also affect the price that some investors are willing to pay for our Common Stock.

We may be subject to securities litigation, which is expensive and could divert management attention.

In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could seriously hurt our business. Any adverse determination in litigation could also subject us to significant liabilities.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they adversely change their recommendations or publish negative reports regarding our business or our Common Stock, our stock price and trading volume could decline.

The trading market for our Common Stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. We do not have any control over these analysts and we cannot provide any assurance that analysts will cover us or provide favorable coverage. If any of the analysts who may cover us adversely change their recommendation regarding our shares, or provide more favorable relative recommendations about our competitors, our stock price would likely decline. If any analysts who may cover us were to cease coverage of the Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

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We do not anticipate paying any cash dividends in the foreseeable future.

We have never declared or paid cash dividends, and we do not anticipate paying cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Common Stock as a source for any future dividend income. Our board of directors has complete discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiary, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors.

We may need additional capital, and the sale of additional shares or equity or debt securities could result in additional dilution to our stockholders.

We may require additional cash resources due to changed business conditions or other future developments, including adverse effects to our business from global inflation and recession related issues. If these resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain one or more credit facilities. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. It is uncertain whether financing will be available in amounts or on terms acceptable to us, if at all.

General Risk Factors

Disruptions to our information technology systems due to cyber-attacks or our failure to upgrade and adjust our information technology systems, may materially impair our operations, hinder our growth and materially and adversely affect our business and results of operations.

We believe that an appropriate information technology (“IT”), infrastructure is important in order to support our daily operations and the growth of our business. If we experience difficulties in implementing new or upgraded information systems or experience significant system failures, or if we are unable to successfully modify our management information systems or respond to changes in our business needs, we may not be able to effectively manage our business, and we may fail to meet our reporting obligations. Additionally, if our current back-up storage arrangements and our disaster recovery plan are not operated as planned, we may not be able to effectively recover our information system in the event of a crisis, which may materially and adversely affect our business and results of operations.

In the current environment, there are numerous and evolving risks to cybersecurity and privacy, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, employee malfeasance and human or technological error. High-profile security breaches at other companies and in government agencies have increased in recent years, and security industry experts and government officials have warned about the risks of hackers and cyber-attacks targeting businesses such as ours. Computer hackers and others routinely attempt to breach the security of technology products, services and systems, and to fraudulently induce employees, customers, or others to disclose information or unwittingly provide access to systems or data. We can provide no assurance that our current IT system or any updates or upgrades thereto and the current or future IT systems of our distributors use or may use in the future, are fully protected against third-party intrusions, viruses, hacker attacks, information or data theft or other similar threats. Legislative or regulatory action in these areas is also evolving, and we may be unable to adapt our IT systems or to manage the IT systems of third parties to accommodate these changes. We have experienced and expect to continue to experience actual or attempted cyber-attacks of our IT networks. Although none of these actual or attempted cyber-attacks has had a material adverse impact on our operations or financial condition, we cannot guarantee that any such incidents will not have such an impact in the future.

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Failure to comply with anti-bribery, anti-corruption and anti-money laundering laws could subject us to penalties and other adverse consequences.

We are subject to the FCPA and other anticorruption, anti-bribery and anti-money laundering laws in the jurisdictions in which we do business, both domestic and abroad. These laws generally prohibit us and our employees from improperly influencing government officials or commercial parties in order to obtain or retain business, direct business to any person or gain any advantage. The FCPA and other applicable anti-bribery and anti-corruption laws also may hold us liable for acts of corruption and bribery committed by our third-party business partners, representatives and agents. In addition, we leverage third parties to sell our products and conduct our business abroad. We and our third-party business partners, representatives and agents may have direct or indirect interactions with officials and employees of government agencies, or state-owned or affiliated entities and we may be held liable for the corrupt or other illegal activities of these third-party business partners and intermediaries, our employees, representatives, contractors, channel partners and agents, even if we do not explicitly authorize such activities. These laws also require that we keep accurate books and records and maintain internal controls and compliance procedures designed to prevent any such actions. While we have policies and procedures to address compliance with such laws, we cannot assure you that our employees and agents will not take actions in violation of our policies or applicable law, for which we may be ultimately held responsible and our exposure for violating these laws increases as our international presence is established and as we increase sales and operations in foreign jurisdictions. Any violation of the FCPA or other applicable anti-bribery, anti-corruption laws and anti-money laundering laws could result in whistleblower complaints, adverse media coverage, investigations, imposition of significant legal fees, loss of export privileges, severe criminal or civil sanctions or suspension or debarment from U.S. government contracts, substantial diversion of management’s attention, a decline in the market price of our Common Stock or overall adverse consequences to our reputation and business, all of which may have an adverse effect on our results of operations and financial condition.

We incur additional increased costs as a result of the listing of our Common Stock on Nasdaq, and our management is required to devote substantial time to new compliance initiatives and reporting requirements.

As a public company, we incur significant accounting, legal and other expenses as a result of the listing of our Common Stock on Nasdaq. These include costs associated with corporate governance requirements of the Securities Exchange Commission, or the SEC, and the Marketplace Rules of Nasdaq, as well as requirements under Section 404 and other provisions of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. These rules and regulations increase our legal and financial compliance costs, introduce costs such as investor relations, stock exchange listing fees and shareholder reporting, and make some activities more time consuming and costly. Any future changes in the laws and regulations affecting public companies in the United States, including Section 404 and other provisions of the Sarbanes-Oxley Act, the rules and regulations adopted by the SEC and the rules of the Nasdaq Stock Market may result in increased costs to us as we respond to such changes. These laws, rules and regulations could make it more difficult or more costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

We face risks related to compliance with corporate governance laws and financial reporting standards.

The Sarbanes-Oxley Act of 2002, as well as related new rules and regulations implemented by the SEC and the Public Company Accounting Oversight Board, require changes in the corporate governance practices and financial reporting standards for public companies. These new laws, rules and regulations, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002 relating to internal control over financial reporting, have materially increased the legal and financial compliance costs of small companies and have made some activities more time-consuming and more burdensome.

The ongoing conflict in Ukraine may result in market volatility that could adversely affect our business.

In late February 2022, Russia invaded Ukraine, significantly amplifying already existing geopolitical tensions among Russia and other countries in the region and in the west, including the U.S. Russia’s invasion, the responses of countries and political bodies to Russia’s actions, the larger overarching tensions, and Ukraine’s military response and the potential for wider conflict may increase financial market volatility and could have severe adverse effects on regional and global economic markets. The foregoing may adversely affect our customers’ ability to sell produce to Russia or other countries in the geographic vicinity.

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Following Russia’s actions, various countries, including the U.S., Canada, the United Kingdom, Germany and France, as well as the European Union, issued broad-ranging economic sanctions against Russia. Such sanctions included, among other things, a prohibition on doing business with certain Russian companies, officials and oligarchs; a commitment by certain countries and the European Union to remove selected Russian banks from the Society for Worldwide Interbank Financial Telecommunications electronic banking network that connects banks globally; and restrictive measures to prevent the Russian Central Bank from undermining the impact of the sanctions. To date the ongoing conflict has not affected our financial condition, yet the current sanctions (and potential further sanctions in response to continued Russian military activity) and other actions may have adverse effects on regional and global economic markets and may result in increased volatility in the price of our Common Stock.

If we fail to implement and maintain effective internal control over financial reporting, we may be unable to report our financial results accurately or meet our reporting obligations.

The process of determining whether our existing internal controls over financial reporting systems are compliant with Section 404(a) and whether there are any material weaknesses or significant deficiencies in our existing internal controls requires the investment of substantial time and resources, including by our Chief Executive Officer, Chief Financial Officer and other members of our senior management and finance team. This determination and any remedial actions required could divert internal resources and take a significant amount of time and effort to complete and could result in us incurring additional costs that we did not anticipate, including the hiring of outside consultants. We could experience higher than anticipated operating expenses and higher independent auditor fees during and after the implementation of these changes.

Irrespective of compliance with Section 404, any failure of our internal controls could have a material adverse effect on our stated results of operations and harm our reputation. In connection with the issuance of our financial statements for each of the years ended December 31, 2019, and 2020, we identified a material weakness in our internal control over financial reporting that we subsequently remediated. If we identify future material weaknesses in our internal control of financial reporting, and if we are unable to implement any of the required changes to our internal control over financial reporting effectively or efficiently or are required to do so earlier than anticipated, it could adversely affect our operations, financial reporting and/or results of operations and could result in an adverse opinion on internal controls from our management and, once we lose our emerging growth company status, our independent auditors. Further, if our internal control over financial reporting is not effective, the reliability of our financial statements may be questioned, and our share price may suffer.

Risks Related to this Offering

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our Common Stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity in our Common Stock. As a result, fewer broker-dealers may be willing to make a market in our Common Stock, reducing a stockholder’s ability to resell shares of our Common Stock.

It is not possible to predict the actual number of shares we will sell under our agreement with the Investor, or the actual gross proceeds resulting from those sales.

On December 22, 2023, we entered into the Purchase Agreement with the Investor pursuant to which the Investor has agreed to purchase up to $20 million shares of Common Stock over the course of 36 months after the date of the Purchase Agreement. The price of shares to be issued under the Purchase Agreement will be 94% of the lowest VWAP of the Company’s Common Stock for the three trading days immediately following the delivery of each Advance notice by the Company. Each Advance is subject to a maximum amount equal to the greater of 100% of the Daily Traded Amount (being the product obtained by multiplying the daily trading volume of the Company’s Common Stock as reported by Bloomberg L.P., by the VWAP for such trading day) during the five trading days immediately preceding an Advance notice or $500,000 in Common Stock. With respect to each Advance notice, if the Company notifies the Investor of a minimum acceptable price with respect to such Advance, then if there is no VWAP or if such price is below the minimum price indicated by the Company, there will be an automatic reduction to the amount of the Advance by one third, and that day will be excluded from the pricing period.

The conditions that must be satisfied prior to the Investor advancing the Company funds pursuant to the terms of a promissory note include obtaining shareholder approval of the transactions contemplated by the Purchase Agreement, no events which could have a material adverse on the Company and other conditions customary of financings of this nature.

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We generally have the right to control the timing and amount of any sales of our Common Stock to the Investor under the Purchase Agreement. Sales of our shares of Common Stock, if any, to the Investor under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Investor all, some or none of the shares of Common Stock that may be available for us to sell to the Investor pursuant to the Purchase Agreement.

Because the purchase price per share to be paid by the Investor for the shares of Common Stock that we may elect to sell to the Investor under the Purchase Agreement, if any, will fluctuate based on the market prices of our shares of Common Stock at the time we elect to sell shares to the Investor, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of Common Stock that we will sell to the Investor under the Purchase Agreement, the purchase price per share that the Investor will pay for shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by the Investor under the Purchase Agreement.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to the Investor. If and when we do elect to sell our shares of Common Stock to the Investor pursuant to the Purchase Agreement, after the Investor has acquired such shares, the Investor may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from the Investor in this offering at different times will likely pay different prices for those shares, and thus may experience different levels of dilution and outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Investor in this offering because of future sales made by us to the Investor at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to the Investor under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Investor may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

We completed a reverse stock split on October 5, 2023, in an effort to regain compliance with Nasdaq listing rules and we cannot predict the effect that such reverse stock split will have on the market price of our Common Stock.

On April 25, 2023, we received a deficiency letter from Nasdaq notifying us that for the last 30 consecutive business days the bid price for our Common Stock had closed below the Minimum Bid Price requirement for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) and that we had until October 22, 2023, to regain compliance with the Bid Price Rule.

Our board of directors approved a 1-for-7 reverse stock split of our Common Stock which became effective on October 5, 2023, in order to regain compliance with the Minimum Bid Price. We cannot predict the effect that the reverse stock split will have on the market price for shares of our Common Stock, and the history of similar reverse stock splits for companies in like circumstances has varied. Some investors may have a negative view of a reverse stock split. Even if the reverse stock split has a positive effect on the market price for shares of our Common Stock, performance of our business and financial results, general economic conditions and the market perception of our business, and other adverse factors which may not be in our control could lead to a decrease in the price of our Common Stock following the reverse stock split.

Furthermore, even if the reverse stock split does result in an increased market price per share of our Common Stock, the market price per share following the reverse stock split may not increase in proportion to the reduction of the number of shares of our Common Stock outstanding before the implementation of the reverse stock split. Accordingly, even with an increased market price per share, the total market capitalization of shares of our Common Stock after a reverse stock split could be lower than the total market capitalization before the reverse stock split. Also, even if there is an initial increase in the market price per share of our Common Stock after a reverse stock split, the market price may not remain at that level.

If the market price of shares of our Common Stock declines following the reverse stock split, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split due to decreased liquidity in the market for our Common Stock. Accordingly, the total market capitalization of our Common Stock following the reverse stock split could be lower than the total market capitalization before the reverse stock split.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current assumptions, expectations and beliefs concerning future developments and their potential effect on our business. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “approximately,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although the absence of these words does not necessarily mean that a statement is not forward-looking. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements.

This prospectus should be read in conjunction with the consolidated financial statements for the years ended December 31, 2022, and 2021 and related notes and other documents incorporated by reference herein. We cannot predict all the risks and uncertainties. Accordingly, such information should not be regarded as representations that the results or conditions described in such statements or that our objectives and plans will be achieved, and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. These forward-looking statements are found at various places throughout this prospectus and include information concerning possible or assumed future results of our operations, including statements about potential acquisition or merger targets; business strategies; future cash flows; financing plans; plans and objectives of management; any other statements regarding future acquisitions, future cash needs, future operations, business plans and future financial results, and any other statements that are not historical facts.

All forward-looking statements speak only as of the date of this prospectus. We undertake no obligation to update any forward-looking statements or other information contained herein. Shareholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this prospectus are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved.

These forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Considering these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. All subsequent written and oral forward-looking statements concerning other matters addressed in this prospectus and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements.

Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

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USE OF PROCEEDS

This prospectus relates to shares of Common Stock that may be offered and sold from time to time by the Selling Stockholder. We will receive none of the proceeds from the sale of Common Stock by the Selling Stockholder in this Offering.

We may receive up to $20 million in gross proceeds from any sales we may make to the Selling Stockholder pursuant to the Purchase Agreement from time to time for up to thirty-six months from the date of the Purchase Agreement after the registration statement of which this prospectus forms a part is declared effective. Any net proceeds from the Selling Stockholder that we receive under the Purchase Agreement will be used to make any payments due under an outstanding Note, for general corporate purposes, capital expenditures, working capital and general and administrative expenses.

However, as we are unable to predict the timing or amount of potential issuances of shares of Common Stock issuable under the Purchase Agreement, we cannot specify with certainty all of the particular uses for the net proceeds that we will have from the sale of such shares. Accordingly, our management will have broad discretion in the application of the net proceeds. We may use the proceeds for purposes that are not contemplated at the time of this Offering. It is possible that no additional shares will be issued under the Purchase Agreement.

DETERMINATION OF THE OFFERING PRICE

The Selling Stockholder will offer shares of our Common Stock at the prevailing market prices or at privately negotiated prices. The offering price of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our Common Stock may not trade at the market prices in excess of the offering prices for Common Stock in any public market, will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for our Common Stock.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Price for our Common Stock

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “SVFD.” The last reported sales price of our Common Stock on Nasdaq on January 29, 2024, was $1.615 per share.

Holders

As of January 29, 2024, there were 186 holders of record of our Common Stock.

Penny Stock Regulations

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our Common Stock is currently within the definition of a penny stock and will be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

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For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

In addition to the “penny stock” rules promulgated by the SEC, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit the investors’ ability to buy and sell our stock.

Dividend Policy

We have never paid cash dividends on any of our capital stock, and we currently intend to retain our future earnings, if any, to fund the development and growth of our business. We do not intend to pay cash dividends to holders of our Common Stock in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information regarding our equity compensation plans as of December 31, 2023.

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders:
2018 Equity Incentive Plan	27,518	$23.66	12,995
2022 Share Incentive Plan	-	$-	641,787
Total equity compensation plans approved by securityholders	33,533	$21.00	654,782
Equity compensation plans not approved by securityholders	-	-	-

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2018 Equity Incentive Plan

The 2018 Equity Incentive Plan provides for the grant of incentive stock options to employees of the Company, including officers and directors, and non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares and other stock or cash awards as the board of directors may determine, to the Company’s employees, directors and consultants. 12,995 shares of Common Stock are issuable under the 2018 Equity Incentive Plan.

2022 Share Incentive Plan

The 2022 Share Incentive Plan (the “2022 Plan”) provides for the grant of incentive stock options and nonqualified stock options, restricted shares of Common Stock, restricted stock units and other share-based awards to any employee, director, officer, consultant, advisor and any other person or entity who provides services to the Company or any parent, subsidiary, or affiliate thereof. 641,787 shares of Common Stock are issuable under the 2022 Plan.

The 2022 Plan is currently administered by the board of directors Subject to the provisions of the 2022 Plan, the board determines subject to applicable law, awards granted thereunder, designates recipients of awards, determines and amends the terms of awards, including any vesting schedule applicable to an award. The board also has the authority to amend and rescind rules and regulations relating to the 2022 Plan or terminate the 2022 Plan at any time before the date of expiration of its ten-year term.

The 2022 Plan provides for granting awards under various tax regimes, including, without limitation, in compliance with Section 102 of the Israeli Income Tax Ordinance (New Version), 5721-1961 (the “Ordinance”), and Section 3(i) of the Ordinance and for awards granted to our United States employees or service providers, including those who are deemed to be residents of the United States for tax purposes, Section 422 of the Code and Section 409A of the Code. Section 102 of the Ordinance allows employees, directors and officers who are not controlling shareholders and are considered Israeli residents to receive favorable tax treatment for compensation in the form of shares or options. Our non-employee service providers and controlling shareholders may only be granted options under section 3(i) of the Ordinance, which does not provide for similar tax benefits.

Awards granted under the 2022 Plan to U.S. residents may qualify as “incentive stock options” within the meaning of Section 422 of the Code. The exercise price for “incentive stock options” must not be less than the fair market value on the date on which an option is granted, or 110% of the fair market value if the option holder holds more than 10% of our share capital. Notwithstanding the foregoing provisions, options may be granted with a per share exercise price of less than 100% of the fair market value per share on the date of grant pursuant to the issuance or assumption of an option in a transaction to which Section 424(a) of the Code applies in a manner consistent with said Section 424(a).

With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2022 Plan, the board may, in its discretion, accept cash, provide for net withholding of shares in a cashless exercise mechanism or direct a securities broker to sell shares and deliver all or a part of the proceeds to the Company or the trustee.

In the event of termination of a grantee’s employment or service with the Company or any of its affiliates, all vested and exercisable awards held by such grantee as of the date of termination generally may be exercised within three months after such date of termination. After such three-month period, all such unexercised awards will terminate and the shares covered by such awards shall again be available for issuance under the 2022 Plan. In the event of termination of a grantee’s employment or service with the company or any of its affiliates due to such grantee’s death, permanent disability or retirement, all vested and exercisable awards held by such grantee as of the date of termination may be exercised by the grantee or the grantee’s legal guardian, estate, or by a person who acquired the right to exercise the award by bequest or inheritance, as applicable, within twelve months after such date of termination. Any awards which are unvested as of the date of such termination or which are vested but not then exercised within the twelve-month period following such date, will terminate and the shares covered by such awards shall again be available for issuance under the 2022 Plan. Notwithstanding any of the foregoing, if a grantee’s employment or services with the Company or any of its affiliates is terminated for “cause” (as defined in the 2022 Plan), all outstanding awards held by such grantee (whether vested or unvested) will terminate on the date of such termination and the shares covered by such awards shall again be available for issuance under the 2022 Plan.

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Other than by will, the laws of descent and distribution or as otherwise provided under the 2022 Plan, neither the options nor any right in connection with such options are assignable or transferable.

In the event of a share split, reverse share split, share dividend, recapitalization, combination or reclassification of our shares, or any other increase or decrease in the number of issued shares effected without receipt of consideration by the company (but not including the conversion of any convertible securities of the company), the board in its sole discretion shall make an appropriate adjustment in the number of shares related to each outstanding award and to the number of shares reserved for issuance under the 2022 Plan, to the class and kind of shares subject to the 2022 Plan, as well as the exercise price per share of each outstanding award, as applicable, the terms and conditions concerning vesting and exercisability and the term and duration of outstanding awards, or any other terms that the board adjusts in its discretion, or the type or class of security, asset or right underlying the award (which need not be only that of the Company, and may be that of the surviving corporation or any affiliate thereof or such other entity party to any of the above transactions); provided that any fractional shares resulting from such adjustment shall be rounded down to the nearest whole share unless otherwise determined by the administrator. In the event of a distribution of a cash dividend to all shareholders, the administrator may determine, without the consent of any holder of an award, that the exercise price of an outstanding and unexercised award shall be reduced by an amount equal to the per share gross dividend amount distributed by the Company, subject to applicable law.

In the event of a merger or consolidation, or a sale of all, or substantially all, of the Company’s shares or assets or other transaction having a similar effect on the Company, or change in the composition of the board of directors, or liquidation or dissolution, or such other transaction or circumstances that the board of directors determines to be a relevant transaction, then without the consent of the grantee, the administrator may but is not required to (i) cause any outstanding award to be assumed or substituted by such successor corporation, or (ii) regardless of whether or not the successor corporation assumes or substitutes the award (a) provide the grantee with the option to exercise the award as to all or part of the shares, and may provide for an acceleration of vesting of unvested awards, or (b) cancel the award and pay in cash, shares of the company, the acquirer or other corporation which is a party to such transaction or other property as determined by the administrator as fair in the circumstances. Notwithstanding the foregoing, the administrator may upon such event amend, modify or terminate the terms of any award as it shall deem, in good faith, appropriate.

Effect of Performance of the Purchase Agreement on Our Stockholders

All 6,666,667 shares of our Common Stock being registered for resale by the Investor under the registration statement that includes this prospectus which have been or may be issued or sold by us to the Investor under the Purchase Agreement are expected to be freely tradable. It is anticipated that shares registered in this offering will be sold until the earlier of January 2027 or when the Investor has purchased an aggregate of $20 million of our shares.

The sale by the Investor of a significant amount of shares registered in this offering at any given time could cause the market price of our Common Stock to decline and to be highly volatile. Sales of our Common Stock to the Investor, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Investor all, some or none of the additional shares of our Common Stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to the Investor, after the Investor has acquired the shares, the Investor may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to the Investor by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our Common Stock. In addition, if we sell a substantial number of shares to the Investor under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Investor may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our shares to the Investor and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

If and when we elect to sell shares of our Common Stock to the Investor pursuant to the Purchase Agreement, after the Investor has acquired such shares, the Investor may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from the Investor in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Investor in this offering as a result of future sales made by us to the Investor at prices lower than the prices such investors paid for their shares in this offering.

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Pursuant to the Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to the Investor. Sales of our Common Stock, if any, to the Investor under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Investor all, some or none of the shares of our Common Stock that may be available for us to sell to the Investor pursuant to the Purchase Agreement. Because the purchase price per share to be paid by the Investor for the shares of Common Stock that we may elect to sell to the Investor under the Purchase Agreement, if any, will fluctuate based on the market prices of our Common Stock at the time we elect to sell shares to the Investor pursuant to the Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of Common Stock that we will sell to the Investor under the Purchase Agreement, the purchase price per share that the Investor will pay for shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by the Investor under the Purchase Agreement.

Moreover, although the Purchase Agreement provides that we may, in our discretion, from time to time after the date of this prospectus and during the term of the Purchase Agreement, direct the Investor to purchase shares of our Common Stock from us in one or more purchases under the Purchase Agreement, for a maximum aggregate purchase price of up to $20 million, only 6,666,667 shares of Common Stock (including 110,554 Commitment Shares that have been issued by us to the Investor on December 28, 2023, for which we received no cash proceeds) are being registered for resale under the registration statement of which this prospectus forms a part. Therefore, only 6,556,113 of such shares of Common Stock represent shares that we may issue and sell to the Investor for cash consideration in purchases under the Purchase Agreement from time to time, at our sole discretion, during the term of the Purchase Agreement. If we elect to sell to the Selling Stockholder all of the 6,666,667 shares of Common Stock being registered for resale under this prospectus that are available for sale by us to the Selling Stockholder in purchases under the Purchase Agreement, depending on the market prices of our Common Stock at the time of such sales, the actual gross proceeds from the sale of all such shares may be substantially less than the $20 million total purchase commitment available to us under the Purchase Agreement, which could materially adversely affect our liquidity.

Additionally, under applicable Nasdaq rules, and as provided in the Purchase Agreement, until our stockholders approve the issuance of 20% or more of the issued and outstanding shares of Common Stock (calculated at the time immediately prior to the execution of the Purchase Agreement) to the Investor, we would be subject to the Exchange Cap with respect to such issuances of shares of Common Stock and we will not issue any Advances pursuant to the Purchase Agreement. On February 8, 2024, we will be holding a special meeting of our stockholders to consider the approval of the issuance of 20% or more of our shares of Common Stock pursuant to the terms of the Purchase Agreement with the Investor as required by Nasdaq Marketplace Rule 5635(d). If such approval is obtained, we will be able to request Advances from the Investor under the Purchase Agreement that will result in the issuance of more than 20% of our issued and outstanding shares of Common Stock in accordance with the terms of the Purchase Agreement without being subject to the limitations under the Exchange Cap, subject only to Investor’s 4.99% beneficial ownership limitation at the time of an Advance.

However, we may be subject to limitations with respect to the maximum number of shares of Common Stock that may be registered for resale in this registration statement pursuant to Rule 415 under the Securities Act. If we elect to issue and sell to the Investor more than the 6,666,667 shares of our Common Stock under the Purchase Agreement and to register them for resale by the Investor hereunder, which we have the right, but not the obligation, to do, we must first file with the SEC one or more additional registration statements to register under the Securities Act for resale by the Investor such additional shares of our Common Stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our Common Stock to the Investor under the Purchase Agreement. Furthermore, the issuance and sale by us of a substantial number of shares of Common Stock to the Investor under the Purchase Agreement registered for resale by the Investor hereunder could cause additional substantial dilution to our stockholders.

The number of shares of Common Stock ultimately resold by the Investor through this prospectus is dependent upon the total number of shares of Common Stock, if any, we elect to issue and sell to the Investor under the Purchase Agreement during the term of the Purchase Agreement. Issuances of our Common Stock to the Investor under the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of our Common Stock that our existing stockholders own will not decrease, the shares of our Common Stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our Common Stock after any such issuance of shares of our Common Stock to the Investor under the Purchase Agreement.

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The following table sets forth the amount of gross proceeds we would receive from the Investor from our sale of up to 6,556,113 shares of Common Stock (which excludes the 110,554 Commitment Shares we issued to the Investor for which we did not receive cash proceeds) that we are registering hereby that we may issue and sell to the Investor in the future under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share		Number of Registered Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to the Investor(2)	Proceeds from the Sale of Shares to the Investor Under the Purchase Agreement(1)
$1.50		6,556,113	68.9%	$9,834,179
$2.00		6,556,113	68.9%	$13,112,226
$2.04	(3)	6,556,113	68.9%	$13,374,471
$2.50		6,556,113	68.9%	$16,390,283
$3.00		6,556,113	68.9%	$19,668,339

(1)	Although the Purchase Agreement provides that we may sell up to $20 million of our Common Stock for resale under the registration statement of which this prospectus forms a part, (including the 110,554 Commitment Shares we issued to the Investor on December 28, 2023 in consideration of the Investor’s commitment to purchase shares of our Common Stock at our direction under the Purchase Agreement, for which we did receive cash proceeds), only 6,556,113 of such shares represent shares that we may issue and sell to the Investor for cash consideration in purchases under the Purchase Agreement from time to time, at our sole discretion, which may or may not cover all the shares of our Common Stock we ultimately sell to the Investor under the Purchase Agreement, if any, depending on the purchase price per share. We have included in this column only the 6,556,113 shares that we may issue and sell to the Investor for cash consideration in purchases under the Purchase Agreement that are being registered for resale in the offering made by this prospectus (excluding the 110,554 Commitment Shares), without giving effect to the 19.99% limitation on the issuance of shares to the Selling Stockholder under the Exchange Cap, since our stockholders approved the issuance of more than 20% of our issued and outstanding Common Stock pursuant to the Purchase Agreement. Accordingly, depending on the assumed average price per share, we may or may not be able to ultimately sell to the Investor a number of shares of our Common Stock with a total value of $20 million.

(2)	The denominator is based on 2,955,490 shares of our Common Stock outstanding as of January 9, 2024 (which includes the 110,554 Commitment Shares issued to the Investor), adjusted to include the number of shares of our Common Stock set forth in the adjacent column. The numerator is based on the number of shares of our Common Stock set forth in the adjacent column.

(3)	The closing sale price of our Common Stock on January 9, 2024.

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SELLING STOCKHOLDER

This prospectus covers the resale by the Selling Stockholder of up to an aggregate of 6,666,667 shares of Common Stock issuable pursuant to the Purchase Agreement.

The Selling Stockholder may dispose of the shares covered by this prospectus from time to time at such prices as it may choose. The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our Common Stock held by the Selling Stockholder and the percentage owned by the Selling Stockholder. Assuming all the shares registered below are sold by the Selling Stockholder, the Selling Stockholder will not own more than 1% of our Common Stock.

	Number of Shares Beneficially Owned Prior to Offering		Maximum Number of Shares which may be offered Pursuant to this Offering		Number of Shares Beneficially Owned After Offering	Percentage of Shares Beneficially Owned After Offering
Name	Number
YA II PN, Ltd.	110,554	(1)	6,556,113	(2)	6,666,667	70.1%

(1) Represents Commitment Shares issued pursuant to the Purchase Agreement.

(2) Such amount of Common Stock is solely for the purposes of making a good faith estimate as to the number of shares issuable to be registered. This number includes 110,554 Commitment Shares.

PLAN OF DISTRIBUTION

The Selling Stockholder and its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities covered hereby, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions it assumes. The Selling Stockholder may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Any broker-dealer or agent that is involved in selling the securities may be deemed to be an “underwriter” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealer or agent and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that the Selling Stockholder inform us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. We will pay certain fees and expenses incurred by us incident to the registration of the securities.

Because the Selling Stockholder is deemed an underwriter within the meaning of the Securities Act, the Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. We are requesting that the Selling Stockholder confirm that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholder.

We intend to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and are informing the Selling Stockholder of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes appearing elsewhere in this prospectus. In addition to historical information, the following discussion contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those discussed below.

Overview

We develop eco-friendly “green” solutions for the food industry. Our solutions are developed to improve the food safety and shelf life of fresh produce. We do this by controlling human and plant pathogens, thereby reducing spoilage, and in turn, reducing food loss.

Our products are based on a proprietary blend of food acids which have a synergistic effect when combined with certain types of oxidizing agent-based sanitizers and fungicides at low concentrations. Our green treatments are capable of cleaning, sanitizing and controlling pathogens on fresh produce with the goal of making them safer for human consumption and extending their shelf life by reducing their decay. One of the main advantages of our products is that our ingredients do not leave any toxicological residues on the fresh produce we treat. On the contrary, by forming a temporary protective shield around the fresh produce we treat, our products make it difficult for pathogens to develop and potentially provide protection which also reduces cross-contamination.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “SVFD”.

Results of Operations

Year Ended December 31, 2022 and Year Ended December 31, 2021

Revenues and Cost of Revenues

Our total revenue consists of products and our cost of revenues consists of cost of products.

The following table discloses the breakdown of revenues and costs of revenues:

	Year Ended December 31
	2022	2021
Revenues from sale of products	$394,004	$438,141
Cost of sales	(158,313)	(135,943)
Gross profit
	$235,691	$302,198

Operating Expenses

Our current operating expenses consist of three components - research and development expenses, selling and marketing expenses and general and administrative expenses.

Research and Development Expenses, net

Our research and development expenses consist primarily of salaries and related personnel expenses, share base compensation, professional fees and other related research and development expenses such as field tests.

The following table discloses the breakdown of research and development expenses:

	Year Ended December 31
	2022	2021
Salaries and related expenses	$438,217	$176,520
Share based compensation	3,024	19,235
Subcontractors	120,360	238,784
Laboratory and field tests	89,717	20,025
Depreciation	22,034	38,166
Other expenses	97,474	45,954
Total	$770,826	$538,684

Following careful consideration, our board of directors decided to implement certain cost reduction measures in 2023, including, inter alia, the reduction of our research and development expenses.

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Selling and Marketing Expenses

Selling and marketing expenses consist primarily of salaries and related expenses, share based compensation and other expenses.

The following table discloses the breakdown of selling and marketing expenses:

	Year Ended December 31
	2022	2021
Salaries and related expenses	$256,700	$30,329
Share based compensation	3,024	7,694
Professional services	167,084	90,249
Travel expenses	52,721	-
Other expenses	88,069	72,027
Total	$567,598	$200,299

We expect that our selling and marketing expenses will increase as we continue to increase our selling and marketing efforts including commercial validation pilots and recruit additional employees or contractor to support our selling and marketing efforts in our targeted geographical areas.

General and Administrative Expenses

General and administrative expenses consist primarily of professional services, share based compensation and other non-personnel related expenses.

The following table discloses the breakdown of general and administrative expenses:

	Year Ended December 31
	2022	2021
Professional services	$2,575,294	$2,527,076
Share based compensation	934,188	598,699
Salaries and related expenses	297,848	214,570
Legal expenses	108,814	160,814
Insurance	473,650	473,985
Registration fees	233,350	233,395
Other expenses	93,765	58,315
Total	$4,716,909	$4,266,854

Comparison of the Year Ended December 31, 2022 to the Year Ended December 31, 2021

Results of Operations

The following table summarizes our results of operations for the years ended December 31, 2022 and 2021, together with the changes in those items in dollars:

	Year Ended December 31
	2022	2021
Revenues from sales of products	$394,004	$438,141
Cost of sales	(158,313)	(135,943)
Gross profit	235,691	302,198
Research and development expenses	(770,826)	(538,684)
Selling and marketing expenses	(567,598)	(200,299)
General and administrative expenses	(4,716,909)	(4,266,854)
Operating loss
	(5,819,642)	(4,703,639)
Finance income (expenses), net	39,801	(161,737)
Comprehensive loss	(5,779,841)	(4,865,376)
Less: Net loss attributable to non-controlling interests	40,241	44,796
Net loss attributable to the Company’s shareholders	(5,739,600)	(4,820,580)
Loss per share (basic and diluted)	(10.85)	(13.25)
Weighted average number of shares of Common Stock outstanding	528,776	363,739

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Revenues

Revenues for the year ended December 31, 2022 were $394,004, a decrease of $44,137, or 10%, compared to total revenues of $ 438,141 for the year ended December 31, 2021. The decrease is mainly a result of a decrease in sales due to adverse weather conditions, which caused a reduction in citrus production.

We do not have backlogs or firm commitments from our customers for our products. Our sales might deteriorate if we fail to achieve commercial success or obtain regulatory approval of any of our products.

Cost of Sales

Cost of sales consists primarily of salaries, materials, and overhead costs of manufacturing our products. Cost of revenues for the year ended December 31, 2022 was $158,313, an increase of $22,370, or 16%, compared to total cost of revenues of $135,943 for the year ended December 31, 2021. The increase is mainly a result of an increase in the prices of raw materials offset partially by a decrease in salaries.

Gross Profit

ross loss for the year ended December 31, 2022 was $235,691, a decrease of $66,507, or 22%, compared to gross loss of $ 302,198 for the year ended December 31, 2021. The decrease is mainly a result of the decrease in revenues, as detailed above as well as an increase in the prices of raw materials.

Research and Development Expenses

Research and development expenses consist of salaries and related expenses, share base compensation, consulting fees, service providers’ costs, related materials and overhead expenses. Research and development expenses for the year ended December 31, 2022 were $770,826, an increase of $232,142, or 43%, compared to total research and development expenses of $538,684 for the year ended December 31, 2021. The increase is mainly attributable to an increase in salaries and related expenses and field tests offset partially by a decrease in subcontractor’s expenses.

Selling and Marketing Expenses

Selling and marketing expenses consist primarily of salaries and related costs for selling and marketing personnel, travel related expenses and services providers. Selling and marketing expenses for the year ended December 31, 2022 were $567,598, an increase of $367,299, or 183%, compared to total selling and marketing expenses of $200,299 for the year ended December 31, 2021. The increase is mainly attributable to the increase in salaries and related expenses and professional services expenses.

General and Administrative Expenses

General and administrative expenses consist primarily of salaries and related expenses including share based compensation and other non-personnel related expenses such as legal expenses and directors and insurance costs. General and administrative expenses for the year ended December 31, 2022 were $ 4,716,909, an increase of $ 450,055 , or 11%, compared to total general and administrative expenses of $4,266,854 for the year ended December 31, 2021. The increase is mainly a result of the increase in share-based compensation to our employees and service providers, salaries and related expenses and professional services, offset partially by a decrease in legal expenses.

Financing Income (Expenses), Net

Financing income, net for the year ended December 31, 2022 were $ 39,801, a decrease of $201,538, or 125%, compared to total financing expenses of $161,737 for the year ended December 31, 2021. The decrease in financing expenses is mainly a result of decrease in changes in fair value of our convertible loans fully converted during 2021 as well as interest and currency exchange gains on our cash balances.

Total Comprehensive Loss

As a result of the foregoing, our total comprehensive loss for the year ended December 31, 2022 was $5,779,841, compared to $4,865,376 for the year ended December 31, 2021, an increase of $914,465, or 19%.

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Critical Accounting Policies and Estimates

We describe our significant accounting policies more fully in Note 2 to our consolidated financial statements for the year ended December 31, 2022 included elsewhere in this prospectus. We believe that the accounting policy described in Note 2 is critical in order to fully understand and evaluate our financial condition and results of operations.

We prepare our financial statements in accordance with the Generally Accepted Accounting Principles in the United States of America (“GAAP”). At the time of the preparation of the financial statements, our management is required to use estimates, evaluations and assumptions which affect the application of the accounting policy and the amounts reported for assets, obligations, income and expenses. Any estimates and assumptions are continually reviewed. The changes to the accounting estimates are credited during the period in which the change to the estimate is made.

Stock-based Compensation

Employees and other service providers of the Company may receive benefits by way of stock-based compensation settled with company options exercised for shares of our Common Stock. The cost of transactions with employees settled with capital instruments is measured based on the fair value of the capital instruments on the granting date. The fair value is determined using an accepted options pricing model. The model is based on share price, grant date and on assumptions regarding expected volatility and expected lifespan.

The cost of the transactions settled with capital instruments is recognized in profit or loss together with a corresponding increase in the equity over the period in which the performance and/or service takes place, and ending on the date on which the relevant employees are entitled to the benefits (the “Vesting Period”). The aggregate expense recognized for transactions settled with capital instruments at the end of each reporting date and until the Vesting Period reflects the degree to which the Vesting Period has expired. The expense or income in profit or loss reflects the change of the aggregate expense recognized as of the end of the reported period.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are funds generated by operations, levels of accounts receivable and accounts payable and capital expenditures. Since our inception through December 31, 2022, we have funded our operations principally with approximately $20 million (net of issuance expenses) from the issuance of shares of our Common Stock, options and loans.

The table below presents our cash flows for the periods indicated:

	Year Ended
	December 31
	2022	2021
Net cash used in operating activities	$(5,097,126)	$(4,113,307)

Net cash used in investing activities	(51,689)	(67,749)

Net cash provided by financing activities	4,094,940	10,725,016

Increase (decrease) in cash and cash equivalents and restricted cash	$(1,056,841)	$6,542,317

As of December 31, 2022, we had cash of $5,700,709, as compared to $6,750,938 as of December 31, 2021. As of December 31, 2022, we had a working capital of $5,557,595, as compared to $6,297,793 as of December 31, 2021. The decrease in our cash balance is mainly attributable to cash used in operations.

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Operating Activities

Net cash used in operating activities was $5,097,126 for the year ended December 31, 2022, as compared to $4,113,307 for the year ended December 31, 2021 an increase of $983,819. The increase is mainly attributable to the increase in our net loss of $914,465 as well as decrease in liability for employee rights upon retirement and in accounts payables, partially offset by decrease in other current assets and in share-based compensation.

Investing Activities

Net cash used in investing activities was $51,689 for the year ended December 31, 2022, as compared to net cash used in investing activities of $67,749 for the year ended December 31, 2021. The decrease is mainly attributable to the decrease in purchase of property and equipment.

Financing Activities

Net cash provided by financing activities was $4,094,940 for the year ended December 31, 2022, as compared to $10,725,016 for the year ended December 31, 2021. The decrease is mainly the result of proceeds from the May 2021 Underwritten Offering described above and conversions of convertible loans which occurred during the second quarter of 2021 as compared to proceeds from the August 2022 Underwritten Offering described above.

Financial Arrangements

Since our inception, we have financed our operation primarily through proceeds from sales of our shares of Common Stock and convertible loan agreements.

On June 24, 2020, we entered into a Securities Purchase Agreement (the “June 2020 SPA”) with the December 2019 Lenders in connection with the sale and issuance of 9,630 units, at a purchase price of $ 53.41 per unit. Each unit consists of: (i) one share of the Company’s Common Stock; and (ii) one warrant to purchase one share of Common Stock with an exercise price of $58.80. In connection with the June 2020 SPA, the Company issued to the December 2019 Lenders an aggregate of 9,630 shares of Common Stock and warrants to purchase an aggregate of 9,630 shares of Common Stock. The shares of Common Stock were issued on July 2, 2020.

Simultaneous with and conditioned upon the execution of the June 2020 SPA, the Company and each of the December 2019 Lenders, agreed to effectively cancel the December 2019 CLA and the equity securities issued thereunder. In connection therewith, each of the December 2019 Lenders, voluntarily waived any right to receive interest that accrued thereupon pursuant to the December 2019 CLAs.

On September 23, 2020, we entered into a Securities Purchase Agreement (the “September 2020 SPA”) with Medigus in connection with the sale and issuance of 1,873 units, at a purchase price of $53.41 per unit, and for an aggregate purchase price of $100,000. Each unit consists of: (i) one share of Common Stock and (ii) one warrant to purchase one share of Common Stock with an exercise price of $58.80. In connection with the September 2020 SPA, the Company issued to Medigus an aggregate of 1,873 shares of Common Stock and warrants to purchase an aggregate of 1,873 shares of Common Stock. Furthermore, the September 2020 SPA contemplates an additional investment by Medigus not to exceed $25,000 (the “Additional Investment”), which investment shall be triggered following the parties’ initiation of a proof of concept procedure to test the effectiveness of the Company’s sanitizers and its residual effects against different pathogens. In consideration for the Additional Investment, the Company has agreed to issue an additional 469 units at a purchase price of $53.41, which units shall contain the same composition of securities as described in the aforementioned description of the September 2020 SPA.

During September 2020, we entered into a series of convertible loan agreements (each a “September 2020 CLA”) with certain lenders (the “September 2020 Lenders”), to sell convertible promissory notes with an aggregate principal amount of $125,000 (the “September 2020 Notes”). The September 2020 Notes will bear interest at a rate of 5% per annum. The outstanding loan amount will mature on the earlier of (i) the third anniversary of each September 2020 CLA or (ii) a deemed liquidation event (as defined therein). The loan amount represented by the September 2020 Notes will be repaid to the September 2020 Lenders according to the following schedule: (i) the principal amount represented by the September 2020 Notes will be repaid in four bi-annual installments, commencing on the first anniversary following the closing of each September 2020 CLA, and (ii) the interest accrued on the loan amount will be paid in two bi-annual installments, commencing on the first anniversary of the first payment of that principal amount. The September 2020 Lenders may convert all or any portion of the September 2020 Notes into shares of Common Stock at any time prior to the closing of an underwritten public offering (the “Mandatory Conversion Event”), at a conversion price of $53.41 per share. In addition, the September 2020 Notes will be automatically converted into shares of Common stock immediately prior to a Mandatory Conversion Event, at a conversion price as shall be determined in connection with the Mandatory Conversion Event.

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During October 2020, we entered into a series of convertible loan agreements (each a “October 2020 CLA”) with certain lenders (the “October 2020 Lenders”), to sell convertible promissory notes with an aggregate principal amount of $100,000 (the “October 2020 Notes”). The October 2020 Notes will bear interest at a rate of 5% per annum. The outstanding loan amount will mature on the earlier of (i) the third anniversary of each October 2020 CLA or (ii) a deemed liquidation event (as defined therein). The loan amount represented by the October 2020 Notes will be repaid to the October 2020Lenders according to the following schedule: (i) the principal amount represented by the notes will be repaid in four bi-annual installments, commencing on the first anniversary following the closing of each October 2020 CLA, and (ii) the interest accrued on the loan amount will be paid in two bi-annual installments, commencing on the first anniversary of the first payment of that principal amount. The October 2020 Notes will be automatically converted into shares of Common stock immediately prior to a Mandatory Conversion Event, at a conversion price as shall be determined in connection with the Mandatory Conversion Event. In addition, the October 2020 Lenders may convert all or any portion of the notes into shares of Common Stock at any time prior to a Mandatory Conversion Event, at a conversion price of $53.41 per share.

During January 2021, we entered into a series of convertible loan agreements (each a “January 2021 CLA”) with certain lenders (the “January 2021 Lenders”), to sell convertible promissory notes with an aggregate principal amount of $274,000 (the “January 2021 Notes”). The January 2021 Notes bear interest at a rate of 5% per annum. The outstanding loan amount matures on the earlier of (i) the third anniversary of each January 2021 CLA or (ii) a deemed liquidation event (as defined therein). The loan amount represented by the January 2021 Notes will be repaid to the January 2021 Lenders according to the following schedule: (i) the principal amount represented by the notes will be repaid in four bi-annual installments, commencing on the first anniversary following the closing of each January 2021 CLA, and (ii) the interest accrued on the loan amount will be paid in two bi-annual installments, commencing on the first anniversary of the first payment of that principal amount. The January 2021 Notes will be automatically converted into shares of Common stock immediately prior to a Mandatory Conversion Event, at a conversion price as shall be determined in connection with the Mandatory Conversion Event. In addition, the January 2021 Lenders may convert all or any portion of the notes into shares of Common Stock at any time prior to a Mandatory Conversion Event, at a conversion price of $53.41 per share.

As part of the September 2020 CLAs, the October 2020 CLAs and the January 2021 CLAs, we entered into a registration rights agreement with each of the September 2020 Lenders, October 2020 Lenders and the January 2021 Lenders, whereby each of such lenders received piggyback registration rights for the shares issuable upon conversion of the September 2020 Notes, October 2020 Notes and the January 2021 Notes to shares of Common Stock.

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Nine Months Ended September 30, 2023 and September 30, 2022

Revenues and Cost of Revenues

Our total revenue consists of the sale of products and our cost of revenues consists of cost of products.

The following table discloses the breakdown of revenues and costs of revenues:

	Nine Months Ended September 30,		Three Months Ended September 30,
U.S. dollars in thousands	2023	2022	2023	2022

Revenues from sales of products	157,618	169,943	-	51,233
Cost of sales	(70,229)	(79,249)	-	(24,402)
Gross profit (loss)	87,389	90,694	-	26,831

Operating Expenses

Our operating expenses consist of three components — research and development expenses, selling and marketing expenses and general and administrative expenses.

Research and Development Expenses

Our research and development expenses consist primarily of salaries and related personnel expenses, laboratory and field tests, professional fees and other related research and development expenses.

	Nine Months Ended September 30,		Three Months Ended September 30,
U.S. dollars in thousands	2023	2022	2023	2022
Salaries and related expenses	67,042	294,674	-	121,117
Share based compensation	-	3,023	-	102
Professional fees	39,078	62,066	7,056	20,433
Laboratory and field tests	1,762	73,792	939	19,309
Depreciation	10,695	52,155	2,419	16,888
Other expenses	1,710,393	35,529	1,682,791	20,652
Total	1,828,970	521,239	1,693,205	198,501

Following careful consideration, our board of directors decided to implement certain cost reduction measures in 2023, including, the reduction of our research and development expenses.

Selling and Marketing Expenses

Selling and marketing expenses consist primarily of salaries and related expenses, professional fees, transport and storage and other expenses.

	Nine Months Ended September 30,		Three Months Ended September 30,
U.S. dollars in thousands	2023	2022	2023	2022
Salaries and related expenses	134,333	218,988	42,841	68,023
Share based compensation	-	3,023	-	102
Professional fees	23,711	114,450	7,500	27,475
Commissions	9,204	11,804	-	3,669
Travel abroad	13,543	40,311	5,361	10,684
Transport and storage	24,968	22,258	3,216	6,403
Other expenses	12,148	29,322	1,544	751
Total	217,907	440,156	60,462	117,107

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General and Administrative Expenses

General and administrative expenses consist primarily of professional services, share based compensation, salaries, insurance and other non-personnel related expenses.

	Nine Months Ended September 30,		Three Months Ended September 30,
U.S. dollars in thousands	2023	2022	2023	2022
Professional services	1,495,576	2,150,981	505,609	985,632
Share based compensation	1,375,675	570,009	431,588	172,354
Salaries and related expenses	193,308	239,671	63,670	80,207
Insurance	191,365	360,097	54,125	114,067
Other expenses	225,484	198,988	48,265	126,804
Total	3,481,408	3,519,746	1,103,257	1,479,064

Three months ended September 30, 2023 compared to three months ended September 30, 2022

Revenues

Revenues for the three months ended September 30, 2023 were $0, a decrease of $51,233 or 100%, compared to $51,233 during the three months ended September 30, 2022. The decrease is mainly a result of a decrease in our sales in Mexico.

We do not have backlogs or firm commitments from our customers for our products. Our sales may deteriorate if we fail to achieve commercial success or obtain regulatory approval of any of our products.

Cost of Sales

Cost of sales consists primarily of salaries, materials, transportation and overhead costs of manufacturing our products. Cost of revenues for the three months ended September 30, 2023 was $0, a decrease of $24,402, or 100%, compared to total cost of revenues of $24,402 for the three months ended September 30, 2022. We did not record any revenue, nor cost of sales during the three months ended September 30, 2023.

Gross Profit (loss)

Gross loss for the three months ended September 30, 2023 was $476, a decrease of $27,307, or 102%, compared to a gross profit of $26,831 for the three months ended September 30, 2022. The decrease is mainly a result of the decrease in our cost of sales.

Research and Development Expenses

Research and development expenses consist of salaries and related expenses, consulting fees, service providers’ costs, related materials, overhead expenses and IPR&D costs. Research and development expenses for the three months ended September 30, 2023 were $1,693,205, an increase of $1,494,704, or 753%, compared to total research and development expenses of $198,501 for the three months ended September 30, 2022. The increase is mainly attributable to IPR&D costs associated with the issuance of 223,008 shares to Yaaran Investment Ltd., valued at $997,024, offset by a decrease in salaries and related expenses and field tests followed by our board of directors’ implementation of certain cost reduction measures in light of prevailing macroeconomic conditions and certain results of our operations. Cost reduction measures, included the reduction of our budget in connection with our research and development activities shifting our focus mainly to the commercialization of our solutions with emphasis on converting recently completed pilots into paying customers.

Selling and Marketing Expenses

Selling and marketing expenses consist primarily of salaries and related costs for selling and marketing personnel, travel related expenses and services providers. Selling and marketing expenses for the three months ended September 30, 2023 were $60,462, a decrease of $56,645, or 48%, compared to total selling and marketing expenses of $117,107 for the three months ended September 30, 2022. The decrease is mainly attributable to the decrease in salaries and related costs and other professional fees associated with our sales, resulting from a reduction in manpower following our cost reduction measures.

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General and Administrative Expenses

General and administrative expenses consist primarily of salaries and related expenses including share based compensation and other professional services as well as other non-personnel related expenses such as legal expenses and directors and insurance costs. General and administrative expenses for the three months ended September 30, 2023 were $1,103,257, a decrease of $375,807, or 25%, compared to total general and administrative expenses of $1,479,064 for the three months ended September 30, 2022. The decrease is mainly a result of the decrease in professional services and insurance costs offset by an increase in share-based compensation to our employees and service providers.

Financing Income, Net

Financing income, net for the three months ended September 30, 2023 was $10,579, a decrease of $11,913, or 893%, compared to financing expenses of $1,334 for the three months ended September 30, 2022. The decrease is mainly a result of the increase in exchange rate differences expenses offset by an increase in interest income on our cash balances.

Total Comprehensive Loss

As a result of the foregoing, our total comprehensive loss for the three months ended September 30, 2023 was $2,371,345, compared to $1,769,175 for the three months ended September 30, 2022, an increase of $602,170, or 34%.

Nine months ended September 30, 2023 compared to nine months ended September 30, 2022

Revenues

Revenues for the nine months ended September 30, 2023 were $157,618, a decrease of $12,325, or 7%, compared to $169,943 during the nine months ended September 30, 2022. The decrease is mainly a result of a decrease in our sales in Mexico and Israel.

We do not have backlogs or firm commitments from our customers for our products. Our sales may deteriorate if we fail to achieve commercial success or obtain regulatory approval of any of our products.

Cost of Sales

Cost of sales consists primarily of salaries, materials, transportation and overhead costs of manufacturing our products. Cost of sales for the nine months ended September 30, 2023 were $70,229, a decrease of $9,020, or 11%, compared to $79,249 for the nine months ended September 30, 2022. The decrease is mainly results from a decrease in our revenues.

Gross Profit

Gross profit for the nine months ended September 30, 2023 was $87,389, a decrease of $3,305, or 4%, compared to a gross profit of $90,694 for the nine months ended September 30, 2022. The decrease is mainly a result of the decrease in revenues as detailed above under the heading “Revenues”.

Research and Development Expenses

Research and development expenses consist of salaries and related expenses, share based compensation, consulting fees, related materials, overhead expenses and IPR&D costs. Research and development expenses for the nine months ended September 30, 2023 were $1,828,970, an increase of $1,307,731, or 251%, compared to total research and development expenses of $521,239 for the nine months ended September 30, 2022. The increase is mainly attributable to IPR&D costs associated with the issuance of 223,008 shares to Yaaran Investment Ltd. valued at $997,024, offset by a decrease in salaries and related expenses and field tests followed by our board of directors’ implementation of certain cost reduction measures, in light of the prevailing macroeconomic conditions and certain results of our operations. The cost reduction measures, included to the reduction of our budget in connection with our research and development activities shifting our focus mainly to the commercialization of our solutions with emphasis on converting recently completed pilots into paying customers.

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Selling and Marketing Expenses

Selling and marketing expenses consist primarily of salaries and related expenses for selling and marketing personnel, travel related expenses and services providers and commissions. Selling and marketing expenses for the nine months ended September 30, 2023 were $217,907, a decrease of $222,249, or 50%, compared to total selling and marketing expenses of $440,156 for the nine months ended September 30, 2022. The decrease is mainly attributable to the decrease in salaries and related costs and other professional fees associated with our sales resulting from a reduction in manpower following our cost reduction measures.

General and Administrative Expenses

General and administrative expenses consist primarily of salaries and related expenses including share-based compensation and other professional services as well as other non-personnel related expenses, including legal expenses and directors and insurance costs. General and administrative expenses for the nine months ended September 30, 2023 were $3,481,408, a decrease of $38,338, or 1%, compared to total general and administrative expenses of $3,519,746 for the nine months ended September 30, 2022. The decrease is mainly a result of the decrease in professional services, salaries and related expenses and insurance costs offset by an increase in share-based compensation expenses.

Financing Income, Net

Financing income, net, for the nine months ended September 30, 2023 was $43,666, an increase of $26,168, or 150%, compared to total financing income of $17,498 for the nine months ended September 30, 2022. The increase is mainly a result of the increase in interest on our cash balances offset by a decrease in exchange rate differences.

Total Comprehensive Loss

As a result of the foregoing, our total comprehensive loss for the nine months ended September 30, 2023 was $4,807,829, compared to $4,372,949 for the nine months ended September 30, 2022, an increase of $434,880, or 10%.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are funds generated by operations, levels of accounts receivable and accounts payable and capital expenditures. Since our inception through September 30, 2023, we have funded our operations, principally with the issuance of equity and debt.

On May 13, 2021, we completed an underwritten public offering of 155,845 shares of Common Stock at an initial public offering price of $77.00 per share. The gross proceeds we received from this offering were $12,000,000 (net proceeds of $10,457,862) (the “May 2021 Underwritten Offering”).

On August 15, 2022, we completed an underwritten public offering of 228,572 shares of Common Stock at an initial public offering price of $21.00 per share. The gross proceeds we received from this offering were $4,800,000 (net proceeds of $4,103,330) (the “August 2022 Underwritten Offering”).

On March 29, 2023, the Board of Directors approved the amendment of the consulting agreement with EU Agritech, pursuant to which EU Agritech received $100,000 in restricted shares of Common Stock. On April 3, 2023, the Company issued to EU Agritech 21,009 restricted shares of Common Stock.

On April 3, 2023, the Company approved the equity grant of 142,860 shares of Common Stock to executive officers, employees, directors and consultants (such number includes the restricted shares issued pursuant to the amendment of the consulting agreement with Joachim Fuchs on March 29, 2023).

On April 5, 2023, we closed the Securities Exchange with Plantify, in which we issued 166,340 shares of Common Stock representing 19.99% of our outstanding capital stock as of immediately prior to the closing (and 16.66% of our outstanding capital stock as of immediately following the closing), and Plantify issued 30,004,349 common shares to us, representing 19.99% of Plantify’s outstanding share capital as of immediately prior to the closing (and 16.66% of Plantify’s outstanding share capital as of immediately following the Closing).

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In connection with the Securities Exchange, the Company and Plantify executed a debenture pursuant to which the Company agreed to lend C$1,500,000 (approximately US$1,124,000) to Plantify. The debenture accrues interest at a rate of 8% annually and is due and payable by Plantify on October 4, 2024. Outstanding principal under the debenture may be converted, at the Company’s sole discretion, into common shares of Plantify at a price of C$0.05 per share until the first anniversary of the debenture’s issuance and C$0.10 per share thereafter. Accrued interest under the debenture may be converted at the market price of Plantify’s common shares, subject to TSXV approval at the time of conversion. Plantify executed a general security agreement in Company’s favor and pledged to the Company the shares of Plantify’ subsidiary, Peas of Bean Ltd.

On September 7, 2023, the Company purchased additional 55,004,349 common shares of Plantify at a price of C$0.01 per common share (US$404,890), in a rights offering, resulting in an increase of approximately 7% in the Company’s aggregate ownership of the issued and outstanding common shares of Plantify. Following the additional acquisition, the Company owns 85,008,698 common shares of Plantify, representing approximately 23% of the current issued and outstanding common shares.

The table below presents our cash flows for the periods indicated:

	Nine Months Ended September 30,
	2023	2022
Net cash used in operating activities	(2,258,869)	(4,126,702)

Net cash used in investing activities	(1,519,559)	(35,430)

Net cash provided by financing activities	-	4,097,441

Effect of exchange rate changes on cash and cash equivalents and restricted cash	8,486	(3,235)

Decrease in cash and cash equivalents	(3,769,942)	(67,926)

As of September 30, 2023, we had cash and cash equivalents of $1,934,634, as compared to $6,689,979 as of September 30, 2022. As of September 30, 2023, we had a working capital of $2,211,582, as compared to the working capital of $6,875,001 as of September 30, 2022. The decrease in our cash balance is mainly attributable to cash used in operations.

Going Concern

Since our incorporation, we incurred losses from operations and net cash outflows from operating activities as disclosed in the consolidated statements of operations and cash flows, respectively. As of September 30, 2023, we had an accumulated deficit of $28 million, and we expect to incur losses for the foreseeable future. We have financed our operations mainly through fundraising from various investors and have limited revenue from our products and therefore are dependent upon external sources to finance our operations. There can be no assurance that we will succeed in obtaining the necessary financing to continue our operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern through at least twelve months from the report date.

We believe that our existing capital resources will be sufficient to support our operating plan through the middle of the third quarter of 2024; however, there can be no assurance of this. We will likely seek to raise additional capital to support our growth or other strategic initiatives through the issuance of debt, equity, or a combination thereof. There can be no assurance the Company will be successful in raising additional capital on favorable terms, or at all.

As a result, there is substantial doubt about our ability to continue as a going concern. If we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our planned development, which could harm our business, financial condition and operating results. If we obtain additional funds by selling any of our equity, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution, or the equity securities may have rights preferences or privileges senior to the Common Stock. If we issue debt securities, there may be negative covenants which may restrict the Company’s activities. If adequate funds are not available to us when needed on satisfactory terms, we may be required to cease operating or otherwise modify our business strategy. The financial statements included in this Quarterly Report do not include adjustments for measurement or presentation of assets and liabilities, which may be required should the Company fail to operate as a going concern.

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Operating Activities

Net cash used in operating activities was $2,258,869 for the nine months ended September 30, 2023, as compared to $4,126,702 for the nine months ended September 30, 2022. The decrease is mainly attributable to our net loss of $4,807,829, a decrease in account receivable offset by an increase in non-cash expenses such as share-based compensation.

Investing Activities

Net cash used in investing activities was $1,519,559 for the nine months ended September 30, 2023, as compared to net cash used in investing activities of $35,430 for the nine months ended September 30, 2022. The increase is mainly attributable to the investment in Plantify in April and September 2023.

Financing Activities

Net cash provided by financing activities was $0 for the nine months ended September 30, 2023, as compared to net cash provided by financing activities of $4,097,441 for the nine months ended September 30, 2022. The decrease is mainly the result of proceeds from the August 2022 Underwritten Offering.

Financial Arrangements

During January 2021, we entered into a series of convertible loan agreements with an aggregate principal amount of $274,000 that each bear interest at a rate of 5% per annum.

On May 11, 2021 and May 12, 2021, we issued an aggregate of 9,555 shares of Common Stock following the conversion of convertible promissory notes in the aggregate principal amount of $499,000 and aggregate accrued interest of $11,211, at a conversion price of $53.41 per share.

On May 18, 2021, we closed the May 2021 Underwritten Offering pursuant to which we issued a total of 155,845 shares of Common Stock at an initial public offering price of $77.00 per share. In connection with the May 2021 Underwritten Offering, we agreed to grant the underwriter a 45-day option to purchase up to 23,377 additional shares of Common Stock at the initial public offering price of $77.00 per share, less the underwriting discounts and commissions solely to cover over-allotments, and to issue the Representative a five-year warrant to purchase up to 7,793 shares of Common Stock, at a per share exercise price equal to 125% of the May 2021 Underwritten Offering price per share of Common Stock. The gross proceeds from the May 2021 Underwritten Offering were approximately $12,000,000.

On August 18, 2022, we closed the August 2022 Underwritten Offering pursuant to which we issued a total of 228,572 shares of Common Stock at a public offering price of $21.00 per share. In connection with the August 2022 Underwritten Offering, we agreed to grant the underwriter a 45-day option to purchase up to 34,286 additional shares of Common Stock at the public offering price of $21.00 per share, less the underwriting discounts and commissions solely to cover over-allotments, and to issue ThinkEquity LLC, as representative ( the “Representative”) a five-year warrant to purchase up to 11,429 shares of Common Stock, at a per share exercise price equal to 125% of the August 2022 Underwritten Offering price per share of Common Stock. The gross proceeds from the August 2022 Underwritten Offering were approximately $4,800,000.

On July 23, 2023, we entered into a purchase agreement with YA II PN, Ltd. (the “Investor”), pursuant to which the Investor agreed to purchase up to $3,500,000 of Common Stock, for 40 months from the date of the purchase agreement. The price of the shares to be issued under the Purchase Agreement will be 94% of the lowest volume-weighted average price of the Common Stock for the three days prior to the delivery of each of our advance notices subject to certain limitations, including that (i) the Investor cannot purchase a number of shares that would result in it beneficially owning more than 4.99% of our outstanding shares of Common Stock. The Company may request the Investor to advance up to $700,000 of the $3,500,000 commitment amount, with such advances to be evidenced by a promissory note. The Company cannot request any such advances after January 31, 2024.

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OUR BUSINESS

Corporate History

We were incorporated under the name Pimi Agro Cleantech, Inc. on April 1, 2009, under the laws of the State of Delaware. On April 11, 2016, we changed our name from Pimi Agro Cleantech, Inc. to Save Foods, Inc. Our subsidiary was incorporated on January 14, 2004, under the name Pimi Marion Holdings Ltd., to exploit the knowledge, intellectual property and business assets of Nir Ecology Ltd., a company founded in September 1989, focused on developing sanitizing solutions for the water and food industry. During the initial years of its activity and until 2009, Pimi Marion Holdings Ltd. focused on the development of new products and applications within the potato-growing industry. On October 5, 2008, Pimi Marion Holdings Ltd. changed its name to Pimi Agro Cleantech Ltd. In September 2018, we changed our organizational structure and leadership team to support our new strategy and objectives. The goal of the organizational change was to drive us towards regulatory approvals for our new generation of products. Our revamped strategy was developed following research we conducted on the applicable and potential commercial markets for our products. The results of this research demonstrated a clear and significant market for our new products to be deployed as sanitizers for the agricultural and food tech industries. On May 2, 2019, Pimi Agro Cleantech Ltd. changed its name to Save Foods Ltd.

Business Overview

We are an agri-food tech company specializing in eco crop protection that helps reduce food waste and ensure food safety while reducing the use of pesticides. We develop eco-friendly “green” solutions for the food industry. Our solutions are developed to improve the food safety and shelf life of fresh produce. We do this by controlling human and plant pathogens, thereby reducing spoilage, and in turn, reducing food loss.

We operate through our two majority-owned Israeli subsidiaries, Save Foods Ltd., which focuses on post-harvest treatments in fruit and vegetables to control and prevent pathogen contamination, significantly reduce the use of hazardous chemicals and prolong fresh produce’s shelf life, and Nitrousink, which offers a pioneering solution to mitigate N2O (nitrous oxide) emissions, a potent greenhouse gas with 265 times the global warming impact of carbon dioxide. Through Nitrousink we aim to promote agricultural practices that are both environmentally friendly and economically viable and to become a global leader in this field by collaborating with or acquiring other companies that create innovative solutions and tools to solve other aspects of global warming’s impact of carbon dioxide. In addition, the Company has approximately 23% ownership in Plantify, a Canadian-based food tech company focused on the development and production of clean-label, plant-based food products.

Our solutions are based on our proprietary blend of food acids combined with certain types of oxidizing agent-based sanitizers and in some cases with fungicides at low concentrations. Our products have a synergistic effect when combined with these oxidizing agent-based sanitizers and fungicides. Our “green” solutions are capable of cleaning, sanitizing and controlling pathogens on fresh produce with the goal of making them safer for human consumption and extending their shelf life by reducing their decay. One of the main advantages of our solutions is that our ingredients do not leave any toxicological residues on the fresh produce we treat. In contrary, by forming a temporary protective shield around the fresh produce we treat, our solutions make it difficult for pathogens to develop and potentially provide protection which also reduces cross-contamination.

The Food Safety Modernization Act (the “FSMA”) is transforming the United States’ food safety system by shifting the focus from responding to foodborne illness to preventing it. According to the recent data from the Centers for Disease Control and Prevention, approximately 48 million people in the United States get sick each year from foodborne diseases. We believe this is a significant public health burden that is largely preventable. Since 2011, U.S. Food and Drug Administration (“FDA”) has had a legislative mandate to require comprehensive, science-based preventive controls across the food supply. In the context of fresh produce at packing houses, the FDA’s final produce safety rule (with an initial compliance date of January 26, 2018) provides for the use of sanitizers to ensure produce is cleaned from human pathogens.

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In addition, most conventional chemical pesticides (fungicides), which are currently used to protect fresh produce from microbial spoilage and reduce food waste, are potentially toxic, they remain on fruit peel and present health concerns, while also polluting the environment. Therefore, the use of these products is strictly regulated and their residue on food and on the environment are carefully monitored. Today’s trends led by both consumers and regulatory bodies are to significantly reduce the use of fungicides and switch to greener solutions. In a series of studies conducted in collaboration with a large post-harvest service company during the second quarter of 2020, our products have shown impressive results in extending the shelf life of fresh produce in “organic” (where no fungicides are used at the post-harvest stage) and conventional (where fungicides are being used at the post-harvest stage) settings. On average, our products may reduce the rotten fruits at the retail level by up to 50%.

We believe that we have a unique opportunity to make a positive difference throughout the food value chain from field to fork and address two of the major’s challenges in the food industry today - safety and waste. We target major markets that use conventional chemical pesticides and sanitizers, including the pre- and post-harvest market, the greenhouse market and the fresh-cut market, where our “green” treatments are used as alternatives for, or mixed with, conventional products in order to reduce (i) health and environmental concerns, and/or (ii) microbial resistance that has reduced the efficacy of conventional chemical pesticides.

Industry Overview and Market Opportunity

Background

The world’s population is expected to grow to almost 10 billion people by 2050, boosting agricultural demand by some 50%, according to the Food and Agriculture Organization, an agency of the United Nations (“FAO”). Providing healthy and safe food to feed the world’s population is one of the biggest challenges of the twenty first century, accentuated with the backdrop of a fragile global economy. Globally, around one-third of the food produced (estimated at circa 1.3 billion tons), is lost or wasted along the food chain - from production to consumption according to the FAO.

Fruits and vegetables are considered essential food commodities and demonstrate their best benefits when consumed fresh. Consumption as well as production of fresh fruit and vegetables is growing globally; in 2020, the global production of fresh fruit amounted to about 887 million tons, while the production of fresh vegetable amounted to about 1.09 billion tons (2018) according to statista.com global fresh vegetable production research. According to a report published by Technavio in October 2020, the fresh food market size has the potential to grow by 337.76 million tons from 2020 to 2024, growing at a compound annual growth rate (“CAGR”) of almost 3% during the forecast period, and the market’s growth momentum will accelerate during the forecast period due to the steady increase in year-over-year growth. In the United States, according to a report by Grand View Research, increasing health awareness among the U.S. population and potential development of secondary diseases due to obesity and unhealthy eating habits are propelling the market of fruit and vegetables to reach an estimated $1.1 billion by 2025.

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Food Safety and Food Loss

Food Safety

We believe foodborne diseases are a significant public health concern globally. Hundreds of diseases are caused by eating contaminated food. Many diseases are spread through unwashed or untreated produce. With approximately 48 million people in the United States (one in six) getting sick, 128,000 hospitalized, and 3,000 die each year from foodborne diseases, according to recent data published by the FDA, and 23 million in the European region getting sick due to food borne disease, food safety is another major concern and source of waste, placing a material burden on public health and significant healthcare cost. The economic burden of foodborne illness has been estimated to be as high as $90 billion annually.

When considering the farm-to-fork chain, microbial contamination of fresh produce can occur at multiple steps. Contamination can take place during the cultivation of fresh produce, at harvest, during preparation/washing, within distribution chains and transport to shops, and even at the final step in the consumers’ kitchen. We believe this is a significant public health burden that is largely preventable. The FSMA is transforming the United States food safety system by shifting the focus from responding to foodborne illness to preventing it. The Produce Safety rule of the FSMA establishes, for the first time, science-based minimum standards for the safe growing, harvesting, packing, and holding of fruits and vegetables grown for human consumption. The final rule went into effect on January 26, 2016. Sanitization is a cornerstone of FSMA compliance, which requires preventing or eliminating food safety hazards or reducing such hazards to a minimal level.

Markets require many types of produce to be washed prior to sale in order to remove dirt and other debris. Produce can be contaminated with foodborne pathogens before it enters the packing house, and these pathogens cannot be seen with the naked eye. Inability to visually spot pathogens make the washing step one of the most important steps in packing because, if washing process is not controlled, it can become a source of cross-contamination (when foodborne pathogens fall off contaminated produce into the water where they can contaminate more produce). These washing steps are defined by the packing house safety managers as critical point because water mixed with organic materials are good conditions for pathogens to develop. Therefore, the use of sanitizers should be introduced during the washing step because they are, most of the time, one of the last solutions applied before the produce meets the consumer. Sanitizers are designed to inactivate/kill any bacteria in the water, drastically reducing the possibility of cross-contamination. We believe this represents a significant opportunity for us.

Food Loss

The Food and Agriculture Organization of United Nations predicts that about one-third of the food produced globally is wasted or lost every year. Approximately 644 million tons of fruits and vegetables are thrown away each year (representing 42% of the total food wasted every year). A report published in April 2020, generated by the European Innovation Partnership Agricultural Productivity and Sustainability, estimates that in Europe an estimated 9 million tons of food is lost at the production stage (farm), while up to 16.9 million tons are lost at the processing stage (packing houses, etc.).

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Much of this loss is caused by spoilage, which can be caused by microorganisms - primarily fungi and mold. In addition, mold and fungi represent the highest numbers of incidents of post-harvest microbial diseases in fresh produce worldwide. Taken together, we estimate that nearly a third of all food grown is lost between the time that it is grown and harvested and the time that it is packaged for retail sale. Such waste equates to roughly $680 billion in industrialized countries and $310 billion in developing countries.

Post-harvest losses due to spoilage represent a significant problem along the supply chain and lead to profit losses in the millions. The main causes of these losses are pest or disease infestation and incorrect storage conditions, which lead to rotting or loss of fresh mass. Fruits and vegetables are largely damaged after harvest by fungi and other pathogens. It is estimated that an average of 45% of harvested fruit and vegetables are lost globally. Post-harvest diseases have been identified as the greatest cause of post-harvest losses in fruits and vegetables, causing significant economic losses. According to Mycofumigation for the Biological Control of Post-Harvest Diseases in Fruits and Vegetables: A Review, estimates that approximately 20 to 25% of the fruit and vegetables harvested are lost due to microbial spoilage during post-harvest handling in developed countries. Furthermore, the demand for fresh fruits and vegetables, especially exotic tropical fruit has contributed to the demand for post-harvest treatments to increase shelf life and maintain quality, resulting in more efficient export trade.

Today, the most common way to protect fresh produce and prevent loss is the use of hazardous chemicals such as fungicides in post-harvest applications. Post-harvest diseases are generally controlled by fungicides. Systemic (non-organic) fungicides are one of the most commonly used fungicides, for example, non-organic citrus fruits are completely covered by the fungicides, and the residue is persistent for the life of the fruit providing protection. However, as they tend to affect a single biochemical pathway within the pathogen, fungi may readily develop resistance to systemic fungicides. To avoid potential issues with resistance, maximum concentration of fungicides will be generally used to ensure highly efficient eradication of the targeted pathogen which leaves high residue level on the treated produce. Such high concentration levels may have severe negative effects on human health, and the environment mainly due to the carcinogenic and/or teratogenic properties of the compounds, and by their cumulative toxic effects.

The effects of exposure to these hazardous chemicals on humans and the environment are a continuing concern as they are intrinsically toxic and pollute the environment through wastewater discharge from the packing house or a discarded fruit. Therefore, the agricultural use of certain pesticides (in the field or in the packing house) has been significantly reduced or abandoned in some countries leaving the growers with significant challenges.

To control and monitor the potential negative impacts pesticides might have over time, regulatory agencies that regulate pesticides - for example, the United States Environmental Protection Agency (the “EPA”), the Pest Management Authority Agency in Canada, and the European Food Safety Authority (“EFSA”) in Europe, have defined a maximum residue level (the “MRL”) that can be present on the treated produce. Additionally, more countries require an MRL for the commodity to be imported into their country. As there is increased awareness regarding compliance with MRLs, MRLs have become a much greater concern. These changes have also impacted the market and we believe that consumers spearheaded this change by demanding organic or pesticide-free foods. Recently, consumers have increasingly wanted to understand where and how their food is grown. Retailers and processors have capitalized on what they view as an opportunity to offer more information to consumers. It is more common now for retailers and processors to ask which products have been used on the commodities they are purchasing. There are also retailers and processors banning the use of certain products, requiring any residues to be below the established MRLs. The reduction in MRLs results in lower efficacy of fungicide and increased loss.

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We believe that the rising demand for healthy food among the global population will trigger the market’s growth in the forthcoming years. Over the last decade, the organic market in Europe continued to grow and reached €40.7 billion in 2018 with 15.6 million hectares (approximately 38,548,439 acres) (including 2.2 million hectares in Spain, the largest organic area in Europe, followed by 2.0 million hectares in France and 2.0 million hectares in Italy), providing farmers with further added value on their production. The strong growth rates in both production and consumption indicate that the organic market has not yet reached its peak and further growth can still be expected. Organic farming is already responding to further emerging consumer trends such as veganism and demand for locally produced food products, turning these challenges into opportunities.

As consumer demand for organic fruits and vegetables is increasing globally and there is an increasing promotion by government organizations for the adoption of environmentally friendly pesticides, the biorational pesticides market is expected to be approximately $10.4 billion by 2028 growing at a compound annual growth rate (“CAGR”) of 12.5% during the forecast period 2022-2028. A biorational pesticide is a term used to define any pesticide material that causes relatively no harm to humans or animals and does little or no damage to the environment. We believe that our products could be defined as biorational products.

The global organic food market grew from $259.06 billion in 2022 to $294.54 billion in 2023 at a CAGR of 13.7%. According to the 2023 Organic Food Global Market Report, the organic food market is expected to grow from $512.01 billion in 2027 at a CAGR of 14.8%1. In addition, strict regulations have been imposed on the usage of pesticides and GMO-produced crops worldwide. This, in turn, has influenced consumer demand for organic fruits and vegetables.

Case Study - Citrus Fruit

Citrus fruit, which represent one of the main fruits produced worldwide with more than 100 million tons produced worldwide, can be infected by many fungal pathogens, and these pathogens can cause considerable losses during storage and transportation. Losses are mainly caused by Penicillium digitatum, P. italicum, Aspergillus flavus and Alternaria alternata for citrus fruit. Post-harvest treatments such as thiabendazole, imazalil, sodium ortho-phenil phenate or other active ingredients have been used for many years. They are currently the most commonly used fungicides effective for controlling post-harvest fungal pathogens in citrus and they are used in citrus packing houses to maintain fresh fruit, control post-harvest decay, and extend fruit shelf life. However, significant problems such as environmental issues and health concerns have risen in the citrus industry due to chemical residues or the occurrence of pathogenic resistant strains which require the use of even higher concentration of these post-harvest treatments. However, currently, the residues of imazalil on citrus fruits is being revised by the European Commission. The EFSA put forward a proposal in 2018 to cut the MRL for imazalil from 5 milligrams per kilogram to 0.01 milligrams per kilogram, causing worry among Europe’s main citrus producing countries and packers exporting their produce to European countries. Due to the significant impact this proposal could have on the citrus industry, the European Council has decided, in the meantime, to start reducing imazalil residues to four milligrams per kilogram for citrus fruit for a limited period of time to allow the citrus industry an extra time to find green and safe alternatives. Our solutions have already shown its benefits in reducing significantly the residues of imazalil while maintaining the produce shelf life.

Current Market Drivers and Trends

In addition to food safety and food waste concerns, the following market drivers are also shaping the food industry by setting standards and conditions on the main actors in the industry:

●	Focus of consumers on health characteristics: consumers are more aware and conscious of the health characteristics of the food they consume. Consumers pay more attention to the qualities of the fresh produce they buy. Particularly in the United States and Europe, products such as berries, avocados, mangoes, pomegranates, papayas and sweet potatoes are gaining popularity and considered “super foods,” and these products are showing a strong annual import growth of 10% to 20% according to Inspirafarms, a designer and developer of cooling technology, including for fresh fruit and vegetables.

●	Increasing demand for organic produce: the demand for organic products is growing rapidly particularly in both Europe and North America and is closely related to consumer interest in healthy and pure eating. While the increasing demand created potential for oversees supply, it can be challenging and expansive for exporters in tropical climates to comply with the increasingly demanding organic standards.

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●	Success of retailers determined by quality of produce: a recent report by Fruit Logistica published in 2019, based on consumer surveys that involved almost 7,000 consumers in 14 different markets across Europe and North America, demonstrated the increased importance of fresh produce for the profitability of food retailers. According to the report, when choosing the place to buy their groceries, consumers focus on the quality of the stores’ fresh food, with freshness of fruits and vegetable being their top priority. The report also showed that customers who are satisfied with the store’s fresh food quality, would visit the store more frequently than those who are not. In addition, consumers are also willing to pay more for better-quality produce and their basked will be 4% larger.

●	Promoting sustainability: a large range of sustainability aspects are directly related and affected by the fresh produce industry. We believe food waste accounts for 8% of global greenhouse gas emissions. Both consumers and businesses, are becoming more aware of the growing importance of sustainability issues. As consumers increasingly embrace social causes, they seek products and brands that align with their values. According to a recent analysis published by Research Insights, nearly 6 in 10 consumers surveyed are willing to change their shopping habits to reduce environmental impact, nearly 8 in 10 respondents indicated sustainability is important for them, and among those respondents that indicated that sustainability is very or extremely important, over 70% indicated that they would pay a premium of 35%, on average, for brands that are sustainable and environmentally responsible. Increasing number of companies in the fresh food sector are investing in sustainability. Survey conducted by Champions 12.3 in 2017 showed that 99% of businesses that invested in reduction of food loss and waste, received a net positive financial return. Primary production companies are investing in aspects of food losses, energy efficiency and carbon footprint, through innovations such as drying produce, on-farm and off-grid cold rooms and post-harvest treatments.

●	Food retailers seek to reduce their waste and maximize their revenues: according to according to ReFED, a not-for-profit organization concerned with food loss and waste, in its report “Retail Food Waste Action Guide” more than eight million tons of food are wasted every year in the United States in the retail sector alone, which translates into $18 billion in lost value (cost of waste) every year. Some retailers, including Walmart, have already committed to implement a zero-waste policy by 2025. Prevention solutions across the retail value chain offer the highest returns to retailers and are growing the fastest.

●	Regulators are promoting the use of safer chemical-based product: for example, the EPA offers a “Safer Choice” label that product manufacturers may use on qualifying products to help consumers and commercial buyers identify products with safer chemical ingredients. The EPA requires that every chemical, regardless of percentage, in a Safer Choice-certified product is evaluated and allows only the safest ingredients.

●	Increasing investment in foodtech and agritech companies: according to a recent report published by AgFunder, a venture capital firm active in the foodtech and agritech, startups developing agri-food tech solutions and products, raised approximately $51.7 billion into agrifood technologies in 2021; an 85% increase over 2020. Reduction of food waste, extension of the shelf life of fresh produce and reduction of the use of pesticides are main focus of the industry and many companies are addressing these objectives, including:

The increased consumption of fruits and vegetables in combination with the current regulation and consumers’ demand for healthier food has placed a greater burden on the fresh produce industry to provide food products that are fresher in quality, demonstrate an extended shelf life and are safer to consume.

The aforementioned changes provide a unique opportunity for us to introduce our products and solutions. We are aiming to become a significant player in post-harvest green produce treatment, fully responsive to the world’s ongoing change in fruit and vegetables consumption, food safety requirements as well as regulations and consumer demand to eliminate the use of hazardous chemicals.

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Our Core Products and Solutions

Our innovative products address what we believe to be two of the most significant challenges in the food industry: food safety promotion and food loss reduction. Our main product lines consist of a proprietary blend of organic food acids applied in pre-and post-harvest applications, which is designed to work together with an oxidizing agent (together, the Save Foods solution) in order to improve food safety and increase fruit and vegetable’ shelf life by reducing microbial spoilage.

In pre-harvest application, our solutions could be applied several times up to 24 hours prior to the harvest. In post-harvest applications, the main steps are cleaning, sanitization and coating (wax). Our solutions address the cleaning and sanitization application points which are the critical first steps for preserving the quality of fresh produce by controlling microbial contamination related to food safety (e.g., Listeria, Salmonella, E. coli) and food loss due to microbial spoilage (e.g., fungi, mold and yeast). In general, the current process includes an initial washing step to remove soil and other debris, which improves the product appearance and lowers the product temperature. The next step includes sanitation or disinfection methods combined with fungicides that can further reduce the presence and prevent the transfer of spoilage and pathogenic microorganisms on fresh produce surfaces. The last step usually includes application of wax sometimes combined with an additional application of fungicides to prevent or reduce physiological changes and risks of spoilage. Our main products and solutions are applied at the cleaning and sanitization steps.

One of the main advantages of our solutions is its non-toxic residues that are providing protection to the treated produce. And we believe that all the blend ingredients are recognized by the FDA as GRAS when used as intended in fruit and vegetable wash applications. Moreover, they significantly reduce or eliminate the need for additional post-harvest applications with conventional fungicide by at least 50%, and in some cases entirely, and can reduce food waste due to spoilage by up to 50% (see results below on easy peelers and mango) at the retail level.

Our main products are SavePROTECT or PeroStar, which are an application added to fruit and vegetable wash water as a processing aid to peracetic acid (oxidizing agent) to increase its efficiency against plant pathogens and reduce produce loss.

Processing Aids - SavePROTECT or PeroStar

Processing aids are products that are intended to be used with other products to aid the application or enhance the effect of that product. Save Foods processing aids, which are marketed as SavePROTECT in the Americas and PeroStar in the rest of the world, are based on our proprietary blend of food acids and are added to the wash water at the cleaning and sanitization stages simultaneously with a low concentration of peracetic acid (“PAA”), the active agent. This food acid blend serves several functions:

●	SavePROTECT/PeroStar keeps the process wash waters at a relatively low stable pH level. We have observed that low pH levels strengthen the effectiveness of the PAA and the fungicide used which result in increased sanitation and biocide activity;

●	PAA-based products are used as disinfectant in wash water. When used with PAA-based products, SavePROTECT/PeroStar may optimize the efficacy of PAA and eliminates the strong odor of PAA, creating a more friendly and safe working environment;

●	When used with fungicides, including imidazole, imazalil, thiabendazole, etc. - most commonly used fungicides - SavePROTECT/PeroStar may optimize the efficacy of the fungicides used and prevent resistance buildup;

●	SavePROTECT/PeroStar helps to clean the fruit surface and can improve the performance of the wax applied leading to an improved appearance of treated fruit by leaving a glossy finish on the outer skin of the fruit; and

●	SavePROTECT/PeroStar helps to extend shelf life.

During 2020, we ran a series of proof of concept and small trials in collaboration with commercial partners on pears, avocado, easy peelers, lime, mango, bell pepper, lemons, fresh cut vegetables and figs. During 2021 and the first quarter of 2022, we initiated a proof of concept in bananas, lychee, berries, pomegranate, broccoli, tomato and eggplant. Since the fourth quarter of 2021, we have expanded our footprint to additional countries that are facing export challenges to Europe such as Peru, Turkey, South Africa, Mexico and recently Brazil. As of June 30, 2023, we fully commercialized our solution with respect to easy peelers, lime, bell peppers, dates, pears and avocado.

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Results on Berries

Berries are easily perishable and maintaining fresh quality after harvest depends on proper handling, transportation, and storage. If berries are not properly handled during and after the harvest, they lose nutritional and monetary value.

Strawberries, raspberries, black raspberries, blackberries, and blueberries are picked fully ripe for best appearance and eating quality. Because they are so delicate and easily damaged, they are usually picked directly into final containers to minimize handling, so grading and sorting of damaged or decaying fruit happens as the crop is picked. Even when they are handled under optimal harvesting temperature and humidity conditions, their shelf life is still short compared to most fruits and vegetables. Finally, even though it is common knowledge that consumers should be washing the berries before consuming them, this does not always happen. That makes farm food safety procedures crucial to minimize the risk of spreading foodborne pathogens.

During the fiscal quarter ended December 31, 2021, and the fiscal quarter ended March 31, 2022, we began working with raspberries and strawberries producers to apply our solutions with the goal to extend their shelf life. The results of the trials have shown that for raspberries, our solutions have reclaimed 80% of the raspberries that would otherwise have gone to waste. The trial pushed the boundaries of the raspberries’ shelf life, with 10 days in cold storage and three more days at room temperature, after which three times as many berries were viable to be sold. For strawberries, our treatments have shown a waste reduction of 85% after 15 days.

In addition, after successful pilots on raspberries and strawberries, we decided to conduct a pilot on blueberries in February 2022. In most cases, there are no known treatments for disinfection or post-harvest pathogen prevention in blueberries. The experiment simulated long shipment of blueberries in cold storage for one month. The results demonstrated that our solution protected blueberries from pathogens’ contamination and, subsequently, extended their shelf life by seven days.

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Results on Avocado

During September 2021, we began a commercial pilot with Milopri, the avocado packer of Galilee Export, to evaluate Save Foods’ solution on avocados. While our application was applied on the packing line, boxes of avocado were put aside for shelf-life evaluation. After 16 days at room temperature, the avocado treated with our solution showed the lowest percentage of decay resulting in two times more avocado available for consumption.

Following this successful commercial pilot, Milopri fully adopted and implemented our solutions by August 2022.

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Results on Bell-peppers

The Arava region in southern Israel produces approximately 60% of all the fresh vegetables that Israel exports, and bell peppers are its leading exported vegetable. At the beginning of the bell pepper season (September 2021), we began commercial pilots in two large packing houses in order to evaluate the benefits of our solution as applied to bell peppers. During September 2022, after successfully evaluating our solutions, these two large packing houses began using our solutions as their commercial treatment.

Our solutions have shown a decay reduction compared to the current industry standards and have maintained the firmness of the bell pepper overtime. While Israeli packers in the region are struggling to maintain a reasonable shelf life for their produce during the export process, our solutions have shown a significant improvement in export performance. The foregoing pilot demonstrated that bell peppers, after applying our solution, sustained 70% less decay after 28 days (23 days in cold storage and an additional five days at room temperature) translating into 20% more bell peppers to sell and consume. The post-harvest team at the Central-and Northern-Arava Research and Development center validated these results and the results were thereafter published in an Israeli local professional agriculture journal.

Results on Easy Peelers

Easy peelers are citrus fruits that are easier to peel, such as tangerines, mandarins, satsumas, and clementines. As previously described, imazalil is currently one of the most commonly used fungicide that is effective in controlling post-harvest fungal pathogens in citrus. Currently, the residues of imazalil on citrus fruit is being revised by the European Commission and have already been reduced, and this reduction poses challenges, especially to packing houses exporting to Europe.

Between February and June 2020, we collaborated with the Israeli branch of one of the largest worldwide post-harvest service companies to demonstrate the safety and ability of PeroStar to meet the new requirement of reduced residue level of imazalil and efficiently control decay against the most common pathogens attacking citrus fruit such as green mold (Penecillium digitatum) and sour rot (Geotrichum candidum). The experiment simulated the applications in a packing house which tested the use of imazalil with and without our products. The reference used in the trials to compare the results was the maximum amount of imazalil allowed and the current treatment in the packing house which is a combination of PAA and imazalil as well as PAA alone to simulate treatment in organic settings.

To ensure the efficacy of the products, it is customary to deliberately infect the fruit with the target pathogen at a concentration of around 10 and to inoculate it for 16 to 24 hours before applying the solution. Following the application, the fruit was stored in cold storage for between 9 to 21 days and then stored in room temperature for shelf-life evaluation.

During these months, we ran a series of trials from small scale/lab test (between 350 to 500 fruits per trial) to semi-commercial application (more than 1000 fruits per trial). The semi-commercial pilots were run in Ashkelon, Israel on the packing line of Mehadrin in Israel, a well-know and recognized citrus packer. From January 2022 until January 2023, Mehadrin was applying our solutions on produce in one of its packing-lines in Ashkelon, Israel, in which Mehadrin had reported a reduction of 50% of pesticide usage. Due to technical reasons, our commercial implementation with Mehadrin recently transitioned to a packing-line in Netanya, Israel, for additional pilots. These pilots are expected to continue during the 2023-2024 season.

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The results of the trials have shown that PeroStar significantly reduced the need for additional post-harvest applications with imazalil by at least 50%, and in some cases entirely while improving the fruit shelf life, reducing waste). In addition, the use of PeroStar allows the packing house to meet the new limitations of imazalil utilization as well as meet its goal to apply greener and safer products (see graph below).

Results on Mangos

We recently tested our PeroStar on mangos in collaboration with the Israeli-based Volcani Center for Agricultural Research. The goal of the test was to evaluate the effectiveness of PeroStar in preventing decay in harvested mangos in comparison with fludioxonil. Fludioxonil is a fungicide that is commercially available in Israel at a level of 250 to 300 parts per million. Fludioxonil is deemed to be an effective fungicide against fungi that attack the mango post-harvest, yet there is a growing need for “greener” solutions, given Fludioxonil’s level of toxicity.

Mangos were stored for three weeks after treatment at 12°C and an additional week of shelf life at 20°C in what would typically simulate a mango crate shipment to Europe and retailers in similarly distanced markets.

Results after evaluation have shown us that the treatment with PeroStar, improved the biocide activity of the PAA, which resulted in a reduction in both side decay and stem-end rot (common pathogens in mango) leading to an extended shelf life with no use of fungicide (as demonstrated in the picture below). In addition, the results also showed that the combination of PeroStar with a low concentration of fludioxonil reduced the post-harvest decay to zero. The results (as presented in the graph below) demonstrate that applying PeroStar enables mango producers to achieve an improved shelf life of produce compared to the current solution while reducing the use of conventional chemical pesticides.

During 2022, an independent study, performed by Itay Noked, agronomist and independent researcher (M.Sc. Post-Harvest), showed that our solution can extend the shelf life and freshness of mangos while virtually eliminating the use of post-harvest pesticides; after 21 days in storage and 15 days on the shelf, twice as many mangos were still edible when compared to mangos that didn’t undergo treatment, and 75% less pesticides were used.

Following these pilots, a small commercial application was performed with an Israeli mango packer, in which only 25% fungicide were used together with our solution and compared to the current commercial application with 100% fungicide. Following such application, both batches of fruits were sent to a leading fresh produce distributor in Europe, and both were successfully distributed, demonstrating that our solutions help reduce up to 75% of the applied fungicide. Following these results, a larger commercial application was performed during August 2023 to evaluate our solution on mango at the end of the season.

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Results on Limes

Following a successful pilot in Mexico on Persian lime (where SavePROTECT has reduced to zero the fruit decay after 21 days as shown in the graph below), the packing house bought its first batch to start its utilization of our product. Thereafter, and beginning in June 2021, the packing house began applying our solution to all of its packing facilities in Mexico.

Based on these results, food retailers may benefit from additional income of up to $126 per ton of limes assuming a conservative average price of $3,000 per ton (based on an average price per pound lime of $1.49 in 2019), as presented in the graph below.

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The European Union is a significant target market for our organic food acid blends because of strict regulations that are being imposed on the use of pesticides and GMO-produced crops, as well as health-conscious consumers who represent a growing demand for organic fruits and vegetables. In August 2020, we submitted a regulatory dossier for our PeroStar as a processing aid to be used with PAA in Spain and Italy, two of the largest fruit and vegetables producers in Europe. See “Government Regulation and Product Approval” below.

Commercialization Stage

The table below summarizes our commercialization efforts and activities as of December 31, 2023.

	Easy peeler	Lime	Avocado	Bell pepper	Lemon	Dates	Pears
California, USA	v
Israel	v		v	v	v	v	v
Mexico		v
Turkey	v				v

Sanitizer – SF3HS or SF3H

Post-harvest sanitizers are considered a pesticide and regulated by the EPA in the United States. The EPA will review toxicity data and results from tests to show how well the product kills bacteria to determine if the product should be approved. See “Government Regulation and Product Approval” below.

This sub-category of products is based on our proprietary blend of food acids combined with hydrogen peroxide as the oxizider and includes SF3HS and SF3H. We believe that this category of products will be an improved sanitizer as compared to traditional sanitizers. SF3HS and SF3H are public health antimicrobial pesticide products that bear a claim to control by at least a 3 log10 reduction (99.9%) pest microorganisms that pose a threat to human health (foodborne pathogens), and whose presence cannot readily be observed by the consumer.

After we have finalized our toxicological studies, we conducted a series of microbial trials in laboratories in both the United States and Israel in non-Good Laboratory Practice settings in order to evaluate the efficacy of SF3H as an antimicrobial agent to reduce foodborne pathogenic bacteria in “processing water” for fruit and vegetables. We used a modification of the Association of Official Agricultural Chemists Germicidal and Detergent Sanitizing Action of Disinfectants method and test protocol EN1276 (European standard for the evaluation of chemical disinfectant or antiseptic for bactericidal activity). The tested organisms are Listeria monocytogenes, Salmonella enterica and Escherichia coli O157:H7.

The last test was performed by Analytical Lab Group on a mix culture of Listeria monocytogenes with an exposure time of 30 seconds. The results showed more than 99.99999% (>7.51 Log10) reduction. In Israel, the tests were performed by the Institute for Food Microbiology and Consumer Good Health on a single strain for each pathogen (Listeria monocytogenes, Salmonella typhimurium and E. coli) with exposure time of 30 seconds and the results have shown between 99.99% to 99.9999% reduction. Exposure time is a key parameter in sanitization process, therefore allowing a short contact time is a significant advantage over the competition where the current minimum contact time available is 45 seconds.

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During 2020 we decided to postpone our good laboratory practices efficacy studies in order to concentrate our efforts on the commercialization of our adjuvant, SavePROTECT/ PeroStar solutions.

Results on Avocados (food safety)

We have tested the efficacy of our SF3H and SF3HS products against Listeria on 40 avocados of which 10 avocados were treated with our SF3H and SF3HS products. The peel of the avocado was punctured and infected with high level of Listeria. The results have shown a 99.99% reduction within fifteen seconds of exposure time. In addition, we have also tested the efficacy of SF3H on avocado’s shelf life compared to current treatments (12 avocados per treatment). The results (demonstrated below) show that after 18 days in room temperature the treated avocados display material reduction in microbial spoilage as compared to avocados treated with water and chlorine, a well-known sanitizer.

Results on Microgreens (food safety)

An increasing number of studies point to the growing demand for locally sourced, organic vegetables. Various types of “young vegetables,” such as sprouts, microgreens and baby greens, are becoming increasingly popular due to their high nutritional value. Microgreens are deemed premium products and command higher retail value. They also belong to a group of “functional foods” and have high levels of bioactive compounds, while requiring less water and energy to grow, which they do year-round. Currently, microgreens are largely being cultivated in major greenhouses across the United States. According to Agrilyst, an agro-intelligence platform, greenhouse cultivation of microgreens was the highest in South and Northeast regions, each accounting for 71% and 59% in 2017. While consumers in the United States are more focused on growing leafy greens and microgreens than any other vegetables.

We have tested the efficacy of our SF3H products to control and prevent potential pathogen contamination on microherbs (pea and sorrel) produced by Israeli-based microgreens exporter 2BFresh. Our treatment combined a post-harvest spray application and a fogging treatment to be used in the cooldown storage room. In order to determine the efficacy of the product, 25 swabs were taken across 18 trays (nine of each microgreen species). The results showed more than 90% reduction of the total bacterial load post-treatment.

We believe that our SF3HS and SF3H provide improved sanitization of bacteria (including E. coli, Salmonella and Listeria) while leaving no toxic residues on fruits and vegetables.

We expect the first commercialization of SF3H and SF3HS at the earliest by the end of 2025.

Other Products

Our product portfolio also includes the SpuDefender and FreshProtect.

SpuDefender

SpuDefender is one of our EPA-registered products which targets and is designed to control the post-harvest potato sprout. Due to the European Commission’s decision on January 1, 2020, to no longer allow the use of the herbicide chlorpropham (the “CIPC”), the post-harvest potato industry is looking for new solutions. For over 50 years, CIPC was widely used as a sprout suppressing agrochemical agent applied to potatoes that were stored in processing facilities.

Following recent discussions with post-harvest experts and potential customers, we believe we should concentrate our efforts on the commercialization of our adjuvants. Furthermore, we believe that our SpuDefender product may offer a successful alternative to CIPC. We currently intend to initiate pilot tests with potential customers to treat potatoes pre-storage (three to six months storage in average) in 2024.

FreshProtect

FreshProtect is our second EPA registered product, which targets and is designed to control spoilage-creating microorganisms on post-harvest citrus fruit. The registered label of the product only allows us to market and sell FreshProtect in the United States (excluding California). However, we believe that FreshProtect has a significant potential in reducing the bacterial load entering the packing house in the pre-harvest market. The non-toxicity of FreshProtect allows its application up to the day of harvest (0-day pre-harvest interval), which is critical to prolong crop protection and reduce microbial spoilage.

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We recently ran a proof-of-concept study under a controlled group environment of different plant fungi responsible for decay which showed promising initial results.

Dr. Jim Adaskaveg, Professor at the Microbiology and Plant Pathology Department at the University of California, Riverside, reported the completion of several successful field trials with FreshProtect on citrus trees where he demonstrated a significant reduction of decay in treated fruit and a reduction in bacterial populations.

The main conclusions of the trials were that FreshProtect with concentration of 1% and 2% applied at 400 gallons per acre materially reduced sour-rot on inoculated fruit. While both rates were also effective against fruit inoculated with P. digitatum, (i.e., fungus found in the soil of citrus-producing areas and major source of post-harvest decay), the 2% concentration of FreshProtect demonstrated significantly more efficacy at reducing sour-rot. Natural incidence of Penicillium spp. (a family of fungi) was also reduced on fruit inoculated with G. candidum, fungus that is a member of the human microbiome.

Furthermore, FreshProtect can be used in combination with several different kinds of pesticides and fertilizers which allows the application of more than one pesticide at once. This in turn reduces cost and facilitates implementation. The graph below summarizes these results:

The regulation for pre-harvest (in the field) application especially in California as well as in Israel may take more time than post-harvest application due the potential impact on the environment. We submitted the pre-harvest regulatory dossier on January 2023 in the US. In parallel, we started to run additional pilots in Israel with potential strategic partners in order for them to evaluate and validate the potential of FreshProtect for the pre-harvest market. We expect the registration of the product in the U.S. by mid 2024. Once registered at the EPA level, we would be able to start the registration in California.

Our Strengths

We believe that our main strengths include:

●	Strong Management Team with Commitment to Green Products. Led by an experienced team in developing products and solutions for the agriculture industry, we plan on becoming a significant player in providing consumers with healthy and green fresh produce from farm to fork while endeavoring to ensure food safety and reducing food waste. We believe that our proprietary blend of food acids provides protection to the treated produce and works in synergy with well-known fungicides and sanitizers. This synergy allows us to significantly reduce the concentration of the fungicides that are heavily regulated in several countries and, in certain countries, outright banned and meet the food trends of sustainable and green produce.

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●	Multi-Purpose Products that Simplify Crop Treatment Routine and Save Money. While most chemicals marketed in the industry address either food safety or food waste, our multi-purpose solution are intended to provide a solution for both problems, while simplifying crop treatment and achieving cost saving. Our solutions are capable of cleaning and controlling pathogens that would otherwise render fresh produce as unsafe for human consumption. Our proprietary blend of food acids combined with well-known sanitizers are very efficient against foodborne pathogens like E. coli, Salmonella and Listeria as well as plant pathogens in short contact time (99.999% reduction within 30 seconds of contact). In addition, with multipurpose products, there is no need to order, ship or dispose of bottles of product, resulting in less energy consumed, less CO2, less fuel, and less waste. We believe our focus on natural product chemistries will allow us to continually drive lower costs, higher product gross margins and efficacy through longer shelf life and reduction of food waste.

●	Strong Intellectual Property Portfolio. We believe that we have built a strong intellectual property position throughout the food chain (from field to fork) as our patents claim compositions and methods that can be used to protect food and agricultural products from decay. We rely on a combination of important intellectual property assets, to protect our innovation. Our employees, consultants, customers, and vendors are subject to confidentiality agreements that protect our proprietary manufacturing processes. Our patent portfolio includes granted patents in the United States, Europe, and Israel, as well as several priority applications, across several patent families, including composition-of-matter claims, methods of use claims, including for treating edible matter, for improving the appearance of edible plant matter, and sterilization methods, as well as for articles for implementing these methods. These patents directly protect a proprietary method for extending life shelf and reducing edible matter from microbial decay.

●	Commercially Available Products and Seamless Implementation. One of the oxidizers being used with our products is PAA, a well-known and widely used sanitizer. Following the enforcement of the FSMA in connection with the use of sanitizers, more and more packers have been choosing this healthy and eco-friendly sanitizer over chlorine, and this choice facilitates implementation of our products. In addition, the application of our products does not require special equipment as they are used in combination with or replace existing products applied on the packing line or in the mix tank in the field. This allows a relatively cheap, seamless and fast implementation.

●	Significant Reduction of Hazardous Chemicals Food Residue. All the ingredients in our blend of food acids are recognized by the FDA as GRAS when used as intended in fruit and vegetable wash applications, while oxidizers we use such as hydrogen peroxide rapidly decompose into water and oxygen. The absence of toxicological residues not only improves food quality but also promotes occupational safety for the employees of packing houses, contributing to a friendlier and safer working environment.

Our Strategy

In September 2018, we changed our organizational structure and management team. After reviewing the then existing strategy and results of operation, as well as examining the market opportunities, the new management team decided to update our strategy, reduce the marketing and sales of its existing products, and focus our efforts and financial resources in developing its next generation products. During 2019 and 2020, we developed, validated and tested the efficacy of our next generation product - a blend of food acids - on a variety of crops in small- and large-scale commercial pilots. During 2021, following the completion of certain successful pilots conducted in 2020, we shifted our strategic focus to marketing, sales and overall commercialization of its products.

Over the course of 2022, we understood that working with global post-harvest service companies is challenging, especially when considering that our solutions reduce or replace their lucrative products (fungicides) on the packing line. Furthermore, we concluded that the validation of our solutions by these post-harvest service companies is long and required multiple pilots over several years. In addition, following the positive results on berries, and taking into account the short shelf life and the lack of existing solutions, we decided to focus our efforts on developing such solutions since a shorter shelf life may reduce our sale cycle and, accordingly, present greater market opportunity.

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Therefore, we have revised our strategy, to commercialize our products directly to leading packing houses and through strategic partnerships with post-harvest service companies that work with local partners and/or distributors and focus more on produce that is significantly improved by our solutions while shortening the evaluation period. Our ultimate goal is to eventually gain presence in a variety of businesses compromising the food industry, including pre-harvest, post-harvest, retail and consumer businesses.

In order to achieve our goals, we intend to:

●	Develop a Strong Marketing Message Around Promoting Safe Food While Avoiding Food Waste. We plan to brand our fresh produce with a “chemical residues free” seal of approval and we believe that like-minded fruit packers around the globe will seek to differentiate themselves from their competitors by obtaining this seal.

●	Expand Our Activities to Include Focus on Various Berries. The berry market is virtually untapped and consists of very sensitive produce with limited shelf-life that stand to benefit from our solutions. Berries can be harvested several times throughout the course of the year and are considered to be a high value crop.

●	Acquire or License Complementary Products and Technologies. We actively search for products and technologies that can enhance our portfolio and grow our business to address all the post-harvest treatments such as fruit coating products or technologies.

●	Expand to Additional Produce and Geographies. Our plan is to focus first on key countries and regions with the largest markets for our crops, including Mexico, Israel, Turkey, Egypt, key markets in the United States such as California and Brazil. In the future, we are also planning to increase the variety of crops that can be treated with our products, to include produce such as apples, tomatoes, pomegranate, eggplant, broccoli, and papayas.

●	Focus on Exportation to Europe. We plan to increase our focus on exports to Europe as EU regulations permit a limited use of fungicides. When taking into account these regulations, which are becoming increasingly difficult, and the long transportation time, there is a significant increase to the risk of produce decay.

●	Leverage Our Products Through Collaborations. Our focus and expertise in the development of green products for the agritech industry and in post-harvest treatments allow us to be a partner of choice for other businesses looking for development partners and for larger companies wanting to leverage their product such as PAA into new combination products. For example, companies selling or owning fungicides, the MRL of which is being reduced, and that are working in synergy with our products are good partners. This type of collaboration could allow them to continue selling their product.

Selling and Marketing

Although over the course of 2022, we ran over fifty successful pilots with potential commercial partners, we discovered that the sale cycle is significantly longer than we had anticipated and noted it would take on average, at least two seasons for our new solutions to be fully implemented.

Therefore, to maximize our efforts during 2023, we optimized our marketing and sales strategy. We now concentrate our efforts first on high value crops, such as avocado, mango, citrus, pears, various berries, dates and bell peppers, while targeting larger producing countries in both the northern and southern hemispheres to overcome the seasonal effect. In the last 12 months, we conducted pilots in South and Central America, the United States, South Africa, Turkey, Egypt, and Israel, and we are exploring collaboration opportunities in Morocco. In addition, to shorten the length of our pilots, we now aim to target fresh produce with a comparatively shorter shelf life, including various berries. Over the next 12 months, we intend to focus mainly on following up with the pilots performed during the last 18 months and convert them into full commercial applications. To facilitate our market penetration, we are collaborating with local agents and experts in various jurisdictions, each of which has connections with packers and retailers on the ground, which helps us bridge the language and cultural gaps.

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The table below summarizes the market opportunities for selected produce in our target markets.

	Apples & Pears	Avocado	Bananas	Berries	Bell pepper	Citrus	Lettuce & Chicory	Mango	Papaya	Tomato
Global Production of the Crop (in million ton)	113,920	7,687	120,207	10,765	35,886	157,535	26,992	56,134	14,074	184,282
Production of the Crop in the Company’s Target Markets (in million ton)	20,809	4,660	24,608	4,811	9,516	63,976	7,013	9,337	2,958	54,113
Production of the Crop in the Company’s Target Markets (in %)	18%	61%	20%	45%	27%	41%	26%	17%	21%	29%

1.	Average global production for the years 2018, 2019, 2020 and 2021.
2.	Our general target markets include Brazil, Chile, Colombia, Egypt, Israel, Italy, Mexico, Morocco, Peru, Philippines, South Africa, Spain, Thailand, Turkey and the United States.

Turkey

While Turkey is not a member of the EU, the EU estimates that more than 42 percent of all Turkish exports go to EU member states, which will soon be bound by stricter rules about the origin of their imports. Turkey’s Ministry of Trade estimated that in 2020 the total value of Turkish exports to the EU exceeded €120 billion.

Since August 2021, we have been working with a local post-harvest agent to introduce us to local Turkish packers. Our focus in Turkey is the citrus sector, and as of December 2021, we had three pilots ongoing with leading packers in Turkey. Following these pilots, Kalyoncu began implementing our solution in their citrus line next to Mersin.

Unfortunately, the war in Ukraine as well as the earthquake that hit Turkey during February 2023 had a negative impact on the citrus packers that we worked with for the 2022-2023 season. In addition, the war in Israel and the political atmosphere between Israel and Turkey have a negative impact on our business with Turkey.

Mexico

To promote our activities in Mexico, we are collaborating with Agrinet S. A., an agritech consultancy firm with expertise in introducing new products into Mexico. Agrinet has initiated a pilot program across Mexico to demonstrate the benefits of Save Foods solution. The program included several packing house companies in Mexico that export mainly to the United States. In mid-2022, we decided, together with Agrinet, that it would be economically advantageous to focus on sales with lime packing companies.

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Following successful pilots conducted between August and October of 2020 on Persian lime, SiCar, one of the largest packers of Persian lime in Mexico, is applying our solution in all of their packing houses in Mexico. Mexico is the largest producer of Persian limes.

Israel

From January 2022 until January 2023, Mehadrin was applying our solutions on produce in one of its packing-lines in Ashkelon, Israel, in which Mehadrin had reported a reduction of 50% of pesticide usage. Due to technical reasons, our commercial implementation with Mehadrin recently transitioned to a packing-line in Netanya, Israel, for additional pilots. These pilots are expected to continue during the 2023-2024 season.

Over the course of 2022, we ran additional pilots with large packing houses in Israel on pears, berries, pomegranate and tomatoes. Following several successful pilots on pears, a leading Israeli pear packing company elected to use our solutions as their commercial applications and started to implement our solutions in its facilities by mid-2023.

On September 11, 2020, we signed a five-year exclusive distribution agreement with Safe-Pack Products Ltd., according to which we granted Safe-Pack an exclusive right to resell, distribute, advertise, and market our products in the citrus industry in Israel and the Palestinian territories. Following review and careful consideration, this agreement was not profitable for both parties as initially expected and was mutually terminated in September 2022.

United States

The first market we target for the sale and distribution of SavePROTECT is the post-harvest citrus industry in the State of California, which according to the 2022 USDA report on citrus fruit accounts for 62% of total United States citrus production.

Over the last three years, we have treated more than 200,000 tons of citrus fruit with the different version of our SavePROTECT product. Under the supervision of a world leading packing house to the citrus fruit industry, we evidenced the Company’s solutions utility as having a good safety profile, ensuring food safety and in controlling microbial spoilage. We plan to leverage this collaboration in order to further penetrate the citrus based fruit packing industry, both in California and beyond.

The Post-harvest treatment market for fruits and vegetables, which is projected to grow from $1.5 billion in 2019 to $2.3 billion by 2026, growing at a CAGR of 6.5% during the forecast period, is led globally by select companies, including DECCO U.S. Post-Harvest, Inc., (United States), Pace International, (United States), Xeda International (France), John Bean Technologies (United States) and Agrofresh (United States).

During October 2021, we secured the appropriate regulatory approvals and, accordingly, we plan to further penetrate this market for the upcoming citrus seasons. We currently focus on post-harvest treatment for the citrus industry in addition to pilot studies with leading packers expected to begin during the 2023-2024 season, to evaluate and validate the efficiency of our solutions in their packing facilities.

Spain

Following a collaboration with one of the world’s leading post-harvest treatment service vendors in Spain during 2020, in which we examined our product on citrus fruit, we began the registration process of our product, PeroStar. We believe our product could be an improved alternative to current fungicides that will soon be significantly reduced in this market.

Intellectual Property

We rely on patents and trade secret protection laws to protect our proprietary products and intellectual property. We entered into confidentiality agreements with our employees, consultants, customers, service providers and vendors that cover, inter alia, our technology and proprietary manufacturing processes.

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As of January 9, 2024, we owned eleven issued patents which protect our technology. They were granted in Israel, the United States and Europe and expire between 2031 and 2041. In addition, eleven patent applications are pending.

Compositions and Methods of Treating Edible Matter and Substrates Therefor

This patent family includes patents in the United States, Israel, and an allowed application in Europe and relate to a method for protecting edible matter from decay by applying to the edible matter a disinfecting composition containing, among other things, (1) phosphonic or phosphoric acid, (2) a carboxylic acid, (3) performic acid, (4) a performic acid source (such as formic acid) and an oxidizer (such as hydrogen peroxide).

File Number	Country	Type	Status	Application/Patent Number	Priority Date
SVF-P-001-DE	Germany	Patent	Issued	DE 602011071750.2	September 14, 2010
SVF-P-001-ES	Spain	Patent	Issued	11825901.9	September 14, 2010
SVF-P-001-FR	France	Patent	Issued	11825901.9	September 14, 2010
SVF-P-001-GB	Britain	Patent	Issued	11825901.9	September 14, 2010
SVF-P-001-IL	Israel	Patent	Issued	225247	September 14, 2010
SVF-P-001-IL1	Israel	Patent	Issued	254909	September 14, 2010
SVF-P-001-US1	United States	Patent	Issued	10,212,956	September 14, 2010
SVF-P-001-US2	United States	Patent	Issued	11,632,971	September 14, 2010
SVF-P-001-US3	United States	Patent	Pending	18/082,810	September 14, 2010

An opposition was filed for Patent No. 11825901.9 by Ecolab USA Inc. We overcame two grounds for rejection in the EP Patent office’s preliminary opinion with the third ground to be considered in an oral hearing scheduled for November 2024. The Company believes that such patent does not relate to Save Foods Ltd.’s core business.

Methods for Improving the Appearance of Edible Plant Matter

This patent family includes a patent in Israel and relates to a method of improving the appearance of edible plant matter either during the pre-harvest or post-harvest stage. The method includes applying a composition based on phosphonic acid to the edible plant matter.

File Number	Country	Type	Status	Application/Patent Number	Priority Date
SVF-P-002-IL	Israel	Patent	Issued	229724	May 30, 2011

Method and Apparatus for Maintaining Fresh Produce in a Transportation Container

This patent family includes patents in Israel and the United States and relate to a method for maintaining fresh produce stored in a transportation container. The apparatus is configured to generate an aerosol of one or more liquid pesticides, thereby reducing pathogenic contamination within the transportation container. This patent family covers any liquid pesticide for use in the above-mentioned apparatus.

File Number	Country	Type	Status	Application/Patent Number	Priority Date
SVF-P-003-IL	Israel	Patent	Issued	227328	June 23, 2013
SVF-P-003-US	United States	Patent	Issued	9,487,350	June 23, 2013

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Sterilization Compositions and Methods for Use Thereof

This patent is related to compositions and methods for reducing pathogen load within a container or on a surface, including inter alia the surface of an edible plant matter, and for disinfection of cooling systems.

File Number	Country	Type	Status	Application/Patent Number	Priority Date
SVF-P-004-USP	United States	Patent	Pending	63/605,514	December 3, 2023

Sterilization Devices and Methods for Use Thereof

This patent is related to a device for controlling pathogen load within a container or on a surface by spraying a disinfecting composition in response to a trigger, such as increased pathogenic contamination.

File Number	Country	Type	Status	Application/Patent Number	Priority Date
SVF-P-005-USP	United States	Patent	Pending	63/605,516	December 3, 2023

Compositions Comprising of Several Organic Acids and Use Thereof

This patent family is directed to kits and methods for controlling pathogen load within or on the surface of edible plant matter.

File Number	Country	Type	Status	Application/Patent Number	Priority Date
SVF-P-006-EP	Europe	Patent	Pending	21763868.3	March 1, 2020
SVF-P-006-MX	Mexico	Patent	Pending	MX/a/2022/010828	March 1, 2020
SVF-P-006-PE	Peru	Patent	Pending	001876-2022/DIN	March 1, 2020
SVF-P-006-US	United States	Patent	Pending	17/908,624	March 1, 2020
SVF-P-006-ZA	New Zealand	Patent	Pending	2022/09840	March 1, 2020

Combined Fungicidal Preparations and Methods for Use Thereof

This patent family is related to compositions and to methods for reducing pathogen load on a substrate.

File Number	Country	Type	Status	Application/Patent Number	Priority Date
SVF-P-007-EP	Europe	Patent	Pending	21829736.4	June 23, 2020
SVF-P-007-CA	Canada	Patent	Pending	3,184,215	June 23, 2020
SVF-P-007-US	United States	Patent	Pending	18/012,486	June 23, 2020

We cannot be sure that any patent will be granted with respect to any of our pending patent applications or with respect to any patent applications filed by us in the future. There is also a significant risk that any issued patents will have substantially narrower claims than those that are currently sought.

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Competition

Given that the market for the use of green and “residue free” solutions is evolving, we are continually facing growing competition. The market for post-harvest solutions is fragmented and includes various regional suppliers. The market of post-harvest treatments for fruits and vegetables is dominated by five large players with wide reach across the globe. We believe that a market edge will be given to a company that can solidify its reputation, product quality, customer service and customer intimacy, product innovation, technical service and value creation. Based on these variables, we believe that we compete favorably when compared with the global competition in this market.

Currently, our main competitors are companies providing PAA, chlorine and other sanitization solutions, such as ozone as well as technology companies developing new biorational fungicides.

We also compete with heavily diversified multi-national chemical conglomerates, which produce various biocide formulations designed to kill or deactivate pathogenic micro-organisms. Of these, two companies are the most significant:

●	Evonik Active Oxygens, LLC: A subsidiary of Evonik Industries, AG (Germany). It is a significant worldwide producer of hydrogen peroxide, persulfates and PAA. These products are part of the “Smart Materials” division of Evonik which generated 4.8B Euro in sales in 2022; and

●	Solvay S.A. (Belgium): Similar to Evonik Industries, Solvay is a heavily diversified multinational chemical conglomerate. During the fiscal year 2022, Solvay had approximately €13.4 billion in net sales, spread across the breadth of their product lines. Most relevant to us is their blends of PAA and hydrogen peroxide, sold in two primary formulations - OXYSTRONG for water treatment and PROXITANE for the food industry.

In addition, we have several indirect competitors, which are companies with whom we seek to make strategic partnerships - large companies specializing in post-harvest solutions for the agricultural industry. This has been more difficult than initially anticipated due to our solutions reducing these companies’ revenues from certain fungicides used on produce. Such companies include:

●	Decco US Post-Harvest: Decco is a subsidiary of Decco Worldwide, which itself is a division of United Phosphorous Ltd. Decco provides a variety of solutions, both mechanical and chemical, for the post-harvest industry. They produce conventional fungicides (imazalil, thiabendizole, etc.), as well as produce coatings; and

●	Pace International: Pace International is a subsidiary of the Sumitomo Chemical Company. Similar to Decco, it provides a variety of solutions - primarily in the realm of conventional fungicides and carnauba wax coatings for fruit.

We also consider Citrosol, Xeda International, JBT and Agrofresh as our indirect competitors (and current or potential collaborators).

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We believe that the organic market offers a huge trade and income potential for producers, processors and trading companies globally and that the rising demand of various organic products has driven the demand of organic post-harvest treatments. Green and organic technologies are increasingly being developed in a global market and several conventional post-harvest product and equipment suppliers, such as Citrosol, Fomesa, Decco and JBT, have taken the opportunity and are starting to develop natural products.

Government Regulation and Product Approval

Our products are subject to national, state and local government regulations. Based on the product claims and classification, different regulatory and registration requirements may apply at the state, provincial or federal level.

Regulation of Our Processing Aid - SavePROTECT or PeroStar

In the United States, our SavePROTECT product does not make any pesticidal claims and is not intended for use as a pesticide and, therefore, is not subject to the registration requirements of FIFRA. However, since the product is used on raw agricultural commodities in food processing facilities, the product is subject to regulation under the FFDCA. We believe that the product is in compliance with the FFDCA since every ingredient in the product can be considered GRAS when used as intended and the product does not have pesticidal activity per se.

Although SavePROTECT is not a pesticide under FIFRA, it is still required to be registered in California because the California statute requires the registration of both pesticide and adjuvant products.

On July 31, 2020, we submitted an “Application for Registration of Adjuvant” for SavePROTECT to the California Department of Pesticide Regulation (the “CDPR”). The dossier submitted included the following studies: (i) acute oral toxicity and acute dermal toxicity studies, (ii) physico-chemical property testing (determination of color, physical state, odor, density, pH, viscosity and oxidation/reduction chemical incompatibility), (iii) validation of the high-performance liquid chromatography method assay, (iv) stability test, and (iv) efficacy data.

Based on the intended use and claims for SavePROTECT, our product was registered with CDPR on October 27, 2021, as an adjuvant.

In addition, based on the opinion of our U.S. regulatory experts, all SavePROTECT ingredients are GRAS when used as intended and the product does not have pesticidal activity.

In December 2021, we submitted an application for certification for our SavePROTECT to the Organic Materials Review Institute (“OMRI”), an international nonprofit organization that determines which input products are allowed for use in organic production and processing. OMRI Listed® products are allowed for use in certified organic operations under the United States Department of Agriculture “(USDA”) National Organic Program. OMRI reviews input products to verify that they meet the organic standards for use on organic farms or in organic processing. OMRI is recognized by the USDA National Organic Program as a reputable third-party input reviewer in Interim Instruction 3012 of the USDA’s NOP Handbook. In addition, OMRI is accredited under the International Organization for Standardization ISO 17065 by the USDA Quality Assessment Division.

In June 2022, our SavePROTECT Organic was listed by OMRI allowing us to address the certified organic industry as well.

In Europe, processing aids are defined as substances that are added to exert a technological function during food processing and which may end up in the finished product. According to Regulation (EC) No. 1333/2008, processing aids means any substance which (i) is not consumed as food by itself; (ii) is intentionally used in the processing of raw materials, foods or their ingredients, to fulfil a certain technological purpose during treatment or processing; and (iii) may result in the unintentional but technically unavoidable presence in the final product as residues of the substance or its derivatives, provided they do not present any health risk and do not have any technological effect on the final product.

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Processing aids are differentiated from food additives, which are substances that are added to food with the intention to exert a technological function within the final food product. Therefore, processing aids are not required to follow the EFSA guideline of “Data Requirements for the Evaluation of Food Additive Applications.”

In Europe, our PeroStar is not considered a processing aid in the enzymatic preparation category and, therefore, PeroStar is only regulated at the national level. While there are no harmonized requirements regarding the registration of a processing aids, some data (such as full composition and some toxicological data) must be disclosed and discussed with the competent authorities before the submission of a registration request.

In Spain, the guidelines for precise documentation for evaluation of technological adjuvants intended to be used in human food, state specific conditions for the assessment, authorization and use of all other types of processing aids, which are not processing aids in the enzymatic preparation category. During the third quarter of 2020, we submitted a regulatory dossier as a processing aid for PeroStar in Spain and Italy with very similar information as the regulatory dossier submitted in California. In December 2022, our European regulatory consultant informed us that we satisfied the safety requirement and that no further registration is required at this time.

In Mexico, based on the product composition and the legal status of the substances to be used as food additives, our PeroStar/SavePROTECT can be marketed and used in Mexico as a food additive (processing aid) and no registration is required.

In Israel, the guidelines of the National Food Services, Ministry of Health, define the requirements for cleaning and disinfectant agents used with food. These guidelines state that such cleaning and disinfectant agents applied to the cleaning equipment which comes into direct contact with food, must not contain carcinogens. Specifically, List A and List B published by the Inter-ministerial Committee on Carcinogens, Mutagens and Teratogens of the Ministry of Health identify products and ingredients with carcinogenic, mutagenic and teratogenic properties. Our regulatory consultant in Israel has confirmed that our PeroStar does not contain carcinogens, mutagens and/or teratogens, and, therefore, is considered approved in terms of the relevant regulations of the National Food Services, Ministry of Health, and can be used as an additive to cleaning and disinfectant agents for fresh produce.

On January 22, 2022, we received an approval from Peru’s Ministry of Agricultural Development and Irrigation to sell our products in Peru.

Registration of Our SpuDefender and FreshProtect

We currently have registrations for our SpuDefender (EPA Reg. No. 86381-1) and our FreshProtect (EPA Reg. No. 86381-2), at both the federal level and in the individual states where the products are sold for the use in post-harvest settings. To allow the utilization of our FreshProtect in pre-harvest settings, we submitted to the EPA an updated product label in January 2023.

Regulation of Our Sanitizers - SF3H and SF3HS

In the United States, the primary federal laws that regulate the sale and distribution of our sanitizer products are the Federal Insecticide, Fungicide and Rodenticide Act (“FIFRA”) and the Federal Food, Drug and Cosmetic Act (“FFDCA”).

FIFRA is the federal law that regulates the sale and distribution of pesticides and is administered by the EPA. Products that claim or are otherwise intended to control microorganisms on inanimate surfaces, in water and on raw agricultural commodities are regulated, under FIFRA, as pesticides. FIFRA generally requires the pre-market registration of pesticide products. To register a pesticide product, we are required to provide test data and related information to demonstrate that the product is safe and effective under the conditions of use, as specified on the product label. The cost and timeframe to achieve EPA product registration depends on the type of product and the claims made for the product. Registered products are also subject to a number of recordkeeping and reporting obligations which require constant product oversight by companies.

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Pursuant to FIFRA and Section 408 of the FFDCA, the EPA establishes tolerances for pesticide chemical residues that could remain in or on food, including raw agricultural commodities. A tolerance is the EPA established maximum residue level of a specific pesticide chemical that is permitted in or on a human or animal food in the United States. Generally, any pesticide chemical residue must have either a tolerance or an exemption from the requirement to have a tolerance in order to be permitted in or on human or animal food. The FDA enforces the tolerances pursuant to its authority under the FFDCA.

The FFDCA regulates the sale and distribution of drugs, medical devices, cosmetics and foods (including substances added to and found in food such as pesticide residues) and is administered by the FDA. Under the FFDCA, the FDA does not register or approve products that are used on food commodities and certain food-contact surfaces, such as food packaging. However, all substances that are used on food or food-contact surfaces need to be subject to an FDA regulation or permitted through other clearance mechanisms, such as a Food-Contact Notification, Threshold of Regulation opinion, by Prior Sanction or be “Generally Recognized as Safe” or “GRAS”. If all the substances or ingredients in a particular product are cleared for use on food or food-contact surfaces or are GRAS, then a company can market a product without obtaining any additional clearances. GRAS substances do not require pre-market approval or clearance by the FDA although the FDA does have a notification process for GRAS substances.

At the federal level, antimicrobial agents are subject to regulation by the FDA and/or EPA, either singly or jointly, depending upon the intended use of the product. Antimicrobial products applied to processed food are solely regulated by the FDA per longstanding FDA and EPA policy outlined in an EPA Notice titled “Legal and Policy Interpretation of the Jurisdiction Under the Federal Food, Drug, and Cosmetic Act of the Food and Drug Administration and the Environmental Protection Agency Over the Use of Certain Antimicrobial Substances” (63 Fed. Reg. 54,532 at 54,536 & 54,541 (Oct. 9, 1998)) and EPA’s Pesticide Registration Manual, Chapter 18. Antimicrobial products applied to raw agricultural commodities (e.g. fruits and vegetables) are jointly regulated by the EPA and the FDA if their application takes place in a food-processing facility. If the antimicrobial product is applied to a raw agricultural commodity in a treatment facility that solely washes and packs food commodities, and the treatment does not change the status of the food as a raw agricultural commodity, then the EPA has sole federal regulatory jurisdiction.

Since our sanitizers will be and are intended to be used solely to treat raw agricultural commodities in post-harvest washing and packing facilities, at the federal level they are regulated solely by the EPA (as opposed to FDA): product registration is required under FIFRA and any food residues are regulated under the FFDCA. To complete the registration process, we will be required to submit a number of studies in the form of a registration application or dossier, which has not yet been submitted to EPA. These studies will specifically include: (i) safety studies - six acute toxicity studies (already finalized), (ii) physio-chemical properties testing (already finalized), (iii) one-year storage stability and corrosion (ongoing), and (iv) an efficacy study to demonstrate that the product is an effective sanitizer (studies conducted under non-good laboratory practices already performed and they show the product meets EPA performance standards). We have already identified and engaged with a third-party company in the United States to perform our good laboratory practices efficacy studies.

In addition, every state has its own laws that regulate pesticides and these laws require registration of pesticide products at the state level. Accordingly, products must also be registered in the states in which they are distributed prior to any sale.

Employees

As of January 29, 2024, we (together with our wholly owned subsidiary, Save Foods Ltd.) have two full-time employees and one part-time employee. Our executive officers, David Palach and Lital Barda, are responsible for the day-to-day operations of our company.

Description Of Property

Our commercialization and manufacturing operations are currently conducted at Neve Yarak (Israel) where we lease approximately 230 square meters of space to run our trials. The lease expired on August 31, 2023 and was extended for an additional one-year period. Our current monthly rent payment is NIS 9,900 (approximately U.S. $2,600).

We lease office space in Miami, Florida. We renewed our lease in December 2023 for one year until December 2024, with an option to renew for an additional one-year term. Our current monthly rent payment is $630.

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Legal Proceedings

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company’s property is not the subject of any pending legal proceedings.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our current directors and executive officers:

Name	Age	Position

Amitay Weiss (1) (6)	61	Chairman of the Board of Directors

David Palach	58	Chief Executive Officer

Lital Barda	37	Chief Financial Officer

Ronen Rosenbloom (1) (2) (3) (4) (5)	52	Director

Israel Berenshtein (1) (2) (4) (5)	52	Director

Eliahou Arbib (1) (2) (3) (4) (7)	57	Director

Udi Kalifi (1) (3) (7)	45	Director

Liat Sidi (1)(6)	48	Director

Asaf Itzhaik (1)(6)	51	Director

(1)	Independent Director

(2)	Member of the Compensation Committee

(3)	Member of the Audit Committee

(4)	Member of the Nominating and Corporate Governance Committee.

(5)	Member of Class I with a term ending at the 2025 annual meeting of stockholders.

(6)	Member of Class II with a term ending at the 2026 annual meeting of stockholders.

(7)	Member of Class III with a term ending at 2024 annual meeting of stockholders.

Amitay Weiss, Director

Mr. Weiss has served as a member of our board of directors since August 2020 and as our chairman of the board of directors since May 24, 2021. Mr. Weiss also serves as a director in other public companies, including but not limited to Gix Internet Ltd., Arazim Investments Ltd. and Upsellon Brands Holdings Ltd. Mr. Weiss also serves as Chairman of the Board for Automax Motors Ltd., Clearmind Medicine Inc., SciSparc Ltd., Internet Golden Lines Ltd and Maris-Tech Ltd. amongst others. In April 2016, Mr. Weiss founded Amitay Weiss Management Ltd., an economic consulting company and serves as its chief executive officer. Mr. Weiss holds a B.A in economics from New England College, an M.B.A. in business administration from Ono Academic College in Israel, an Israeli branch of University of Manchester and an LL.B from the Ono Academic College.

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David Palach, Chief Executive Officer

Mr. Palach has served as our chief executive officer since January 2021. Mr. Palach has owned and served as chief executive officer of S.T. Sporting LTD and Sun Light Lightning Solutions LTD, companies operating in the environmental industry since 2009 and 2015, respectively. Mr. Palach holds a BBA in Accounting from Baruch College/City University of New York and completed a Directors Course at Bar Ilan University in Israel. Mr. Palach previously maintained a certified public accounting license in the State of Maryland.

Lital Barda, Chief Financial Officer

Lital Barda has served as our chief financial officer since April 2022. In addition to her role as chief financial officer, Ms. Barda currently serves as an accountant and financial controller for Shlomo Zakai, CPA, a position she has held since November 2017, and provided a wide range of accounting and controlling services for publicly traded and private companies, including for the Company. Ms. Barda holds a B.A. in accounting from the Ono Academic College in Kiryat Ono, Israel. Ms. Barda is also a certified public accountant in Israel.

Ronen Rosenbloom, Director

Mr. Rosenbloom has served as a member of our board of directors since August 2020. Mr. Rosenbloom is an independent lawyer and has been working out of a self-owned law firm specializing in white collar offences since 2004. Mr. Rosenbloom has served on the board of directors of Medigus (Nasdaq and TASE: MDGS) since September 2018 and ScoutCam Inc. (OTC: SCTC) since December 2019. Prior to that, Mr. Rosenbloom served as chairman of the Israeli Money Laundering Prohibition committee and the Prohibition of Money Laundering Committee of the Tel Aviv District, both of the Israel Bar Association from November 2015 to December 2019. Mr. Rosenbloom holds an LL.B. from the Ono Academic College, an Israeli branch of University of Manchester.

Israel Berenshtein, Director

Mr. Berenshtein has served as a member of our board of directors since August 2020. Mr. Berenshtein has also served on the board of directors of Upsellon Brands Holdings Ltd (TASE: UPSL) since May 2019 and on the board of directors of Plantify (STXV: PTFY) since July 2023. Mr. Berenshtein has been working as an independent attorney since 2023. From 2020 to 2022, Mr. Berenshtein worked as an attorney at Ben Yakov, Shvimer, Dolev - Law Office. Prior thereto from April 2010 to December 2020, Mr. Berenshtein was an attorney at Sonol Israel Ltd. and a commercial lawyer and litigator for a leading Israeli law firm from July 2000 to April 2010. Mr. Berenshtein earned an LL.B. in law and an M.A. in Political Science from Bar Ilan University, Israel. Mr. Berenshtein was admitted to the Israel Bar Association in 2000.

Eliahou Arbib, Director

Mr. Arbib has served as a member of our board of directors since January 2021. Mr. Arbib has served as chairman of the board of directors of Chiron Refineries Ltd. (TASE: CHR) since September 2016and has been the owner and manager of Eliahou Arbib Law Offices, since May 2013. Prior to that, from 1993 until 2000, Mr. Arbib was the managing director of AA Arbib Agriculture Supply Ltd. Mr. Arbib holds an LLB from the Law and Business Academic Center of Ramat Gan, Israel. Mr. Arbib has been an active member of the Israeli Bar Association since 2013 and served as deputy chairman of the Security and Defense Committee of the Israeli Bar Association since 2014.

Udi Kalifi, Director

Mr. Kalifi has served as a member of our board of directors since May 18, 2021. Mr. Kalifi is the owner and manager of Udi Kalifi Law Offices since 2006. He has also served as a member of the board of directors of Matomi Media Group Ltd. (TASE: MTMY) since May 2020. Mr. Kalifi holds an LLB, BSc in Accounting and LLM from the Tel Aviv University, Israel and a master’s degree in law and economics from the University of Bologna, Humbourg and Roterdam. Mr. Kalifi has been an active member of the Israeli Bar Association since 2006.

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Liat Sidi, Director

Liat Sidi has served as a member of our board of directors since November 12, 2023. Ms. Sidi has served as manager of the accounting department for Foresight Autonomous Holdings Ltd. (Nasdaq and TASE: FRSX) since 2010. Additionally, since 2010, Ms. Sidi has served as an accountant at Sidi Liat Accounting Services. Since August 2020, Ms.Sidi has served as a director of Plantify since September 2023, and Scisparc Ltd. (Nasdaq: SPRC) since June 2020. Ms. Sidi previously served as an accountant for Panaxia Labs Israel Ltd. (TASE: PNAK) from 2015 to 2020 and as an accountant for Soho Real Estate Ltd. from 2015 to 2016. Ms. Sidi also served as an accountant for Feldman-Felco Ltd. from 2006 to 2010 and as an accountant for Eli Abraham Accounting Firm from 2000 to 2006. Ms. Sidi completed tax, finance and accounting studies in Ramat Gan College of Accounting. Ms. Sidi is a certified public accountant in Israel.

Asaf Itzhaik, Director

Mr. Itzhaik has served as a member of our board of directors since December 20, 2023. Mr. Itzhaik has served as the chief executive officer of A.K.A Optics Ltd., a manufacturer of adaptive optics, since 1994 and as a member of the board of directors of A.K.A Optics Ltd. since 1998. Mr. Itzhaik has served as a director of Plantify since August 2023, as a director of Jeffs’ Brands Ltd. (Nasdaq: JFBR) from August 2022 until November 2023, as a director of Clearmind Medicine Inc. (Nasdaq: CMND) since November 2022, as a director of Rani Zim Shopping Centers Ltd. (TASE: RANI) since August 2022, and as a director of Gix Internet Ltd. (TASE: GIX) since August 2021. Mr. Itzhaik is a certified optometrist and graduated from a program in corporate board leadership in Merkaz Hashilton Hamkomi, Israel.

Family Relationships

There are no family relationships between our directors and executive officers.

Involvement in Certain Legal Proceedings

There are no legal proceedings that have occurred within the past ten years concerning our directors, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one’s participation in the securities or banking industries, or a finding of securities or commodities law violations.

Composition of Board of Directors

Our board of directors consists of six directors. When considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable our board of directors to satisfy its oversight responsibilities effectively in light of our business and structure, the board of directors focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.

Director Independence

Our board of directors has determined that Ronen Rosenbloom, Israel Berenshtein, Amitay Weiss, Eliahou Arbib, Udi Kalifi, Liat Sidi and Asaf Itzhaik do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of The Nasdaq Stock Market LLC.

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Committees of the Board of Directors

Our board of directors directs the management of our business and affairs, as provided by Nevada law, and conducts its business through meetings of the board of directors and standing committees. We have established three committees under the board of directors: an audit committee, a compensation committee and a nominating and corporate governance committee. We have adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee

Our audit committee is responsible for, among other things:

●	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

●	discussing with our independent registered public accounting firm their independence from management;

●	reviewing with our independent registered public accounting firm the scope and results of their audit;

●	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual consolidated financial statements that we file with the SEC;

●	overseeing our financial and accounting controls and compliance with legal and regulatory requirements;

●	reviewing our policies on risk assessment and risk management;

●	reviewing related person transactions; and

●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Our audit committee consists of Udi Kalifi, Eliahou Arbib and Ronen Rosenbloom, with Udi Kalifi serving as chair. Each member of our audit committee meets the financial literacy requirements of Nasdaq listing standards. In addition, our board of directors has determined that Udi Kalifi will qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Our board of directors adopted a written charter for the audit committee, which is available on our website at www.savefoods.co.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is responsible for, among other things:

●	identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;

●	overseeing our succession plan for the CEO and other executive officers;

●	overseeing the evaluation of the effectiveness of our board of directors and its committees; and

●	developing and recommending to our board of directors a set of corporate governance guidelines.

Our nominating and corporate governance committee consists of Ronen Rosenbloom, Israel Berenshtein and Eliahou Arbib, with Ronen Rosenbloom serving as chair. Our board of directors adopted a written charter for the nominating and corporate governance committee, which is available on our principal corporate website at www.savefoods.co.

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Compensation Committee

Our compensation committee is responsible for, among other things:

●	reviewing and approving the compensation of our chief executive officer and other executive officers;

●	reviewing and making recommendations to the board of directors regarding director compensation; and

●	appointing and overseeing any compensation consultants.

Our compensation committee consists of Ronen Rosenbloom, Israel Berenshtein and Eliahou Arbib, with Israel Berenshtein serving as chair. Our board has determined that Ronen Rosenbloom, Israel Berenshtein and Eliahou Arbib meet the definition of “independent director” for purposes of serving on the compensation committee under Nasdaq Rules, including the heightened independence standards for members of a compensation committee, and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act. Our board of directors adopted a written charter for the compensation committee, which is available on our principal corporate website at www.savefoods.co.

Risk Oversight

Our board of directors is responsible for overseeing our risk management process. Our board of directors focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our audit committee is also responsible for discussing our policies with respect to risk assessment and risk management.

Code of Business Conduct and Ethics

We adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on our website, www.savefoods.co. In addition, we post on our website all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the code.

Change in Procedures for Nominating Directors

There have been no material changes to the procedures by which our stockholders may recommend nominees to our board of directors from those procedures set forth in our Proxy Statement for our 2023 Annual Meeting of Stockholders, filed with the SEC on July 31, 2023.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information concerning the compensation awarded to, earned by or paid to of our Chief Executive Officer and our other executive officer receiving annual remuneration in excess of $100,000 during 2023 (each, a “Named Executive Officer”).

Name and principal position	Fiscal Year	Salary ($)	Bonus ($)	Stock awards ($)		Option awards ($)	All other compensation ($)	Total ($)
David Palach	2023	72,368	15,000	305,820	(1)	-	-	393,187
Chief Executive Officer	2022	134,844	-	-		-	-	134,844

Lital Barda	2023	60,976	7,500	119,035	(2)	-	-	187,510
Chief Financial Officer	2022	63,244	12,500	-		-	-	75,744

(1) Represents 42,858 shares and 57,142 shares of Common Stock at $4.742 per share and $1.795 per share issued on March 29, 2023 and December 20, 2023, respectively.

(2) Represents 14,286 shares and 28,571 shares of Common Stock at $4.742 per share and $1.795 per share issued on March 29, 2023 and December 20, 2023, respectively.

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Outstanding Equity Awards at Fiscal Year-End

There were no unexercised options, stock that has not vested or equity incentive plan awards for our Named Executive Officers as of December 31, 2023.

Agreements with Executive Officers

We, and through our Israeli subsidiary, have entered into written agreements with certain of our executive officers.

Consulting Agreement - David Palach

On November 6, 2020, we entered into a consulting agreement with S.T Sporting (1996) Ltd., for the services of David Palach (the “CEO Consulting Agreement”). Pursuant to the terms of the CEO Consulting Agreement, Mr. Palach provides us services as chief executive officer. Pursuant to the terms of the CEO Consulting Agreement, Mr. Palach was entitled to a monthly fee in the amount of $8,000 plus value added tax per month and a grant of options to purchase shares of our Common Stock, which amount shall be determined by good faith negotiations by the board of directors on a future date.

On June 23, 2021, our board of directors approved updated compensation for Mr. Palach pursuant to which Mr. Palach is entitled to a monthly fee of $14,000 plus value added tax; reimbursement of expenses not exceeding $500 per month; a grant of an option to purchase shares of Common Stock representing 4.5% of the Company’s outstanding capital stock as of June 23, 2021; the immediate repayment of $8,000, representing debt payable to Mr. Palach that accrued from November 2020 until April 2021. In lieu of such option, our board of directors approved the issuance of 42,858 shares of Common Stock to Mr. Palach in March 2023.

On August 29, 2022, the monthly fee of Mr. Palach was reduced to $6,000.

Following the compensation committee’s recommendation of December 19, 2023, the board of directors approved a monthly fee increase of $1,000, starting January 1, 2024.

Consulting Agreement -Lital Barda

On April 18, 2022, Save Foods Ltd., our operating subsidiary, entered into a consulting agreement with Shlomo Zakai CPA (“Consultant”) for, among other things, chief financial officer services to be provided to Save Foods Ltd. exclusively by Lital Barda. for a monthly base salary of NIS 25,000 to be paid for Ms. Barda’s services The agreement may be terminated by either party upon 30 day’s written notice and by Save Foods Ltd. upon the occurrence of certain events as set forth in the agreement.

Director Compensation

The following table sets forth the compensation we paid our non-executive directors during the fiscal year ended December 31, 2023.

Name	Fees earned or paid in cash ($)	Option awards ($)	All other compensation ($)	Total ($)
Amitay Weiss	129,870	-	179,500	309,370
Eliahou Arbib	45,996	-	26,028	72,024
Udi Kalifi	45,996	-	26,028	72,024
Israel Berenshtein	45,996	-	26,028	72,024
Ronen Rosenbloom	45,996	-	26,028	72,024
Roy Borochov (1)	37,825	-	-	37,825
Asaf Itzhaik (2)	1,692	-	-	1,692
Liat Sidi(3)	2,925	-	-	2,295

(1)	Represents 100,000 shares of Common Stock at $1.795 per share issued on December 20, 2023.
(2)	Represents 14,500 shares of Common Stock at $1.795 per share issued on December 20, 2023.
(3)	Roy Borochov resigned as a director on December 15, 2023
(4)	Asaf Itzhaik was appointed as a director on December 20, 2023
(5)	Liat Sidi was appointed as a director on November 12, 2023

78

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below provides information regarding the beneficial ownership of our Common Stock as of January 29, 2024, of (i) each of our current directors, (ii) each of the Named Executive Officers, (iii) all of our current directors and executive officers as a group, and (iv) each person (or group of affiliated persons) known to us who owns more than 5% of our outstanding Common Stock.

The beneficial ownership of our Common Stock is determined in accordance with the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest.

The percentage of shares of Common Stock beneficially owned is based on 2,955,490 shares of Common Stock outstanding as of January 29, 2024.

Unless otherwise indicated below each person has sole voting and investment power with respect to the shares beneficially owned and the address for each beneficial owner listed in the table below is c/o Save Foods, Inc., HaPardes 134 (Meshek Sander), Neve Yarak, Israel.

Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% or more stockholders
Yaaran Investments Ltd.(1)	223,008	7.55%
7 Harsit Street, Sheary-Tikva, Israel
Plantify Foods, Inc.(2)	166,340	5.63%
2264 East 11th Avenue
Vancouver, V5N1Z6, British Columbia, Canada.
Directors
Amitay Weiss	100,000	3.38%
Eliahou Arbib	14,500	*
Udi Kalifi	18,546	*
Israel Berenshtein	14,500	*
Ronen Rosenbloom	14,500	*
Asaf Itzhaik	-	-
Liat Sidi	-	-
Executive Officers
David Palach	100,000	3.38%
Lital Barda	42,857	1.45%

All directors and executive officers as a group (9 persons)	304,903	10.32%

*	Less than 1%.

(1)	Shamuel Yannay, chief executive officer of Yaaran Investments Ltd. (“Yaaran”) has sole voting and dispositive power over shares owned by Yaaran.
(2)	Gabi Kabazo, chief financial officer of Plantify, has sole voting and dispositive power over shares owned by Plantify.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Party Transactions

The following is a description of transactions since January 1, 2021, to which we were a party or will be a party, in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last three completed fiscal years, and in which any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Plantify Transactions

On March 31, 2023, we entered into a securities exchange agreement with Plantify pursuant to which each of the respective parties agreed to issue to the other party 19.99% of its issued and outstanding capital stock. Upon the closing of the transaction on April 5, 2023, we issued 166,340 shares of Common Stock to Plantify, which amount represented 19.99% of our outstanding capital stock as of immediately prior to the closing (and 16.66% of our outstanding capital stock as of immediately following the closing), and Plantify issued 30,004,349 of its common shares to us which represented 19.99% of Plantify’s outstanding capital stock as of immediately prior to the closing (and 16.66% of Plantify’s outstanding capital stock as of immediately following the closing). In connection with the execution of the agreement, Plantify issued us a convertible debenture (the “Debenture”) in the principal amount of CDN$1,500,000 (approximately $1,124,000) which accrues interest at the rate of 8% annually and matures and is due and payable by Plantify on October 4, 2024. The outstanding principal may be converted, at our sole discretion, into common shares of Plantify at a price per share of CDN$0.05 until the first anniversary of the Debenture issuance date and CDN$0.10 per share thereafter. Accrued interest under the Debenture is convertible at the market price of Plantify’s common shares, subject to Toronto Stock Exchange -Venture Exchange (“TSXV”) approval, at the time of conversion. Payment and other obligations under the Debenture are secured by all of the property and assets of Plantify’s subsidiary, Peas of Bean Ltd.

On September 7, 2023, the Company purchased an additional 55,004,349 common shares of Plantify. As a result, the Company currently owns 23.13% of Plantify’s issued and outstanding share capital.

Asaf Itzhaik and Liat Sidi are each a director of Plantify.

Director Independence

Our board of directors has determined that Ronen Rosenbloom, Israel Berenshtein, Amitay Weiss, Eliahou Arbib, Udi Kalifi, Liat Sidi and Asaf Itzhaik do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of The Nasdaq Stock Market LLC.

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DESCRIPTION OF SECURITIES

General

The following description of our capital stock is intended as a summary only. We refer you to our Articles of Incorporation and Bylaws which have been filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the Nevada Revised Statutes.

Common Stock

The Company’s Articles of Incorporation authorizes 495,000,000 shares of common stock, par value $0.0001 per share.

On October 5, 2023, our 1-for-7 reverse stock split, became effective. As of January 29, 2024, there were 2,955,490 shares of Common Stock outstanding.

Voting Rights

Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our Common Stock have no cumulative voting rights, preemptive, conversion, redemption or subscription rights and there are no sinking fund provisions applicable to our Common Stock.

Liquidation Rights

In the event of our liquidation, dissolution or winding-up, holders of our Common Stock have the right under Section 78.590 of the Nevada Revised Statutes to a ratable portion of assets remaining after satisfaction in full of the prior rights of our creditors, all liabilities and the total liquidation preferences of any outstanding shares of preferred stock.

Dividends

Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our Common Stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors, or board, out of our assets which are legally available.

Preferred Stock

Our Articles of Incorporation authorizes 5,000,000 shares of preferred stock, par value $0.0001 per share. As of January 29, 2024, there were no shares of preferred stock outstanding. The board of directors is authorized to provide for the issuance of these unissued shares of preferred stock in one or more series, and to fix the number of shares and to determine the rights, preferences and privileges thereof.

Anti-Takeover Provisions

The provisions of Nevada Revised Statutes, our Articles of Incorporation and our Bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of the Company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Articles of Incorporation and Bylaw Provisions

Our Articles of Incorporation and our Bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:

●	Board of directors’ vacancies. Our Articles of Incorporation provide that vacancies on the board of directors may be filled only by the affirmative vote of a majority of the directors then in office, irrespective of whether there is a quorum. Additionally, the number of directors to serve on our board of directors is fixed solely and exclusively by resolution duly adopted by our board of directors. This would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

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●	Special meetings of stockholders. Our Articles of Incorporation and By-laws provide that special meetings of our stockholders may be called by the board of directors acting pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, and special meetings of stockholders may not be called by any other person or persons.

●	No cumulative voting. Nevada Revised Statutes provide that a Nevada corporation may provide for cumulative voting.in the election of directors so long as certain procedures are followed. Our Articles of Incorporation do not provide for cumulative voting.

●	Amendment of Articles of Incorporation. Any amendment of our Articles of Incorporation require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class. Amendments to the Bylaws may be executed pursuant to a resolution by the board of directors pursuant to an affirmative vote of a majority of the directors then in office, or by the affirmative vote of at least 75% of the outstanding shares of capital stock entitled to vote.

●	Issuance of undesignated preferred stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock, which may be converted into large numbers of shares of Common Stock, would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

●	Nevada Business Combination Statute. We are subject to the “business combination” provisions of Nevada Revised Statutes. In general, Sections78.411 to 78.444 of the Nevada Revised Statutes prohibits a Nevada corporation with at least 200 stockholders from engaging in a business combination with an interested stockholder for a period of two years following the date such person becomes an interested stockholder, unless the business combination or the transaction in which such person becomes an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person that, together with affiliates and associates, owns, or within two years prior to the determination of interested stockholder status did own, 10% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, and the anti-takeover effect includes discouraging attempts that might result in a premium over the market price for the shares of our Common Stock.

●	Exclusive forum. Unless we consent in writing to the selection of an alternative forum, the state and federal courts of the State of Nevada are the sole and exclusive forums for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Nevada Revised Statutes, our Articles of Incorporation or our By-laws, or (iv) any action asserting a claim against us governed by the internal affairs doctrine. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees.

SHARES ELIGIBLE FOR FUTURE SALE

Market sales of shares of our Common Stock after this Offering and from time to time, and the availability of shares for future sale, may reduce the market price of our Common Stock. Sales of substantial amounts of our Common Stock, or the perception that these sales could occur, could adversely affect prevailing market prices for our Common Stock and could impair our future ability to obtain capital, especially through an offering of equity securities. After the effective date of the registration statement of which this Prospectus is a part, all of the shares registered in this Offering will be freely tradable without restrictions or further registration under the Securities Act of 1933, unless the shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act. The balance of shares which are not being registered will be eligible for sale pursuant to exemptions from registration. However, these shares not being registered are held by our management and other affiliates who are limited to selling only 1% of our issued and outstanding shares every 90 days.

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LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus has been passed upon for us by The Crone Law Group, P.C. Mark Crone, the principal of The Crone Law Group, P.C., indirectly owns 23,568 shares of our Common Stock.

EXPERTS

The consolidated financial statements of Save Foods, Inc. as of December 31, 2022 and 2021, and for each of the years in the two-year period ended December 31, 2022, have been included herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Plantify Foods, Inc. as of and for the year ended December 31, 2022 included in this registration statement have been so included in reliance on the report of Ziv Haft, BDO member firm, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a Registration Statement on Form S-1 we have filed with the SEC. We have not included in this prospectus all of the information contained in the Registration Statement and you should refer to our Registration Statement and its exhibits for further information. You can obtain a copy of the Registration Statement, including the exhibits filed with it, from the SEC as indicated below.

We will file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at their Public Reference Room at 100 F Street, NE, Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. Therefore, if anyone gives you different or additional information, you should not rely on it. The information contained in this prospectus is correct as of its date. It may not continue to be correct after this date.

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INDEX TO FINANCIAL STATEMENTS

Save Foods, Inc.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2022

CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED)

AS OF SEPTEMBER 30, 2023

PLANTIFY FOODS, INC.

(Formerly Antalis Ventures Corp.)

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2022

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF

SAVE FOODS, INC.

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors

Save Foods, Inc.:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Save Foods, Inc. and its subsidiary (hereinafter – “the Company”) as of December 31, 2022 and 2021, the related consolidated statements of comprehensive loss, changes in stockholders’ equity (deficit), and cash flows for each of the years in the two- year period ended December 31, 2022, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the two- year period ended December 31, 2022 in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Somekh Chaikin

Somekh Chaikin

Member Firm of KPMG International

We have served as the Company’s auditor since 2021.

Tel Aviv, Israel

March 27, 2023, except for Note 1C, as to which the date is February 2, 2024

F-2

SAVE FOODS, INC.

CONSOLIDATED BALANCE SHEETS

(U.S. dollars except share and per share data)

	December 31, 2022	December 31, 2021
Assets
Current Assets
Cash and cash equivalents	5,700,709	6,750,938
Restricted cash (Note 2D)	50,062	56,674
Accounts receivable, net	192,597	172,630
Inventories	81,706	22,603
Other current assets (Note 3)	247,370	226,252
Total Current assets	6,272,444	7,229,097

Right-of-use asset arising from operating leases (Note 7)	121,855	129,613

Property and equipment, net (Note 4)	97,914	100,944

Funds in respect of employee rights upon retirement	-	137,625
Total assets	6,492,213	7,597,279

Liabilities and Shareholders’ Equity
Current Liabilities
Short-term loan from banking institutions	-	8,390
Accounts payable	419,814	539,360
Other liabilities (Note 5)	295,035	383,554
Total current liabilities	714,849	931,304

Operating lease liabilities (Note 7)	40,023	87,287

Liability for employee rights upon retirement	-	166,077

Total liabilities	754,872	1,184,668

Shareholders’ Equity (Note 8) (*)
Common stocks of $ 0.0001 par value each (“Common Stocks”): 495,000,000 shares authorized as of December 31, 2022 and 2021; issued and outstanding 688,272 and 429,953 shares as of December 31, 2022 and 2021, respectively.	69	43
Preferred stocks of $ 0.0001 par value (“Preferred stocks”): 5,000,000 shares authorized as of December 31, 2022 and 2021; issued and outstanding 0 shares as of December 31, 2022 and 2021.	-	-
Additional paid-in capital	28,710,412	23,607,741
Foreign currency translation adjustments	(26,275)	(26,275)
Accumulated deficit	(22,837,827)	(17,098,227)
	5,846,379	6,483,282
Non-controlling interest	(109,038)	(70,671)
Total Shareholders’ equity	5,737,341	6,412,611
Total liabilities and Shareholders’ equity	6,492,213	7,597,279

(*)	Adjusted to reflect one for seven reverse stock split in October 2023 (see note 1C).

The accompanying notes are an integral part of the consolidated financial statements.

F-3

SAVE FOODS, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(U.S. dollars except share and per share data)

	Year ended December 31
	2022	2021

Revenues from sales of products	394,004	438,141
Cost of sales (Note 11)	(158,313)	(135,943)
Gross profit	235,691	302,198
Research and development expenses (Note 12)	(770,826)	(538,684)
Selling and marketing expenses	(567,598)	(200,299)
General and administrative expenses (Note 13)	(4,716,909)	(4,266,854)
Operating loss	(5,819,642)	(4,703,639)
Financing income (expenses), net (Note 14)	39,801	(161,737)
Comprehensive loss	(5,779,841)	(4,865,376)
Less: Net loss attributable to non-controlling interests	40,241	44,796
Net loss attributable to the Company’s shareholders	(5,739,600)	(4,820,580)

Loss per share (basic and diluted) (Note 16) (*)	(10.85)	(13.25)
Basic and diluted weighted average number of shares of common stock outstanding (Note 16) (*)	528,776	363,739

(*)	Adjusted to reflect one for seven reverse stock split in October 2023 (see note 1C).

The accompanying notes are an integral part of the consolidated financial statements.

F-4

SAVE FOODS, INC.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

(U.S. dollars, except share and per share data) (*)

	Number of Shares	Amount	Additional paid-in capital	Foreign currency translation adjustments	Accumulated deficit	Total Company’s Shareholders’ equity (deficit)	Non-controlling interest	Total Shareholders’ equity (deficit)

BALANCE AT JANUARY 1, 2021	258,553	25	11,867,721	(26,275)	(12,277,647)	(436,176)	(29,277)	(465,453)
CHANGES DURING THE YEAR ENDED DECEMBER 31, 2021:
Issuance of shares, net of issuance costs of $1,542,138	155,845	16	10,457,846	-	-	10,457,862	-	10,457,862
Conversion of convertible loans	9,555	1	648,409	-	-	648,410	-	648,410
Share based compensation to employees and directors	-	-	219,814	-	-	219,814	3,402	223,216
Issuance of shares to services providers	6,000	1	413,951	-	-	413,952	-	413,952
Comprehensive loss for the year	-	-	-	-	(4,820,580)	(4,820,580)	(44,796)	(4,865,376)
BALANCE AT DECEMBER 31, 2021	429,953	43	23,607,741	(26,275)	(17,098,227)	6,483,282	(70,671)	6,412,611
CHANGES DURING THE YEAR ENDED DECEMBER 31, 2022:
Issuance of shares, net of issuance costs of $696,670	228,572	23	4,103,307	-	-	4,103,330	-	4,103,330
Issuance of shares to employees and services providers	29,747	3	916,476	-	-	916,479	591	917,070
Share based compensation to employees and directors	-	-	82,888	-	-	82,888	1,283	84,171
Comprehensive loss for the year	-	-	-	-	(5,739,600)	(5,739,600)	(40,241)	(5,779,841)
BALANCE AT DECEMBER 31, 2022	688,272	69	28,710,412	(26,275)	(22,837,827)	5,846,379	(109,038)	5,737,341

(*)	Adjusted to reflect one for seven reverse stock split in October 2023 (see note 1C).

The accompanying notes are an integral part of the consolidated financial statements.

F-5

SAVE FOODS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. dollars)

	Year ended December 31
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Loss for the year	$(5,779,841)	$(4,865,376)
Adjustments required to reconcile net loss for the period to net cash used in operating activities:
Depreciation	54,719	57,195
Decrease in liability for employee rights upon retirement, net	(28,452)	(6,819)
Issuance of shares to employees and services providers	856,064	450,730
Gain from sales of property and equipment	(12,294)	-
Expenses on convertible loans	-	116,462
Exchange rate differences on operating leases	(13,731)	-
Increase in accounts receivable, net	(19,967)	(24,689)
Increase in inventories	(59,103)	(6,247)
Decrease (increase) in other current assets	39,888	(200,673)
Increase (decrease) in accounts payable	(116,580)	337,680
Decrease in other liabilities	(112,083)	(158,008)
Decrease in operating lease expense	66,647	-
Change in operating lease liability	(68,858)	-
Net cash used in operating activities	(5,097,126)	(4,113,307)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(51,689)	(67,749)
Net cash used in investing activities	(51,689)	(67,749)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible loans	-	274,000
Repayments of long-term loans from banking institutions	(8,390)	(7,875)
Repayments of right of use asset arising from operating leases	-	(38,971)
Proceeds from shares issued for cash, net of issuance costs	4,103,330	10,497,862
Net cash provided by financing activities	4,094,940	10,725,016
Effect of exchange rate changes on cash and cash equivalents	(2,966)	(1,643)

INCREASE (DECREASE) IN CASH , CASH EQUIVALENTS AND RESTRICTED CASH	(1,056,841)	6,542,317

CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF YEAR	6,807,612	265,295

CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF YEAR	$5,750,771	$6,807,612

The accompanying notes are an integral part of the consolidated financial statements.

F-6

SAVE FOODS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. dollars)

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$-	$231
Non-cash transactions:
Termination of lease agreement	-	51,358
Termination of lease liability	-	50,072
Conversion of convertible loans	-	648,410
Deferred issuance expenses	-	40,000
Initial recognition of operating lease right-of-use assets	47,280	201,467
Initial recognition of operating lease liability	47,280	201,467
Issuance of shares for future services	61,006	-

The accompanying notes are an integral part of the consolidated financial statements.

F-7

SAVE FOODS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – GENERAL

A.	Operations

Save Foods, Inc. (the “Company”) was incorporated on April 1, 2009, under the laws of the State of Delaware. On April 27, 2009, the Company acquired from its stockholders 98.48% of the issued and outstanding shares of Save Foods Ltd. (the Company and Save Foods Ltd. collectively, the “Group”), including preferred and Common Stock. Save Foods Ltd. was incorporated in 2004 and commenced its operations in 2005. Save Foods Ltd. develops, produces, and focuses on delivering innovative solutions for the food industry aimed at improving food safety and shelf life of fresh produce.

On May 13, 2021, the Company completed an underwritten public offering of 155,845 shares of its Common Stock for net proceeds of $10,457,862. Commencing on May 14, 2021, The Company’s common stock was listed on the Nasdaq Capital under the symbol “SVFD”.

On August 15, 2022, the Company completed an underwritten public offering of 228,572 shares of its Common Stock at a price to the public of $21.00 per share. The gross proceeds to the Company from this offering were $4,800,000, before deducting underwriting discounts, commissions and other offering expenses, and excluding the exercise of the over-allotment option by the underwriter, which was not exercised in an amount totaling $696,670 resulting in net proceeds of $4,103,330 The Company granted the underwriter a 45-day option to purchase up to 34,286 additional shares of Common Stock of the Company to cover over-allotments at the public offering price, less the underwriting discounts and commissions. In addition, the Company issued to the underwriter as compensation, warrants to purchase up to 11,429 shares of Common Stock (5% of the aggregate number of shares of Common Stock sold in this offering). The underwriter’s warrants are exercisable at a per share exercise price equal to 125% of the public offering price per share in this offering ($26.25). The underwriter’s warrants are exercisable at any time and from time to time, in whole or in part, during the four and a half year period commencing 180 days from the effective date of the registration statement.

B.	Reverse stock split 2021

On February 23, 2021, the Company amended its Certificate of Incorporation to effect a 7 to 1 reverse stock split of the Company’s outstanding Common Stock.

As a result of the reverse stock split, every 7 shares of the Company’s outstanding Common Stock prior to the effect of that amendment were combined and reclassified into one share of the Company’s Common Stock. No fractional shares were issued in connection with or following the reverse split. The number of authorized capital of the Company’s Common Stock and par value of the shares remained unchanged.

All share, stock option and per share information in these consolidated financial statements have been restated to reflect the stock split.

C.	Reverse stock split 2023

On October 4, 2023, following the 2023 annual meeting of stockholders, the Company filed a Certificate of Amendment (the “Amendment”) to its Amended and Restated Certificate of Incorporation in Delaware to effect a one for seven reverse stock split of the Company’s outstanding Common Stock (the “Reverse Stock Split”). The Amendment became effective on October 5, 2023.

As a result of the Reverse Stock Split, every seven shares of the Company’s outstanding Common Stock prior to the effect of that Amendment were combined and reclassified into one share of the Company’s Common Stock. No fractional shares were issued in connection with or following the reverse split and the shares were rounded to the nearest whole number. The authorized capital and par value of the Common Stock remained unchanged.

All share, stock option and per share information in these consolidated financial statements were adjusted retroactively for all periods presented in these financial statements.

F-8

SAVE FOODS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – GENERAL (continue)

D.	Liquidity

Since inception, the Company has incurred significant losses and negative cash flows from operations and has an accumulated deficit of $22,837,827 as of December 31, 2022. The Company has financed its operations mainly through fundraising from various investors.

The Company’s management expects that the Company will continue to generate losses and negative cash flows from operations for the foreseeable future. Based on the projected cash flows and cash balances as of the date of these financial statements, management is of the opinion that its existing cash will be sufficient to meet its obligations for a period which is longer than 12 months from the date of the approval of these consolidated financial statements.

NOTE 2– SIGNIFICANT ACCOUNTING POLICIES

These consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP).

  A. Use of estimates in the preparation of financial statements

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, certain revenues and expenses, and disclosure of contingent assets and liabilities as of the date of the financial statements. Actual results could differ from those estimates. As applicable to these financial statements, the most significant estimates and assumptions relate to share based compensation.

  B. Functional currency

A majority of the Group’s revenues is generated in U.S. dollars. In addition, most of the Group’s costs are denominated and determined in U.S. dollars. Management believes that the dollar is the currency in the primary economic environment in which the Group operates. Thus, the functional and reporting currency of the Group is the U.S. dollar. Transactions and monetary balances in other currencies are translated into the functional currency using the current exchange rate.

Accordingly, monetary accounts maintained in currencies other than the dollar are remeasured into dollars in accordance with Accounting Standards Codification (“ASC”) 830, “Foreign Currency Matters”. All transaction gains and losses of the remeasured monetary balance sheet items are reflected in the statements of operations as financial income or expenses, as appropriate.

F-9

SAVE FOODS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2– SIGNIFICANT ACCOUNTING POLICIES (continue)

  C. Principles of consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiary, Save Foods Ltd. All significant intercompany balances and transactions have been eliminated on consolidation.

  D. Cash and cash equivalents, and restricted cash

Cash equivalents are short-term highly liquid investments which include short term bank deposits (up to three months from date of deposit), that are not restricted as to withdrawals or use that are readily convertible to cash with maturities of three months or less as of the date acquired.

Restricted cash as of December 31, 2022 and 2021 include $50,062 and $56,674, respectively, collateral account for the Group’s corporate credit cards and a loan and is classified in current assets.

  E. Accounts receivables

The Group maintains an allowance for doubtful accounts for estimated losses inherent in its accounts receivable portfolio. In establishing the required allowance, management considers historical losses adjusted to take into account current market conditions and its customers’ financial condition, the amount of receivables in dispute, and the current receivables aging and current payment patterns. As of December 31, 2022, and 2021, an allowance for doubtful debts in the amount of $24,259 and $27,450, respectively, is reflected in net accounts receivable. The Group does not have any off-balance-sheet credit exposure related to its customers.

  F. Property, plant and equipment, net

1.	Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. When an asset is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition is reflected in the Statements of Comprehensive Loss.

2.	Rates of depreciation:

%

Furniture and office equipment	7-15
Machines	10-15
Computers	33
Vehicle	15

  G. Impairment of long-lived assets

The Group’s long-lived assets are reviewed for impairment in accordance with ASC Topic 360, “Property, Plant and Equipment”, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. No impairment expenses were recorded during the years ended December 31, 2022 or 2021.

F-10

SAVE FOODS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2– SIGNIFICANT ACCOUNTING POLICIES (continue)

  H. Income taxes

The Group accounts for income taxes in accordance with ASC Topic 740, “Income Taxes”. Accordingly, deferred taxes are determined utilizing the asset and liability method based on the estimated future tax effects of differences between the financial statement carrying amount and the tax bases of assets and liabilities under the applicable tax law. Deferred tax balances are computed using the enacted tax rates expected to be in effect when these differences reverse. Valuation allowances in respect of deferred tax assets are provided for, if necessary, to reduce deferred tax assets to amounts more likely than not to be realized.

The Group accounts for unrecognized tax benefits in accordance with ASC Topic 740, which prescribes detailed guidance for the financial statement recognition, measurement and disclosure of unrecognized tax benefits recorded in a Company’s financial statements. According to ASC Topic 740, tax positions must meet a more-likely-than-not recognition threshold to be recognized. Recognized tax positions are measured as the largest amount that is greater than 50 percent likely of being realized. The Company’s accounting policy is to present interest and penalties relating to income taxes within income taxes; however the Company did not recognize such items in its fiscal years 2022 and 2021 financial statements and did not recognize any amount with respect to an unrecognized tax benefit in its balance sheets.

  I. Liability for employee rights upon retirement

Under Israeli law and labor agreements, Save Foods Ltd. is required to make severance payments to retired or dismissed employees and to employees leaving employment in certain other circumstances. In respect of the liability to the employees, individual insurance policies are purchased, and deposits are made with recognized severance pay funds. The liability for severance pay is calculated on the basis of the latest salary paid to each employee multiplied by the number of years of employment. Employees are entitled to one month’s salary for each year of employment, or a portion thereof. The liability is covered by the amounts deposited including accumulated income thereon as well as by the unfunded provision. Such liability is removed, either upon termination of employment or retirement.

According to Section 14 to the Severance Pay Law (“Section 14”) the payment of monthly deposits by a company into recognized severance and pension funds or insurance policies releases it from any additional severance obligation to the employees that have entered into agreements with the company pursuant to such Section 14. Save Foods, Ltd. has entered into agreements with all of its employees in order to implement Section 14. Therefore, the payment of monthly deposits by Save Foods, Ltd. into recognized severance and pension funds or insurance policies releases it from any additional severance obligation to those employees that have entered into such agreements and therefore Save Foods, Ltd. incurs no additional liability since that date with respect to such employees. Amounts accumulated in the pension funds or insurance policies pursuant to Section 14 are not supervised or administrated by Save Foods, Ltd. and therefore neither such amounts nor the corresponding accrual are reflected in the balance sheet.

Severance expenses for the years ended December 31, 2022 and 2021, amounted to $32,270, and $22,507, respectively.

  J. Revenue recognition

The Group has revenue from customers. The Group recognizes revenue when it satisfies performance obligations under the terms of its contracts, and control of its products is transferred to its customers in an amount that reflects the consideration the Group expects to receive from its customers in exchange for those products. This process involves identifying the customer contract, determining the performance obligations in the contract, determining the transaction price, allocating the transaction price to the distinct performance obligations in the contract, and recognizing revenue when the performance obligations have been satisfied. A performance obligation is considered distinct from other obligations in a contract when it (a) provides a benefit to the customer either on its own or together with other resources that are readily available to the customer and (b) is separately identified in the contract. The Company considers a performance obligation satisfied once it has transferred control of a good or product to a customer, meaning the customer has the ability to direct the use and obtain the benefit of the product.

The Company’s primary source of revenues is from sales of eco-friendly “green” products for the food industry. The Company does not act as an agent in any of its revenue arrangements. Contracts with customers generally state the terms of the sale, including the quantity and price of each product purchased. Payment terms and conditions may vary by contract, although terms generally include a requirement of payment within a range of 30 to 90 days after the performance obligation has been satisfied. As a result, the contracts do not include a significant financing component. In addition, contracts typically do not contain variable consideration as the contracts include stated prices.

F-11

SAVE FOODS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2– SIGNIFICANT ACCOUNTING POLICIES (continue)

  K. Research and development expenses

Research and development expenses are charged to comprehensive loss as incurred.

  L. Royalty-bearing grants

Royalty-bearing grants from the Israeli Innovation Authority (the “IIA”) for funding approved research and development projects are recognized at the time Save Foods Ltd. is entitled to such grants (i.e. at the time that there is reasonable assurance that the Save Foods Ltd will comply with the conditions attached to the grant and that there is reasonable assurance that the grant will be received), on the basis of the costs incurred and reduce research and development costs. The cumulative research and development grants received by Save Foods Ltd from inception through December 2022 and 2021, amounted to $155,765.

As of December 31, 2022, and 2021, the Group did not accrue for or pay any royalties to the IIA since no revenues were recognized in respect of the funded projects. In addition, the Group does not anticipate future sales related to these grants.

  M. Inventories

Inventories are valued at the lower of cost or net realizable value. Cost of raw and packaging materials, purchased products, manufactured finished products and products in process are determined on the average cost basis.

The Group regularly reviews its inventories for impairment and reserves are established when necessary.

  N. Basic and diluted loss per common stock

Basic loss per common stock is computed by dividing the loss for the period applicable to shareholders, by the weighted average number of shares of common stock outstanding during the period. Securities that may participate in dividends with the shares of common stock (such as the convertible preferred) are considered in the computation of basic loss per share under the two-class method. However, in periods of net loss, only the convertible preferred shares are considered, since such shares have a contractual obligation to share in the losses of the Company.

In computing diluted loss per share, basic loss per share is adjusted to reflect the potential dilution that could occur upon the exercise of potential shares.

  O. Stock-based compensation

The Group measures and recognizes the compensation expense for all equity-based payments to employees and nonemployees based on their estimated fair values in accordance with ASC 718, “Compensation-Stock Compensation”. Share-based payments including grants of stock options are recognized in the statement of comprehensive loss as a compensation expense based on the fair value of the award at the date of grant. The fair value of stock options granted is estimated using the Black-Scholes option-pricing model. The Group has expensed compensation costs, net of forfeitures as they occur, applying the accelerated vesting method, over the requisite service period or over the implicit service period when a performance condition affects the vesting, and it is considered probable that the performance condition will be achieved.

F-12

SAVE FOODS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2– SIGNIFICANT ACCOUNTING POLICIES (continue)

  P. Concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents as well as certain other current assets that do not amount to a significant amount. Cash and cash equivalents, which are primarily held in Dollars and New Israeli Shekels, are deposited with major banks in Israel and United States. The Group considers that its cash and cash equivalents have low credit risk based on the credit ratings of the counterparties. The Company does not have any significant off-balance-sheet concentration of credit risk, such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

  Q. Commitments and Contingencies

The Group records accruals for loss contingencies arising from claims, litigation and other sources when it is probable that a liability has been incurred and the amount can be reasonably estimated. These accruals are adjusted periodically as assessments change or additional information becomes available. Legal costs incurred in connection with loss contingencies are expensed as incurred.

  R. Leases   The Group determines if an arrangement is or contains a lease at contract inception.

The Group is a lessee in certain operating leases primarily for office space and vehicles. Operating leases are included in operating lease right-of-use (“ROU”) assets, other current liabilities, and operating lease liabilities in our consolidated balance sheets.

ROU assets represent Group’s right to use an underlying asset for the lease term and lease liabilities represent Group’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide an implicit rate, the Company generally uses the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

The Group monitors for events or changes in circumstances that require a reassessment of one of its leases. When a reassessment results in the remeasurement of a lease liability, a corresponding adjustment is made to the carrying amount of the corresponding ROU asset unless doing so would reduce the carrying amount of the ROU asset to an amount less than zero. In that case, the amount of the adjustment that would result in a negative ROU asset balance is recorded in statement of comprehensive loss.

  S. New Accounting Pronouncements

As of December 31, 2022, there are no recently issued accounting standards which are expected to have a material impact on the Group’s consolidated financial statements or disclosures.

  T. Change in classification

During the current year the Group separated the issuance of shares to employees and service providers and the share-based compensation to employees and directors within the operating section of the cash flows statement. In addition, the Group presented the change in liability for employee rights upon retirement on a net basis in the operating section of the cash flows statement.

F-13

SAVE FOODS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – OTHER CURRENT ASSETS

	December 31,
	2022	2021

Prepaid expenses and advances to vendors	223,238	173,835
Government Institutions	24,132	52,417
Other current assets	247,370	226,252

NOTE 4 – PROPERTY AND EQUIPMENT, NET

	December 31,
	2022	2021

Computers	30,471	29,566
Furniture and office equipment	21,417	15,121
Machines	213,677	169,189
Vehicles	85,149	85,149
Total cost	350,714	299,025
Less - accumulated depreciation	(252,800)	(198,081)
Total property and equipment, net	97,914	100,944

For the years ended December 31, 2022 and 2021, depreciation expenses were $54,719 and $21,999 respectively, and additional property and equipment were purchased in an amount of $51,689 and $67,749 for the year ended December 31, 2022 and 2021, respectively.

NOTE 5 – OTHER LIABILITIES

	December 31,
	2022	2021

Employees and related institutions	96,516	199,008
Accrued expenses	132,208	141,799
Operating lease liabilities	66,311	42,747
	295,035	383,554

F-14

SAVE FOODS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars)

NOTE 6 – COMMITMENT AND CONTINGENT LIABILITIES

A.	Save Foods Ltd. is committed to pay royalties to the IIA on the proceeds from sales of products resulting from research and development projects in which the IIA participates by way of grants. In the first 3 years of sales the Company shall pay 3% of the sales of the product which was developed under IIA research and development projects. In the fourth, fifth and sixth years of sales, the Company shall pay 4% of such sales and from the seventh year onwards the Company shall pay 5% of up to 100% of the amount of grants received plus interest at LIBOR. Save Foods Ltd. was entitled to the grants only upon incurring research and development expenditures. There were no future performance obligations related to the grants received from the IIA. As of December 31, 2022 and 2021, the contingent liabilities with respect to grants received from the IIA, subject to repayment under these royalty agreements on future sales is $ 155,765, not including interest.

B.	On September 22, 2020, the Company entered into a non-exclusive Commission Agreement with Earthbound Technologies, LLC (“EBT”) for a period of 12 months, according to which EBT will introduce the Company to potential clients, pre-approved by the Company (“Introduced Parties”) and will assist the Company in finalizing commercial agreements with the Introduced Parties. In consideration for its services, the Company agreed to pay EBT 12.5% of the net revenues generated from Introduced Parties (during the agreement period and within 18 months following the termination of the agreement) up to a total aggregated amount of $2,000,000, provided that the compensation shall not exceed 25% of the Company’s gross profit under the given commercial agreement signed with the Introduced Party. In addition, in the event that the aggregated net revenues generated from Introduces Parties were to exceed $500,000, and subject to the approval of the Board, the Company was to issue to EBT 1,021 options to purchase 1,021 shares of Common Stock at an exercise price of $58.80 per share. In the event that certain additional events detailed in the agreement were to occur, the Company will also issue to EBT, subject to the approval of the Board, an additional 1,021 options to purchase 1,021 shares of Common Stock at an exercise price of $58.80 per share. Such additional events have not occurred as of balance sheet date.

C.	On June 1, 2021 the Company terminated its October 10, 2018, consulting agreements with two of its consultants and signed new consulting agreements with the parties. According to the agreements, the consultants shall provide the Company with business development and strategic consulting services including ongoing consulting for the Company, board and management. The agreement shall be effective until terminated by each of the parties by giving a 30 days prior notice. Based on the agreements the Company would pay each a monthly fee of $13,000, and $2,000 as monthly reimbursement of expenses. In addition, the Company agreed to grant the consultants with signing bonuses in the amounts of $150,000 and $250,000 net of the outstanding debt of the Company to the consultants based on their October 10, 2018 agreements in the amount of $33,000 each. In addition, the Company agreed to pay the consultants 5% of any gain generated by the Company exceeding an initial gain of 25% due to any sale, disposition or exclusive license of activities, securities, business, or similar events initiated by each the consultants. In addition, each consultant shall be entitled to a special bonus upon business opportunities or upon other events he assisted with (“Consultant Engagements”), authorized by the CEO or the Chairman of the Board. The special bonus shall not exceed two times each consultant monthly fee. As of the date of the financial statements no bonus was recorded as no such Consultant Engagements were executed.

D.	On August 18, 2021 and on October 5, 2021, the Company signed consulting agreements with two of its consultants according to which the consultants will serve as members of the scientific advisory board of the Company and shall provide the Company with ongoing business consulting services. Based on the agreements, the Company will pay the consultants an hourly fee of NIS 500 (approximately $155) with maximum of 15 hour per months, each, unless agreed upon otherwise. The consultants will also be issued, subject to the approval of the Board of Directors of the Company, such number of shares of restricted common stock of the Company as is customarily issued to other directors of the Company. The agreement shall be in effect unless terminated by either one on the parties at any time upon 60 days prior notice. The terms of the grant have not yet been determined.

F-15

SAVE FOODS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars)

NOTE 7 – LEASES

A.	The components of operating lease cost for the year ended December 31, 2022 and 2021 were as follows:

	December 31,
	2022	2021

Operating lease costs	80,501	38,971
Short-term lease cost	-	4,378
Total operating lease cost	80,501	43,349

B.	Supplemental cash flow information related to operating leases was as follows:

	December 31,
	2022	2021

Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	62,679	38,971
Right-of-use assets obtained in exchange for lease obligations (non-cash):
Operating leases	47,280	201,467

C.	Supplemental balance sheet information related to operating leases was as follows:

	December 31,
	2022	2021

Operating leases:
Operating leases right-of-use asset	121,855	129,613

Current operating lease liabilities	66,311	42,747
Non-current operating lease liabilities	40,023	87,287
Total operating lease liabilities	106,334	130,034

Weighted average remaining lease term (years)	1.78	2.9

Weighted average discount rate	4%	4%

F-16

SAVE FOODS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars)

NOTE 7 – LEASES (continue)

D.	Future minimum lease payments under non-cancellable leases as of December 31, 2022 were as follows:

2022

2023	66,311
2024	43,303
Total operating lease payments	109,614
Less: imputed interest	(3,280)
Present value of lease liabilities	106,334

NOTE 7 – LEASES (continue)

In July 2021, Save Foods, Ltd signed a lease agreement for an office space in Tel Aviv, Israel for a period of 2 years with monthly payments of $2,900 and an option to extend the agreement for an additional 3 years with monthly payments of $3,000. During December 2021, Save Foods, Ltd. and the lessor mutually agreed that the lease agreement would be terminated on December 31, 2021.

In September 2021, the Company signed an additional lease agreement for an office and operational space in Neve Yarak, lsrael for a period of 1 year with monthly payments of $2,000 and an option to extend the agreement for an additional 2 years with monthly payment of $2,800 in the first option period and $3,000 in the second option period. The Company exercised its option to extend the lease agreement for an additional year.

A right-of-use assets in the amount of $152,472 and lease liabilities in the amount of 152,472 have been recognized in the balance sheet in respect of these leases.

In December 2021, the Company signed a car rental lease agreement for a period of 3 years with monthly payments of $950. A lease right-of-use asset and a related liability in the amount of $34,362 have been recognized in the balance sheet in respect of this lease.

On December 15, 2021, the Company entered into a lease agreement for office space in Miami (hereinafter - the “Miami Lease”). The Miami Lease is for a period of 1 year with monthly payments of $600 and an option to extend the agreement for an additional 1 year with monthly payments of $630. A lease right-of-use asset and a related liability in the amount of $14,633 have been recognized in the balance sheet in respect of this lease. The Company exercised its option to extend the lease agreement for an additional year.

In January 2022, the Company signed a car rental lease agreement for a period of 3 years with monthly payments of $1,300. A lease right-of-use asset and a related liability in the amount of $47,280 have been recognized in the balance sheet in respect of this lease.

F-17

SAVE FOODS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars)

NOTE 8 – SHAREHOLDERS’ EQUITY

Description of the rights attached to the Shares in the Company:

Common stock:

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of stockholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the stockholders of the Company’s common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of the directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Transactions:

1.	On May 13, 2021, the Company completed an underwritten public offering of 155,845 shares of Common Stock of the Company at a price to the public of $77.00 per share – see note 1 above.

2.	On May 15, 2021, the Company signed a consulting agreement with a third party according to which the consultant will provide the Company with investor relations services for a period of 12 months following the commencement date. As consideration for the agreement the Company will pay the consultant an annual fee of $40,000 and shall issue the consultant 1,715 shares of Common Stock of the Company. On June 20, 2021, the Company issued 1,715 shares of Common Stock of the Company to the consultant. The Company determined the value of the shares issue at $126,600 which was recorded as share based compensation expenses during the ended December 31, 2021.

3.	On July 1, 2021, the Company and a consultant signed an Addendum to the October 20, 2020 Service Agreement (the “Original Agreement”) according to which the Company agreed to pay the consultant $15,000 for digital communication services as per the Original Agreement and to issue the consultant 2,041 shares of Common Stock of the Company. The Company determined the value of the shares issued at $127,622. In addition, the Company agreed to continue the Original Agreement for an additional six months for a monthly fee of $10,000.

4.	On August 5, 2021, the Company signed consulting agreement with a third party according to which the Consultant will provide the Company with strategic consulting and coordination of digital marketing campaigns for a period of 6 months commencing September 1, 2021. As consideration for the agreement the Company will pay the consultant a total fee of $301,000 and shall issue the consultant 1,715 shares of Common Stock of the Company. By November 3, 2021, the Company issued the Consultant 858 shares on account of the above agreement. The Company determined the value of the shares issued at $53,856. On November 5, 2021, the Company and the consultant mutually agreed to terminate the consulting agreement.

5.	On June 15, 2021, the Company signed consulting agreement with a third party according to which the Consultant will provide the Company with public relations services. Based on the agreement, the Company will pay the consultant a monthly fee of $3,500 and shall issue the consultant 29 shares of Common Stock of the Company on the final day of each month following the commencement date of the agreement. On November 3, 2021 the Company issued to consultants 100 shares of the Company’s common stock based on their June 15, 2021 consulting agreement. The Company determined the value of the shares issued at $5,747. On May 2, 2022, the Company issued the consultants 86 shares under the 2021 consulting agreement which ended on December 31, 2021. The Company determined the value of the shares issued at $4,926.

6.	On October 1, 2021, the Company signed a consulting agreement with a consultant for a period of 18 months, according to which the consultant will provide the Company with consulting services related to international business development activities. Based on the agreement, the Company will issue the consultant 1,286 shares of common stock of the Company upon execution of the agreement and six installments of 1,786 shares of common stock of the Company at each of following 90 days following the execution date. On November 3, 2021 the Company issued to consultant 1,286 shares of the Company’s common stock. The Company determined the value of the shares issued at $61,200. On January 27, 2022, and on May 2, 2022, the Company issued an aggregate of 3,572 shares under its October 1, 2021 consulting agreement. On June 8, 2022 the Company decided to terminate the consulting agreement. During the years ended December 31, 2022 and 2021, the Company recorded share based compensation expenses of $136,000 and $95,200, respectively, in respect of the above agreement.

7.	On January 31, 2022, following the Board of Directors of Save Foods Ltd.’s appointment of Mr. Joachim Fuchs as the Chairman of the Board of Directors of Save Foods Ltd, the Board of Directors of the Company (the “Board”) approved the nomination and his consulting agreement. Based on the consulting agreement, Mr. Joachim Fuchs is entitled to a monthly fee of NIS 5,000 (approximately $1,600) and subject to the approval of the Board, 1,286 shares of Common Stock and, subject to the terms of the equity incentive plan to be adopted by the Company, options to purchase 6,015 shares which represented 1.5% of the Company’s’ outstanding capital stock as of the date of the agreement of which (1) 0.5% of such options shall have an exercise price of $7 and shall vest in 4 equal installments during the 12 month period commencing on the Effective Date (January 1, 2022), (2) 0.5% of such options shall have an exercise price of $8.75 and shall vest in 4 equal installments during the 12 month period following the 12 month anniversary of the Effective Date, (3) 0.5% of such options shall have an exercise price of $10.5 and shall vest in 4 equal installments during the 12 month period following the 24 month anniversary of the Effective Date. The Company determined the fair value of the options at $90,665 . On March 24, 2022, the Company issued to Mr. Joachim Fuchs 1,286 shares of common stock. The Company determined the value of the shares at $38,790 based on the share price at the agreement date.

8.	On August 29, 2022, the Board of Directors approved an increase in Mr. Joachim Fuchs monthly fee to $5,000 and in addition, a one time issuance of 429 shares of Common Stock. Such shares were issued on September 7, 2022. The Company determined the value of the shares at $8,610 based on the share price at the resolution date.

F-18

SAVE FOODS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars)

NOTE 8 – SHAREHOLDERS’ EQUITY (continue)

9.	On March 10, 2022, the Company entered into an Investor Relations Agreement (the “March IR Agreement”) with a consultant for a period of 12 months. According to the Agreement, the Company will pay the consultant for his services a monthly fee of $11,000 and in addition, 2,000 shares of Common Stock of the Company upon execution of the March IR Agreement. The shares were issued on March 10, 2022. The Company determined the value of the shares at $103,600. During the year ended December 31, 2022, the Company recorded share based compensation expenses of $84,015 and the remaining amount was recorded as prepaid expenses under other current assets.

On June 27, 2022 the Company and the consultant, signed an amendment to the March IR Agreement, according to which the monthly cash payment would be $5,500.

10.	On April 1, 2022, the Company entered into an Investor Relations Agreement (the “April IR Agreement”) with a consultant for a period of 90 days. According to the April IR Agreement, the Company will pay the consultant for his services a monthly fee of $15,000 and in addition, 1,715 shares of Common Stock of the Company upon execution of the agreement. The shares were issued on May 2, 2022. The Company estimated the value of the shares issued at $66,000 based on the share price on the agreement date.

In addition, the Company will issue warrants (the “April Warrant”) to purchase 8,572 shares of Common Stock (see note 10(2) below).

On June 26, 2022 (the “April IR Amendment Date”), the Company entered into an amendment to the April IR Agreement (the “April IR Amendment”), according to which the Company shall engage the consultant for additional period of 90 days commencing on July 1, 2022. According to the amendment to the April IR Agreement, the Company will pay the consultant for his services a monthly fee of $3,333 and in addition, issued 1,715 shares of Common Stock upon execution of the amendment. Such shares were issued on August 22, 2022. The Company determined the value of the shares at $39,480 based on the share price of the April IR Amendment Date.

In addition, per the April IR Amendment, the Company will issue warrants to purchase 5,715 shares of Common Stock (see note 10(2) below).

On August 29, 2022, the Board approved a one-time bonus of $100,000 to the consultant.

F-19

SAVE FOODS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars)

NOTE 8 – SHAREHOLDERS’ EQUITY (continue)

11.	On May 18, 2022, the Company issued 1,286 shares of Common Stock to the consultant, pursuant to a May 11, 2022 Board resolution. The shares were estimated at $39,420 based on the share price of the resolution date.

12.	On January 9, 2022 the Company entered into a Strategic consulting and Corporate Digital Marketing Agreement (the “Consulting Agreement”) with a consultant for a period of 12 months. According to the Consulting Agreement, the Company agreed to pay the consultant for his services a monthly fee of $4,250. On June 13, 2022, the Company and the consultant entered into an amendment to the Consulting Agreement according to which, effective as of July 1, 2022, and for the remaining period of the Consulting Agreement, the Company shall issue the consultant (a) 858 shares of Common Stock, and (b) Common Stock representing $19,125, which amount shall be calculated based on the average closing bid price of the Company’s Common Stock during the 10 trading days period prior to October 10, 2022, provided however, that the number of shares to be issued shall not be less than 858 shares of Common Stock.

On July 11, 2022, the Company issued the consultant 858 shares of Common Stock. The Company determined the value of the shares at $17,220 based on the share price of the date of the Consulting Agreement, of which $16,852 was recorded as share based compensation expenses and the remaining portion was classified as prepaid expenses in other current assets.

Additionally, on August 29, 2022, the Board approved a one-time bonus of $7,500 and 1,072 shares of Common Stock of the Company, to the consultant. The shares were issued on September 7, 2022. The Company determined the value of the shares at $21,525 based on the share price of the date of the Consulting Agreement.

On October 11, 2022, the Company issued the consultant 1,442 shares of Common Stock, the Company recorded share based compensation expenses of $19,125 in respect of the agreement.

13.	On August 15, 2022, the Company issued 228,572 shares of Common Stock in conjunction with its underwritten public offering as detailed in Note 1.

14.	On September 6, 2022 the Company entered into a Services Agreement (the “Services Agreement”) with a consultant. According to the Services Agreement, the consultant would provide the Company with strategic advisory services for a period of six months. The Company agreed to pay the consultant for his services $275,000, of which $195,355 was recorded as investor relations expenses and the remaining was classified as prepaid expenses in other current assets. In addition, the Company issued to the consultant 7,143 shares of Common Stock. The Company determined the value of the shares at $141,750 based on the share price of the date of the Services Agreement, of which $100,697 was recorded as share based compensation expenses and the remaining was classified as prepaid expenses in other current assets.

15.	On October 26, 2022, the Board approved the issuance of 7,143 shares of Common Stock to a consultant pursuant to his investor relations consulting agreement and in addition, quarterly issuances of 1,286 shares of Common Stock commencing January 1, 2023 and ending on December 31, 2024. On November 16, 2022 the Company issued 7,143 shares of Common Stock. The Company determined the value of the shares at $99,500 based on the share price of the date of the board resolution.

F-20

SAVE FOODS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars)

NOTE 9 – STOCK OPTIONS

On October 18, 2018, the Company adopted the 2018 Share Incentive Plan (the “2018 Equity Incentive Plan”), pursuant to which the Company’s Board of Directors is authorized to grant up to 27,211 options, exercisable into 27,211 shares of Common Stock of the Company. The purpose of the 2018 Equity Incentive Plan is to offer attract and retain the best available personnel, provide incentive to individuals who perform services for the Company and promote the success of the Company’s business.

On June 23, 2020, the Company granted 3,021 options to purchase its Common Stock under the 2018 Equity Incentive Plan. The options shall vest quarterly over two years commencing June 23, 2020, whereby 12.50% of the shares covered by the options will vest on the three month anniversary of June 23, 2020, and 12.50% of the shares covered by the options will vest at the end of each subsequent three month period thereafter over the course of the subsequent 21 months.

On July 1, 2020, the Company granted 10,205 options to purchase its Common Stock under the 2018 Equity Incentive Plan. The options shall vest quarterly over two years commencing June 1, 2020, whereby 12.50% of the shares covered by the options will vest on the three month anniversary of June 1, 2020, and 12.50% of the shares covered by the options will vest at the end of each subsequent three month period thereafter over the course of the subsequent 21 months. The fair value of the options was estimated at a value of $344,767 at the date of issuance using the Black-Scholes option pricing model.

In addition, on July 1, 2020, the Board approved an increase to the share option pool under the 2018 Equity Incentive Plan by 14,210 shares of Common Stock, such that after the increase the total number of shares of Common Stock issuable under the 2018 Equity Incentive Plan is 41,421 shares of Common Stock.

On September 22, 2020, the Board approved an amendment of the terms of the outstanding options granted to certain employees and directors of the Company. According to the new terms, subject to the consummation of equity financing in excess of $1,000,000 and the completion of listing of the Company’s Common Stock for trade on the Nasdaq, and in the event that the employment or engagement of such grantee is either terminated (not for cause) or otherwise changed thereby resulting in the conclusion of such engagement (including voluntary resignation), all outstanding options of such grantee shall vest immediately and shall be exercisable for a period of three years following the termination date.

On August 29, 2022, following the annual meeting of Company’s stockholders, the Company adopted the 2022 Share Incentive Plan (the “2022 Share Incentive Plan”), pursuant to which the Company’s Board of Directors is authorized to grant up to 142,858 options, exercisable into 142,858 shares of Common Stock (or such other number as the board may determine from time to time). The purpose of the 2022 Share Incentive Plan is (1) to afford an incentive to service providers of the Company or any affiliate of the Company, which now exists or is hereafter is organized or acquired by the Company or its affiliates, to continue as service providers, (2) to increase their efforts on behalf of the Company or its affiliates and (3) to promote the success of the Company’s business, by providing such service providers with opportunities to acquire a proprietary interest in the Company through the issuance of shares or restricted shares of Common Stock, and by the grant of options to purchase shares, restricted share units and other share-based awards.

F-21

SAVE FOODS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars, except share and per share data)

NOTE 9 – STOCK OPTIONS (continue)

The following table presents the Company’s stock option activity for employees and directors of the Company for the year ended December 31, 2022 and 2021:

	Number of Options	Weighted Average Exercise Price
Outstanding at January 1, 2021	29,560	23.59
Granted	-	-
Exercised	-	-
Forfeited	(340)	22.05
Expired	(1,702)	22.05
Outstanding at January 1, 2022	27,518	23.66
Granted	6,015	8.75
Exercised	-	-
Forfeited	-	-
Expired	-	-
Outstanding at December 31, 2022	33,533	21.00
Number of options exercisable at December 31, 2022	29,516	22.54

The aggregate intrinsic value of the awards outstanding as of December 31, 2022 and 2021 is $0 and $120,614, respectively. These amounts represent the total intrinsic value, based on the Company’s stock price of $ 5.28 and $28.07 as of December 31, 2022 and 2021, respectively, less the weighted exercise price. This represents the potential amount received by the option holders had all option holders exercised their options as of that date.

The fair value of options granted during 2022 was estimated at the dates of grant using the Black-Scholes option pricing model. The following are the data and assumptions used:

2022
Dividend yield	0
Expected volatility (%) (*)	55.37-64.89%
Risk-free interest rate (%) (**)	3.46-3.48%
Expected term of options (years) (***)	5.31-6.31
Exercise price (US dollars)	7-10.5
Share price (US dollars)	20.09
Fair value (US dollars)	2.1-2.2

(*)	Due to the low trading volume of the Company’s Common Stock and lack of historical information, the expected volatility was based on the historical volatility of the share price of other public companies that operate in the same industry sector as the Company (agricultural chemical industry).

(**)	The risk-free interest rate represented the risk-free rate of $ zero – coupon US Government Loans.

(***)	Due to the fact that the Company does not have sufficient historical exercise data, the expected term was determined based on the “simplified method”.

The total fair value estimation of the non-cash compensation of the 2022 grant was approximately $90,665. Expenses incurred in respect of stock-based compensation for employees and directors, for the year ended December 31, 2022 and 2021 were $84,171 and $223,216, respectively. The Group did not recognize an income tax benefit related to stock-based compensation as it’s not recognized for tax purposes in Israel and a full valuation allowance was recorded as it relates to the deferred tax asset of the Company.

As of December 31, 2022, there are 12,995 options available for future grants under the 2018 Equity Incentive Plan and 136,843 options available for future grants under the 2022 Share Incentive Plan

F-22

NOTE 10 – WARRANTS

1.	On February 1, 2022, the Company entered into a letter agreement (the “Letter Agreement”) with a consultant according to which the consultant will provide the Company with public relations, branding and other services as detailed in the Letter Agreement. As consideration for the services, the Company will issue the consultant, a warrant to purchase up to an aggregate of 11,058 shares of Common Stock, at an exercise price of $0.35 per share (the “February 2022 Warrant”). The February 2022 Warrant will be issuable in five equal installments, 2,212 warrant shares upon the later of the signing of the Letter Agreement or the approval of the Letter Agreement by the Board, and four additional quarterly installments ending in February 2023.

The fair value of the February 2022 Warrant was determined based on the Company’s share price as of the date of the Letter Agreement using the Black-Scholes pricing model, assuming a risk-free rate of 1.35%, a volatility factor of 52.14%, dividend yields of 0% and an expected life of 0.75 years and was calculated at $332,859.

On July 28, 2022, the Company and the consultant entered into an amendment to the Letter Agreement according to which the consultant shall be entitled to 4,423 February 2022 Warrants already vested and issued under the Letter Agreement and no further February 2022 Warrant shall be issued or issuable. The consultant shall be entitled to a per hour fee with a minimum aggregate compensation amounting to $30,600 for the six month period commencing on August 1, 2022.

During the year ended December 31, 2022, the Company recorded $138,692 as share based compensation expenses in respect of the February 2022 Warrant.

2.	On April 1, 2022, the Company entered into April IR Agreement with a consultant for a period of 90 days (see note 8(10) above). According to the April IR Agreement, the Company will issue the April Warrant to purchase 8,574 shares of Common Stock, of which (a) 2,858 warrants shall vest after 12 months with an exercise price of $56, (b) 2,858 warrants shall vest upon the laps of 18 months with an exercise price of $66.50, and (c) 2,858 warrants shall vest after 24 months with an exercise price of $77. The fair value of the April Warrant was determined based on the Company’s share price as of the date of the April IR Agreement using the Black-Scholes pricing model, assuming a risk-free rate between 1.72% to 2.44%, a volatility factor between 52.14% to 63.36%, dividend yields of 0% and an expected life between 1 to 2 years and was calculated at $40,350.

On June 26, 2022, the Company entered into April IR Amendment (see note 8(10) above), according to which the Company shall engage the consultant for additional period of 90 days commencing on July 1, 2022. According to the April IR Amendment, the Company will issue warrants to purchase 5,716 shares of Common Stock, of which (a) 2,858 warrants shall vest after 6 months with an exercise price of $31.50, (b) 2,858 warrants shall vest after 12 months with an exercise price of $42. The fair value of the warrants was determined based on the Company’s share price as of the April IR Amendment Date using the Black-Scholes pricing model, assuming a risk-free rate between 2.52% to 2.79%, a volatility factor between 52.12% to 56.48%, dividend yields of 0% and an expected life between 0.5 to 1 years and was calculated at $7,009.

F-23

SAVE FOODS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars, except share and per share data)

NOTE 11 – COST OF SALES

	Year ended December 31
	2022	2021

Salaries and related expenses	32,583	100,558
Share based compensation	-	11,540
Materials	77,281	9,882
Vehicle maintenance	18,175	1,533
Travel expenses	4,115	7,641
Other expenses	26,159	4,789
	158,313	135,943

NOTE 12 – RESEARCH AND DEVELOPMENT EXPENSES

	Year ended December 31
	2022	2021

Salaries and related expenses	438,217	176,520
Share based compensation	3,024	19,235
Subcontractors	120,360	238,784
Depreciation	22,034	38,166
Travel expenses	229	3,836
Vehicle maintenance	30,887	15,253
Rent and asset management	35,556	4,925
Laboratory and field tests	89,717	20,025
Other expenses	30,802	21,940
	770,826	538,684

F-24

SAVE FOODS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars, except share and per share data)

NOTE 13 – GENERAL AND ADMINISTRATIVE EXPENSES

	Year ended December 31
	2022	2021

Professional services	2,575,294	2,527,076
Salaries and related expenses	297,848	214,570
Share based compensation	934,188	598,699
Legal expenses	108,814	160,814
Insurance	473,650	473,985
Rent and office maintenance	50,361	21,069
Registration fees	233,350	233,395
Communications	1,432	822
Depreciation	8,114	20,040
Other expenses	33,858	16,384
	4,716,909	4,266,854

NOTE 14 – FINANCING INCOME (EXPENSES), NET

	Year ended December 31
	2022	2021

Interest and amortization expenses	33,741	(8,339)
Currency exchange differences	14,857	(9,667)
Changes in fair value of convertible loans	-	(107,518)
Bank charges and other finance expenses, net	(8,797)	(36,213)
	39,801	(161,737)

NOTE 15 – INCOME TAX

A.	The Company is subject to the U.S. federal income tax rate of 21% plus state income tax rates which vary from state to state.

Income of the Israeli company is taxable at enacted tax rate of 23%.

The Company and Save Foods Ltd. have not received final tax assessments since their inception although the tax reports of Save Foods Inc for the years through December 31, 2015 and of Save Foods Ltd for the years through December 31, 2017 are deemed to be final.

As of December 31, 2022, the Company and Save Foods Ltd. have estimated carry forward losses for tax purposes of approximately $6,034,551 and $13,528,454, respectively, of which $770,787 can be offset against taxable income generated until 2027 and $18,792,218 can be offset against future taxable income, if any.

F-25

SAVE FOODS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars, except share and per share data)

NOTE 15 – INCOME TAX (continue)

B.	The following is a reconciliation between the theoretical tax on pre-tax loss, at the income tax rate applicable to the Company (federal tax rate) and the income tax expense reported in the financial statements:

	Year ended December 31
	2022	2021

Pretax loss	5,779,841	4,865,376
Federal tax rate	21%	21%
Income tax computed at the federal income tax rate	1,213,767	1,021,729
Non-deductible expenses	(1,506)	(12,999)
Share-based compensation	(19,359)	(138,270)
Differences in corporate income tax rates	52,813	58,764
Remeasurement of deferred taxes for foreign currency effects	(365,167)	-
Changes in valuation allowance	(880,548)	(929,224)
	-	-

C.	Deferred taxes result primarily from temporary differences in the recognition of certain revenue and expense items for financial and income tax reporting purposes and for carryforwards. Significant components of the Company’s deferred assets and liabilities are as follows:

	Year ended December 31
	2022	2021

Composition of deferred tax assets:
Employees and related institutions	6,927	11,663
Operating loss carry-forwards	4,378,800	3,304,604
Operating lease liabilities	24,328	29,615
Share-based compensation	182,212
Others	241,325	-
Total deferred tax assets	4,833,592	3,345,882
Composition of deferred tax liabilities:
Right-of-use asset	(27,894)	(29,518)
Total deferred tax liabilities	(27,894)	(29,518)
Net deferred tax assets	4,805,698	3,316,364
Valuation allowance	(4,805,698)	(3,316,364)
	-	-

The net change during the year ended December 31, 2022 in the total valuation allowance amounted to $1,489,334

F-26

SAVE FOODS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars, except share and per share data)

NOTE 16 – LOSS PER SHARE

Basic loss per share is computed by dividing net loss by the weighted average number of shares outstanding during the year. The weighted average number of shares of Common Stock used in computing basic and diluted loss per common stock for the years ended December 31, 2022 and 2021, are as follows:

		Year ended December 31
		2022	2021

		Number of shares

Weighted average number of shares of Common Stock outstanding attributable to shareholders		528,776	363,739
Total weighted average number of shares of Common Stock related to outstanding options, excluded from the calculations of diluted loss per share (*)	*	33,533	27,518

(*)	The effect of the inclusion of option and convertible loans in 2022 and 2021 is anti-dilutive.

NOTE 17 – RELATED PARTIES

A. Transactions and balances with related parties

	Year ended December 31
	2022	2021

General and administrative expenses:
Directors compensation	419,057	230,943
Salaries and fees to officers	665,982	722,979
	(*) 1,085,039	(*) 953,922

(*) of which share based compensation	124,508	104,362

Research and development expenses:
Salaries and fees to officers	(*) 276,738	(*)309,168

(*) of which share based compensation	3,024	22,481

Cost of sales:
Salaries and fees to officers	-	(*)49,913

(*) of which share based compensation	-	13,489

Selling and marketing expenses:
Salaries and fees to officers	(*) 169,013	(*)89,299

(*) of which share based compensation	3,024	8,992

B.	Balances with related parties and officers:

Other accounts payables	103,497	113,845

F-27

SAVE FOODS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars, except share and per share data)

C.	Other information:

1.	On November 5, 2020, the board of directors of the Company appointed Mr. David Palach, to serve as Chief Executive Officer of the Company, effective as of the same date. In connection with Mr. Palach’s appointment, the parties entered into a consulting agreement pursuant to which the Company and Mr. Palach agreed upon, inter alia, the following engagement terms: (a) a monthly fee of $8,000, and (b) a grant of options to purchase shares of the Company’s common stock, which amount shall be determined by the Board on a future date. On June 17, 2021 the Board of Directors of the Company approved an updated Compensation of its CEO, according to which the CEO shall be entitled to a monthly fee of $14,000 and reimbursement of expenses of $500 per month. In addition, the CEO shall receive a one-time grant of options to purchase shares of the Company representing 4.5% of the Company’s outstanding share capital as of the date of the approval. The terms of the grant have not yet been determined. On August 29, 2022, the monthly fee of Company’s Chief Executive Officer was reduced to $6,000.

2.	On June 23, 2021 the Board of Directors of the Company approved the compensation of its Chairman of the Board, according to which the Chairman of the Board shall be entitled to a monthly fee of $5,000 and reimbursement of expenses of $500 per month. In addition, the Chairman of the Board shall receive a one-time grant of options to purchase shares of the Company representing 1.5% of the Company’s outstanding share capital as of the date of the approval. The terms of the grant have not yet been determined.

On August 29, 2022, the Board approved, among other, an increase the monthly fee from $5,500 to $8,000 and a one-time bonus of $25,000.

3.	On June 23, 2021 the Board of Directors of the Company approved the compensation for each of members of the board, according to which, each member of the board shall be entitled to an annual fee of NIS 100,000 (approximately $30,500). In addition, each member of the board shall receive a one-time grant of options to purchase shares of the Company representing 0.25% of the Company’s outstanding share capital as of the date of the approval. The terms of the grant have not yet been determined. On August 29, 2022, the Board approved, an increase to the quarterly fee of each member of the Board from NIS 25,000 (approximately $7,575) to $10,575.

4.	On April 17, 2022, the Board resolved to appoint Ms. Lital Barda, the Company’s current financial controller, as the Company’s Chief Financial Officer, Treasurer and Secretary, which appointment was made effective on April 18, 2022. In connection with Ms. Barda’s appointment as the Company’s Chief Financial Officer, Treasurer and Secretary, the Board resolved to approve the following terms of compensation, effective immediately upon the effectiveness of Ms. Barda’s appointment: (a) a monthly base salary of NIS 25,000 and (b) a grant of options to purchase a number of shares of the Company’s Common Stock as shall be agreed upon between Ms. Barda and the Board on a future date, and which shall be in accordance with the terms of the Company’s approved equity incentive plan. On August 29, 2022, the Board approved, one time bonuses to each of the Chief Financial Officer and the financial controller in the total amount of $25,000.

NOTE 18 – GEOGRAPHIC AREAS AND MAJOR CUSTOMERS

A.	Information on sales by geographic distribution:

The Company has one operating segment. Sales are attributed to geographic distribution based on the location of the customer.

	Year ended December 31
	2022	2021

United States	163,644	201,455
Mexico	154,425	221,025
Israel	29,998	15,661
Turkey	45,937	-
Revenues from sales of products	394,004	438,141

F-28

SAVE FOODS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars, except share and per share data)

B.	Sales to single customers exceeding 10% of sales:

	Year ended December 31
	2022	2021

Customer A	163,644	201,455
Customer B	154,425	221,025
Customer C	45,937	-
Revenues from sales of products	364,006	422,480

C.	Information on Long-Lived Assets - Property, Plant and Equipment and ROU assets by geographic areas:

The following table presents the locations of the Company’s long-lived assets as of December 31, 2022 and 2021:

	Year ended December 31
	2022	2021

Israel	207,779	197,563
United States	11,990	32,994
	219,769	230,557

NOTE 19 – SUBSEQUENT EVENTS

1.	On January 20, 2023, the Company entered into consulting agreement with a consultant for a period of twelve months. According to the agreement, the Company will issue on a quarterly basis, subject to the approval of the board of directors of the company, (a) 3,572 restricted shares of the company’s common stock par value $0.0001 per share (the “Common Stock”) issued fully earned in connection with services rendered for the first quarter of 2023, and (b) 2,143 restricted shares of Common Stock issued fully earned in connection with services rendered for each subsequent quarter of 2023, such that, the consultant receive an aggregate of 10,000 restricted shares of Common Stock.

2.	On January 19, 2023 the Company terminated the employment of its Chief Operating Officer and Head of Science (“the COO”). The Company and the COO agreed that in addition to the termination benefits the COO is entitled to per her employment agreement, the COO’ shall be entitled to a termination bonus of NIS 60,000 (approximately $17,000) and the issuance of 1,000 shares of the Company.

3.	On January 26, 2023, the Company entered into Advisory Agreement with a consultant for a period of ninety days and after ninety days may be extended for any term mutually acceptable to the parties hereto. According to the agreement, the consultant shall serve as an advisor to the Company in connection with pursuing and evaluating entering into an equity purchase agreement (the “Equity Purchase Agreement”) with an institutional investor. The Company shall pay a success fee (the “Success Fee”) in the amount equal to 6% of the gross proceeds received by the Company under the Equity Purchase Agreement to be paid within five working days of each receipt of funds. However, with respect to any amount received by the Company from certain investors, the Success Fee shall be 5%.

F-29

SAVE FOODS, INC.

UNAUDITED CONDENSED CONSOLIDATED INTERIM BALANCE SHEETS

(U.S. dollars except share and per share data)

	September 30,	December 31,
	2023	2022
Assets
Current Assets
Cash and cash equivalents	1,934,634	5,700,709
Restricted cash	46,195	50,062
Accounts receivable, net	45,766	192,597
Inventories	90,764	81,706
Prepaid expenses	707,684	-
Other current assets	20,012	247,370
Total Current assets	2,845,055	6,272,444

Right-of-use asset arising from operating lease	72,915	121,855
Property and equipment, net	51,855	97,914
Investment in nonconsolidated affiliate (Note 3)	2,281,478	-
Total assets	5,251,303	6,492,213

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	415,830	419,814
Other liabilities	217,643	295,035
Total current liabilities	633,473	714,849
Operating lease liabilities	-	40,023
Total liabilities	633,473	754,872

Stockholders’ Equity (*)
Common Stock, $ 0.0001 par value (“Common Stock”): 495,000,000 shares authorized as of September 30, 2023 and December 31, 2022; issued and outstanding 1,445,558 and 688,272 shares as of September 30, 2023 and December 31, 2022, respectively.	146	69
Preferred stock of $ 0.0001 par value (“Preferred Stock”): 5,000,000 shares authorized as of September 30, 2023 and December 31, 2022; issued and outstanding 0 shares as of September 30, 2023 and December 31, 2022.	-	-
Additional paid-in capital	32,238,304	28,710,412
Foreign currency translation adjustments	(26,275)	(26,275)
Accumulated deficit	(27,626,606)	(22,837,827)
Total Company’s stockholders’ equity	4,585,569	5,846,379
Non-controlling interests	32,261	(109,038)
Total equity	4,617,830	5,737,341
Total liabilities and equity	5,251,303	6,492,213

(*)	Adjusted to reflect one (1) for seven (7) reverse stock split in October 2023 (see note 1B).

The accompanying notes are an integral part of the condensed consolidated interim financial statements.

F-30

SAVE FOODS, INC.

UNAUDITED CONDENSED CONSOLIDATED INTERIM STATEMENTS OF COMPREHENSIVE LOSS

(U.S. dollars except share and per share data)

	Nine months ended		Three months ended
	September 30		September 30
	2023	2022	2023	2022

Revenues from sales of products	157,618	169,943	-	51,233
Cost of sales	(70,229)	(79,249)	-	(24,402)
Gross profit (loss)	87,389	90,694	-	26,831
Research and development expenses	(1,828,970)	(521,239)	(1,693,205)	(198,501)
Selling and marketing expenses	(217,907)	(440,156)	(60,462)	(117,107)
General and administrative expenses	(3,481,408)	(3,519,746)	(1,103,257)	(1,479,064)
Operating loss	(5,440,896)	(4,390,447)	(2,856,924)	(1,767,841)
Financing income (expenses), net	43,666	17,498	10,579	(1,334)
Other income	12,294	-	-	-
Changes in fair value of an investment in an associate measured under the fair value option	(87,576)	-	(189,683)	-
Net loss	(5,472,512)	(4,372,949)	(3,036,028)	(1,769,175)
Less: net loss attributable to non-controlling interests	683,733	27,116	670,432	9,762
Net loss attributable to the Company’s stockholders’ equity	(4,788,779)	(4,345,833)	(2,365,596)	(1,759,413)

Loss per share (basic and diluted) (*)	(4.69)	(9.12)	(1.78)	(3.15)

Basic and diluted weighted average number of shares of Common Stock outstanding (*)	1,020,339	476,314	1,331,070	557,827

(*)	Adjusted to reflect one (1) for seven (7) reverse stock split in October 2023 (see note 1B).

The accompanying notes are an integral part of the condensed consolidated interim financial statements.

F-31

SAVE FOODS, INC.

UNAUDITED CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (*)

(U.S. dollars, except share and per share data)

	Number of shares	Amount	Additional paid-in capital	Foreign currency translation adjustments	Accumulated deficit	Total Company’s stockholders’ equity	Non-controlling interests	Total equity

BALANCE AT DECEMBER 31, 2022	688,272	69	28,710,412	(26,275)	(22,837,827)	5,846,379	(109,038)	5,737,341

Share based compensation to employees and directors	142,860	14	691,005	-	-	691,019	201	691,220
Issuance of shares to services providers	6,288	1	67,613	-	-	67,614	-	67,614
Comprehensive loss for the period	-	-	-	-	(1,713,678)	(1,713,678)	(7,871)	(1,721,549)
BALANCE AT MARCH 31, 2023	837,420	84	29,469,030	(26,275)	(24,551,505)	4,891,334	(116,708)	4,774,626

Issuance of shares for exchange agreement	166,340	17	826,688	-	-	826,705	-	826,705
Share based compensation to employees and directors	-	-	5,699	-	-	5,699	88	5,787
Issuance of shares to services providers	135,926	14	670,226	-	-	670,240	-	670,240
Comprehensive loss for the period	-	-	-	-	(709,505)	(709,505)	(5,430)	(714,935)
BALANCE AT JUNE 30, 2023	1,139,686	115	30,971,643	(26,275)	(25,261,010)	5,684,473	(122,050)	5,562,423

Issuance of shares for exchange agreement	223,008	22	997,002	-	-	997,024	664,683	1,661,707
Share based compensation to employees and directors	-	-	3,857	-	-	3,857	60	3,917
Issuance of shares to services providers	56,640	6	302,817	-	-	302,823	-	302,823
Issuance of shares for standby equity purchase agreement	26,224	3	122,985	-	-	122,988	-	122,988
Transactions with non-controlling interests	-	-	(160,000)	-	-	(160,000)	160,000	-
Comprehensive loss for the period	-	-	-	-	(2,365,596)	(2,365,596)	(670,432)	(3,036,028)
BALANCE AT SEPTEMBER 30, 2023	1,445,558	146	32,238,304	(26,275)	(27,626,606)	4,585,569	32,261	4,617,830

	Number of shares	Amount	Additional paid-in capital	Foreign currency translation adjustments	Accumulated deficit	Total Company’s stockholders’ equity	Non-controlling interests	Total equity

BALANCE AT DECEMBER 31, 2021	429,953	43	23,607,741	(26,275)	(17,098,227)	6,483,282	(70,671)	6,412,611

Issuance of shares to employees and services providers	5,072	1	279,142	-	-	279,143	591	279,734
Share based compensation to employees and directors	-	-	11,642	-	-	11,642	180	11,822
Comprehensive loss for the period	-	-	-	-	(1,329,750)	(1,329,750)	(10,020)	(1,339,770)
BALANCE AT MARCH 31, 2022	435,025	44	23,898,525	(26,275)	(18,427,977)	5,444,317	(79,920)	5,364,397

Issuance of shares to employees and services providers	4,873	*	283,114	-	-	283,118	-	283,118
Share based compensation to employees and directors	-	-	5,098	-	-	5,098	79	5,177
Comprehensive loss for the period	-	-	-	-	(1,256,670)	(1,256,670)	(7,334)	(1,264,004)
BALANCE AT JUNE 30, 2022	439,898	44	24,186,741	(26,275)	(19,684,647)	4,475,863	(87,175)	4,388,688

Issuance of shares, net of issuance costs of $696,670	228,572	23	4,103,307	-	-	4,103,330	-	4,103,330
Issuance of shares to employees and services providers	11,217	1	245,463	-	-	245,464	-	245,464
Share based compensation to employees and directors	-	-	47,535	-	-	47,535	736	48,271
Comprehensive loss for the period	-	-	-	-	(1,759,413)	(1,759,413)	(9,762)	(1,769,175)
BALANCE AT SEPTEMBER 30, 2022	679,687	68	28,583,046	(26,275)	(21,444,060)	7,112,779	(96,201)	7,016,578

(*)	Adjusted to reflect one (1) for seven (7) reverse stock split in October 2023 (see note 1B).

The accompanying notes are an integral part of the condensed consolidated interim financial statements.

F-32

SAVE FOODS, INC.

UNAUDITED CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS

(U.S. dollars)

	Nine months ended
	September 30,
	2023	2022

CASH FLOWS FROM OPERATING ACTIVITIES:
Loss for the period	(5,472,512)	(4,372,949)
Adjustments required to reconcile net loss for the period to net cash used in operating activities:
Depreciation	35,564	30,528
Decrease in liability for employee rights upon retirement, net	-	(17,758)
Issuance of shares to employees and services providers	1,243,160	641,463
Non- cash expenses in the Yaaran purchase transaction	1,661,707	-
Share based compensation to employees and directors	18,164	65,270
Gain from sales of property and equipment	(12,294)	-
Loss on investment in nonconsolidated affiliate	87,576	-
Interest expenses on loans	-	(643)
Exchange rate differences on operating leases	(3,446)	(13,912)
Decrease in accounts receivable	146,831	123,301
Increase in inventory	(9,058)	(62,258)
Decrease (increase) in other current assets	122,936	(241,566)
Decrease in accounts payable	(12,470)	(190,203)
Decrease in other liabilities	(65,027)	(87,975)
Net cash used in operating activities	(2,258,869)	(4,126,702)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in nonconsolidated affiliate	(1,542,348)	-
Purchase of property and equipment	-	(47,593)
Proceeds from sales of property and equipment	22,789	-
Decrease in funds in respect of employee rights upon retirement	-	12,163
Net cash used in investing activities	(1,519,559)	(35,430)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term loans from banking institutions	-	(5,889)
Proceeds from stock issued for cash, net of issuance costs	-	4,103,330
Net cash provided by financing activities	-	4,097,441

Effect of exchange rate changes on cash and cash equivalents	8,486	(3,235)

DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(3,769,942)	(67,926)

CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF YEAR	5,750,771	6,807,612

CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	1,980,829	6,739,686

Supplemental disclosure of cash flow information:
Non cash transactions:
Issuance of shares in exchange for investment in nonconsolidated affiliate (see Note 3)	826,705	-
Issuance of shares for future services	603,262	166,853
Initial recognition of operating lease right-of-use assets	-	56,671
Initial recognition of operating lease liability	-	56,671

The accompanying notes are an integral part of the condensed consolidated interim financial statements.

F-33

SAVE FOODS, INC.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (unaudited)

NOTE 1 - GENERAL

A.	Save Foods, Inc. (the “Company”) was incorporated on April 1, 2009, under the laws of the State of Delaware. On April 27, 2009, the Company acquired from its stockholders 98.48% of the issued and outstanding shares of Save Foods Ltd., including preferred and common stock. Save Foods Ltd. was incorporated in 2004 and commenced its operations in 2005. Save Foods Ltd. develops, produces, and focuses on delivering innovative solutions for the food industry aimed at improving food safety and shelf life of fresh produce.

On May 13, 2021, the Company completed an underwritten public offering of 1,090,909 shares of its Common Stock for net proceeds of $10,457,862. Commencing on May 14, 2021, the Company’s Common Stock was listed on the Nasdaq Capital Market under the symbol “SVFD”.

On August 15, 2022, the Company completed an underwritten public offering of 1,600,000 shares of its Common Stock for net proceeds of $4,103,330.

B.	Reverse stock split

On October 4, 2023, following the 2023 annual meeting of stockholders (see note 9(2) below), the Company filed a Certificate of Amendment (the “Amendment”) to its Amended and Restated Certificate of Incorporation in Delaware to effect a one for seven reverse stock split of the Company’s outstanding Common Stock (the “Reverse Stock Split”). The Amendment became effective on October 5, 2023.

As a result of the Reverse Stock Split, every seven shares of the Company’s outstanding Common Stock prior to the effect of that amendment were combined and reclassified into one share of the Company’s Common Stock. No fractional shares were issued in connection with or following the reverse split and the shares were rounded to the nearest whole number. The authorized capital and par value of the Common Stock remained unchanged.

All shares, stock option and per share information in these consolidated financial statements have been restated to reflect the Reverse Stock Split on a retroactive basis.

C.	Securities Exchange agreement with Plantify

On March 31, 2023, the Company entered into the securities exchange agreement with Plantify Foods, Inc. (“Plantify”) - see Note 3 below for further information.

D.	Stock Exchange Agreement with Yaaran Investments

On August 29, 2023, the Company closed exchange transactions (the “Exchange”), pursuant to the terms of a stock exchange agreement, entered on July 11, 2023, as amended on July 24, 2023 and August 13, 2023, by and among the Company, Save Foods Ltd., Yaaran Investments Ltd., an Israeli company (“Yaaran”), and a yet-to-be formed Israeli company (“NewCo”), (the “Exchange Agreement”). The closing conditions for the consummation of the Exchange, required, among other things, the incorporation of NewCo in the State of Israel. On August 29, 2023, NewCo was incorporated under the name of “Nitrousink, Ltd.”, and on the same date, Nitrousink, Ltd. issued the Company 4,200,000 shares, representing 60% of its share capital on a fully diluted pre-closing basis in exchange for 223,008 of Save Foods Inc. shares, issued to Yaaran on July 27, 2023, which amount represented 19.99% of the Company’s outstanding capital stock as of immediately prior to the Exchange (and 16.66% of the Company’s outstanding capital stock as of immediately following the Exchange). See also note 4(13) below. As a result, Nitrousink, Ltd. became a majority-owned subsidiary of the Company.

As part of the Exchange Agreement, the Company has committed to support Nitrousink’s commercialization efforts of certain technologies researched and developed (the “License”) together with the Government of Israel on behalf of the State of Israel, represented by the Head of Agricultural Research Organization and the Treasurer of A.R.O., by making available up to $1.2 million in three conditional installments.

At the Exchange date, Nitrousink was determined to be excluding substantive process as required under the definition of business in accordance with the provisions of ASC Topic 805 “Business Combination”. In addition, it was determined that the License representing IPR&D had no alternative future use and therefore the entire purchase price allocated to the acquired IPR&D was charged to expense at the acquisition date as part of “Research and Development expenses” in the accompanying consolidated statement of operations for the nine months ended September 30, 2023.

E.	Going concern uncertainty

Since inception, the Company has incurred significant losses and negative cash flows from operations and has an accumulated deficit of $28 million. The Company has financed its operations mainly through financing by the issuance of the Company’s equity from various investors.

The Company’s management expects that the Company will continue to generate losses and negative cash flows from operations for the foreseeable future. Based on the projected cash flows and cash balances as of September 30, 2023, management currently is of the opinion that its existing cash will be sufficient to fund operations until the middle of the third quarter of 2024. As a result, there is substantial doubt regarding the Company’s ability to continue as a going concern.

Management plans to continue securing sufficient financing through the sale of additional equity securities or capital inflows from strategic partnerships. Additional funds may not be available when the Company needs them, on favorable terms, or at all. If the Company is unsuccessful in securing sufficient financing, it may need to cease operations (See also note 9(1)).

The financial statements do not include adjustments for measurement or presentation of assets and liabilities, which may be required should the Company fail to operate as a going concern.

F-34

SAVE FOODS, INC.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

Basis of presentation

The condensed interim consolidated financial statements included in this quarterly report are unaudited. These financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting and reflect, in the opinion of management, all adjustments of a normal and recurring nature that are necessary for a fair statement of the Company’s financial position as of September 30, 2023, and its results of operations for the three and nine months ended September 30, 2023, and 2022, changes in stockholders’ equity for the three and nine months ended September 30, 2023 and 2022, and cash flows for the nine months ended September 30, 2023 and 2022. The results of operations for the three and nine months ended September 30, 2023 are not necessarily indicative of the results to be expected for the year ending December 31, 2023 or for any other future annual or interim period. These financial statements should be read in conjunction with the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 as filed with the SEC. The Company’s significant accounting policies are disclosed in the audited financial statements for the year ended December 31, 2022 included in such Form 10-K. Since the date of such financial statements, there have been no changes to the Company’s significant accounting policies except for the accounting policies investment in non-consolidated affiliate and for the issuance of shares in connection with the Exchange Agreement as discussed below.

Principles of Consolidation

The consolidated financial statements are prepared in accordance with U.S. GAAP. The consolidated financial statements of the Company include the Company and its majority-owned subsidiary. All inter-company balances and transactions have been eliminated.

Use of Estimates

The preparation of unaudited condensed consolidated interim financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, certain revenues and expenses, and disclosure of contingent assets and liabilities as of the date of the financial statements. Actual results could differ from those estimates. As applicable to these financial statements, the most significant estimates and assumptions relate to share based compensation and fair value measurements of investment in nonconsolidated affiliate.

Fair value

Fair value of certain of the Company’s financial instruments including cash, accounts payable, accrued expenses, and other accrued liabilities approximate cost because of their short maturities. The Company measures and reports fair value in accordance with Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value measurements.

Fair value, as defined by ASC 820, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value of an asset should reflect its highest and best use by market participants, principal (or most advantageous) markets, and an in-use or an in-exchange valuation premise.

F-35

SAVE FOODS, INC.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION (continue)

Fair value (continue)

Valuation techniques are generally classified into three categories: (i) the market approach; (ii) the income approach; and (iii) the cost approach. The selection and application of one or more of the techniques may require significant judgment and are primarily dependent upon the characteristics of the asset or liability, and the quality and availability of inputs. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. ASC 820 also provides fair value hierarchy for inputs and resulting measurement as follows:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities.

Level 2: Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3: Unobservable inputs for the asset or liability that are supported by little or no market activity, and that are significant to the fair values.

Fair value measurements are required to be disclosed by the level within the fair value hierarchy in which the fair value measurements in their entirety fall. Fair value measurements using significant unobservable inputs (in level 3 measurements) are subject to expanded disclosure requirements including a reconciliation of the beginning and ending balances, separately presenting changes during the period attributable to the following: (i) total gains or losses for the period (realized and unrealized), (ii) segregating those gains or losses included in earnings, and (iii) a description of where those gains or losses included in earning are reported in the statement of operations.

The Company’s financial assets that are measured at fair value on a recurring basis by level within the fair value hierarchy are as follows:

	As of September 30, 2023
	Level 1	Level 2	Level 3	Total
	US$

Assets:
Investment in Plantify	1,252,178	-	-	1,252,178
Convertible loan	-	-	1,029,300	1,029,300
Total assets	1,252,178	-	1,029,300	2,281,478

F-36

SAVE FOODS, INC.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION (continue)

Fair value (continue)

The following table presents the changes in fair value of the Level 1 assets for the period April 5, 2023 through September 30, 2023:

Changes in Fair value
US$
Assets:
Initial recognition of the investment in Plantify as at April 5, 2023 (*)	929,800
Additional investment in shares of Plantify	417,890
Changes in fair value	(95,512)
Outstanding at September 30, 2023	1,252,178

The following table presents the changes in fair value of the Level 3 assets for the period April 5, 2023 through September 30, 2023:

Changes in Fair value
US$
Assets:
Initial recognition of the convertible loan issued as at April 5, 2023 (*)	1,021,300
Changes in fair value	8,000
Outstanding at September 30, 2023	1,029,300

(*)	Relative fair value calculated at inception.

Asset acquisitions

The Company’s consolidated financial statements include the operations of acquired subsidiaries from the date the Company gains control over them.

When the screening test of ASU 2017-01 Business Combinations (Topic 805) Clarifying the Definition of a Business, suggests that substantially all of the fair value of the gross assets of a subsidiary acquired is concentrated in a single asset or a group of similar assets, such as a single IPR&D asset, the acquired net assets do not meet the definition of a business. Noncontrolling interests of a subsidiary that does not meet the definition of a business are initially measured at fair value. For more details see Note 1D.

F-37

SAVE FOODS, INC.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (unaudited)

NOTE 3 – INVESTMENT IN NONCONSOLIDATED AFFILIATE

On March 31, 2023, the Company entered into a Securities Exchange Agreement with Plantify, pursuant to which each of the respective parties agreed to issue to the opposite party 19.99% of its issued and outstanding capital stock (the “Securities Exchange”). The Securities Exchange closing occurred on April 5, 2023.

Upon the closing of the Securities Exchange, the Company issued 166,340 shares of the Company’s Common Stock to Plantify, which amount represented 19.99% of Save Foods’ outstanding capital stock as of immediately prior to the closing (and 16.66% of the Company’s outstanding capital stock as of immediately following the closing), and Plantify issued 30,004,349 common shares of Plantify to the Company representing 19.99% of Plantify’s outstanding capital stock as of immediately prior to the closing (and 16.66% of Plantify’s outstanding capital stock as of immediately following the closing).

In connection with the Securities Exchange Agreement, the Company and Plantify executed a debenture (the “Debenture”), whereby the Company agreed to lend C$1,500,000 (approximately US$1,124,000) to Plantify. The Debenture accrues interest at a rate of 8% annually and is repayable by Plantify on October 4, 2024. Outstanding principal under the Debenture may be converted, at the Company’s sole discretion, into common shares of Plantify at a price of C$0.05 per share for the first 12 months of the Debenture issuance date and C$0.10 per share thereafter. Accrued interest may be converted at the market price of Plantify’s common shares, subject to TSX Venture Exchange approval at the time of conversion. Plantify executed a general security agreement in the Company’s favor and pledged to the Company the shares of Plantify’ subsidiary, Peas of Bean Ltd.

On September 7, 2023, the Company purchased additional 55,004,349 common shares of Plantify at a price of C$0.01 per common share (C$404,890), in a rights offering, resulting in an increase of approximately 7% in the Company’s aggregate ownership of the issued and outstanding common shares of Plantify. Following the additional acquisition, the Company owns 85,008,698 common shares of Plantify, representing approximately 23% of its issued and outstanding common shares.

The Company determined that it has a significant influence over Plantify and such investment is accounted for under the equity method of accounting. At the initial recognition of the equity investment, the Company elected the fair value option where subsequent changes in fair value are recognized in earnings. If the fair value option is applied to an investment that would otherwise be accounted for under the equity method, the Company applies it to all its financial interests in the same entity (equity and debt, including guarantees) that are eligible items. The equity investment in common shares of Plantify is classified within Level 1 in the fair value hierarchy as the valuation can be obtained from real time quotes in active markets, and is measured based on Plantify’s closing stock price and prevailing foreign exchange rate at each balance sheet date and the changes in fair value are reflected in gain (loss) on equity investments, net in the consolidated statement of income.

The fair value of the conversion feature loan was estimated using the Black-Scholes option pricing model using a third-party appraiser. The assumptions used to perform the calculations are detailed below:

Fair value of the conversion feature as of the Securities Exchange closing and for September 30, 2023:

Fair value of the conversion feature	April 5, 2023	September 30, 2023
Expected volatility (%)	78.20%	125.10%
Risk-free interest rate (%)	4.34%	5.32%
Expected dividend yield	0.0%	0.0%
Contractual term (years) (*)	1	0.50
Conversion price (Canadian dollars)	(US$0.04) C$0.054	(US$0.04) C$0.054
Underlying share price (Canadian dollars)	(US$0.04) C$0.05	(US$0.02) C$0.027
Fair value (U.S. dollars)	$222,400	$42,700

(*)	The Company estimated that the probability that the Debenture would be converted following 12 months is minimal.

The significant observable inputs used in the fair value measurement of the conversion feature are mainly the expected volatility and risk free interest rate. Significant changes in any of those inputs in isolation would have resulted in a change in the fair value measurement.

F-38

SAVE FOODS, INC.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (unaudited)

NOTE 3 – INVESTMENT IN NONCONSOLIDATED SUBSIDIARY (continued)

The fair value of the debt component of the Debenture was estimated with the assistance of a third-party appraiser by discounting the principal and interest at a discount rate of market interest for similar loans. The interest rate was determined, among other things, based on the potential risk factor of the debt investment in Plantify, at 24.7%.

For the period between April 5, 2023 through September 30, 2023, an unrealized loss of $87,576 was recorded in loss on investment in nonconsolidated subsidiary in the Company’s consolidated statements of comprehensive loss.

The following tables present Plantify’s summarized financial information. Plantify’s financial information is prepared on the basis of International Financial Reporting Standards (“IFRS”). Any differences between IFRS and GAAP did not have a material impact on Plantify’s summarized financial information. The period presented in the table below commenced on April 5, 2023 when the Company retained an equity investment in Plantify:

April 5, 2023 Through September 30, 2023

Revenue	292,000
Gross loss	(31,000)
loss from continuing operations	(942,000)
Net loss	(1,612,000)

As of
September 30, 2023

Current assets	2,305,000
Noncurrent assets	1,405,000
Current liabilities	2,537,000
Noncurrent liabilities	931,000

F-39

SAVE FOODS, INC.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (unaudited)

NOTE 4 – COMMON STOCK

1.	On October 26, 2022, the Board approved the quarterly issuances of 715 shares of Common Stock to each of two consultants commencing on January 1, 2023, and ending on December 31, 2024. On January 2, 2023, April 3, 2023 and August 7, 2023, the Company issued 1,430 shares of Common Stock to each of the consultants. The Company determined the value of the shares issued based on the share price on the date of the board approval. The Company recorded share-based compensation expenses of $59,695 for the nine months ended September 30, 2023 and $19,919 for the three months ended September 30, 2023.

On August 3, 2023, the Board approved the issuance of a one-time bonus of 21,428 shares of Common Stock to each of the two consultants. On August 7, 2023, the Company issued 21,428 shares of Common Stock for each of the consultants. The Company determined the value of the shares issued based on the share price of the date of the board approval. The Company recorded share-based compensation expenses of $173,991.

2.	On October 26, 2022, pursuant to an investor relations consulting agreement, the board approved quarterly issuances of 1,286 shares of Common Stock to a consultant starting in the first quarter of 2023. On each of January 2, 2023, April 3, 2023 and August 7, 2023, the Company issued 1,286 shares of Common Stock. The Company determined the value of the shares issued based on the share price of the date of the board approval. The Company recorded share based compensation expenses of $53,734 for the nine months ended September 30, 2023 and $17,914 for the three months ended September 30, 2023.

3.	On January 20, 2023, the Company entered into a consulting agreement with a consultant for a period of twelve months. According to the agreement, the Company will issue on a quarterly basis, subject to the approval of the board (a) 3,572 restricted shares of the Company’s Common Stock issued fully earned in connection with services rendered for the first quarter of 2023, and (b) 2,143 restricted shares of Common Stock issued fully earned in connection with services rendered for each subsequent quarter of 2023, such that the consultant will receive an aggregate of 10,001 restricted shares of Common Stock.

On February 13, 2023, the Company issued the first 3,572 shares of Common Stock.

On April 27, 2023, the Company issued 2,143 shares of Common Stock. The Company determined the value of the shares issued based on the share price of the date of the board approval. The Company recorded share-based compensation expenses of $47,680 for the nine months ended September 30, 2023.

On June 14, 2023, the Company entered into a new superseding consulting agreement (see note 4 (9) below).

4.	On March 29, 2023, the board approved the amendment to the consulting agreement with EU Agritech Investment Ltd (“EU Agritech”), pursuant to which EU Agritech will receive $100,000 in restricted shares of Common Stock to be issued on the effective date of the amendment as compensation for the first twelve months of services provided to the Company. On April 3, 2023, the Company issued 21,009 shares of Common Stock to EU Agritech. During the period of nine months ended September 30, 2023, the Company recorded $66,667 as share based compensation expenses and the remaining was classified as prepaid expenses in other current assets.

The board additionally approved the amendment to a consulting agreement with Joachim Fuchs pursuant to which it issued 7,143 restricted shares of Common Stock, under the Company’s 2022 Share Incentive Plan (see note 5). These shares will be subject to a twenty four months lockup period.

F-40

SAVE FOODS, INC.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (unaudited)

NOTE 4 – COMMON STOCK (continue)

5.	On March 29, 2023, the board approved the immediate issuance of an equity grant to executive officers, employees, directors and consultants of an aggregate of 142,860 shares of Common Stock (such number includes the restricted shares issued pursuant to the amendment of the consulting agreement with Joachim Fuchs as detailed in note 4(4) above). Such shares were issued on April 3, 2023. The Company estimated the value of the shares issued at $678,000 based on the share price of the date of the board approval and recorded $678,000 as share based compensation expenses during the nine months ended September 30, 2023.

6.	On March 31, 2023, the Company entered into the securities exchange agreement with Plantify pursuant to which each of the respective parties agreed to issue to the opposite party 19.99% of its issued and outstanding capital stock on a pre-closing basis. The Securities Exchange closing occurred on April 5, 2023. Upon the closing, the Company issued 166,340 shares of Common Stock to Plantify (see note 3 above).

7.	On May 28, 2023, the Company entered into a consulting agreement with a consultant for a period of 18 months. According to the agreement, the Company will issue, subject to the approval of the board, 25,715 restricted shares of the Company’s Common Stock. These shares will be subject to a lockup period pursuant to the following schedule: (a) 8,572 shares of Common Stock upon the six months anniversary of the agreement date, (b) 8,572 shares of Common Stock upon the nine months anniversary of the agreement date, and (c) 8,571 shares of Common Stock twelve months anniversary of the agreement date.

On June 21, 2023, the Company issued 25,715 restricted shares of Common Stock. The Company determined the value of the shares issued at $122,400 based on the share price on the agreement date, of which $27,200 was recorded as share based compensation expenses during the nine months ended September 30, 2023 and the remaining was classified as prepaid expenses in other current assets.

8.	On May 28, 2023, the Company entered into a consulting agreement with a consultant for a period of two years. According to the agreement, the Company will issue, subject to the approval of the board, 35,715 restricted shares of the Company’s Common Stock. These shares will be subject to a lockup period pursuant to the following schedule: (a) 11,905 shares of Common Stock upon the six months anniversary of the agreement date, (b) 11,905 shares of Common Stock upon the nine months anniversary of the agreement date, and (c) 11,905 shares of Common Stock upon the 12 months anniversary of the agreement date.

On June 21, 2023, the Company issued 35,715 restricted shares of Common Stock. The Company determined the value of the shares issued at $170,000 based on the share price on the agreement date, of which $29,110 was recorded as share based compensation expenses during the nine months ended September 30, 2023 and the remaining was classified as prepaid expenses in other current assets.

9.	On June 14, 2023, the Company entered into a consulting agreement with a consultant for a period of 30 months. According to the agreement, the Company will issue, subject to the approval of the board, 32,143 restricted shares of the Company’s Common Stock. These shares will be subject to a lockup period pursuant to the following schedule: (a) 10,715 shares of Common Stock upon the six months anniversary of the agreement date, (b) 10,714 shares of Common Stock upon the nine months anniversary of the agreement date, and (c) 10,714 shares of Common Stock upon the twelve months anniversary of the agreement date.

On June 21, 2023, the Company issued 32,143 restricted shares of Common Stock. The Company determined the value of the shares issued at $147,150 based on the share price on the agreement date, of which $17,407 was recorded as share based compensation expenses during the nine months ended September 30, 2023 and the remaining was classified as prepaid expenses in other current assets.

F-41

SAVE FOODS, INC.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (unaudited)

NOTE 4 – COMMON STOCK (continue)

10.	On June 15, 2023, the Company entered into a consulting agreement with a consultant for a period of three months. According to the agreement, the Company will issue, subject to the approval of the board the following: (a) restricted Common Stock representing an aggregate value of $75,000, upon the execution of the agreement, and (b) a monthly cash fee of $5,000.

By June 30, 2023, the Company issued an aggregate of 16,485 shares of Common Stock, the Company was recorded $75,000 as share based compensation expenses during the nine months ended September 30, 2023.

11.	On June 21, 2023, the Company entered into a consulting agreement with legal advisors pursuant to which the legal advisors shall provide the Company with certain legal services in consideration for total of $22,500 in cash and $22,500 in restricted Common Stock of the Company of which $11,250 in cash and $11,250 in restricted Common Stock shall be paid upon execution of the agreement and the remaining after the completion of the legal services. On July 6, 2023, the Company issued 4,945 shares of restricted Common Stock as consideration for the first installment. The Company determined the value of the shares issued at $24,137 based on the share price on the agreement date, which recorded as prepaid expenses in other current assets during the nine months ended September 30, 2023. In addition, on September 6, 2023, the Company issued 6,123 shares of Common Stock pursuant to a retainer legal services agreement dated August 7, 2023. The Company determined the value of the shares issued at $66,862 based on the share price on the agreement date, of which $9,892 was recorded as share based compensation expenses during the nine months ended September 30, 2023 and the remaining was classified as prepaid expenses in other current assets.

12.	On July 23, 2023, the Company, entered into a Standby Equity Purchase Agreement (the “Purchase Agreement”), with YA II PN, Ltd. (the “Investor”), pursuant to which the Investor has agreed to purchase up to $3.5 million shares of the Company’s Common Stock over the course of 40 months after the date of the Purchase Agreement. The price of shares to be issued under the Purchase Agreement will be 94% of the lowest volume weighted average trading price (the “VWAP”) of the Company’s Common Stock for the three days prior to delivery of each advance notice by the Company. Each issuance and sale by the Company to the Investor under the Purchase Agreement (an “Advance”) is subject to a maximum amount equal to the greater of 100% of the Daily Traded Amount (being the product obtained by multiplying the daily trading volume of the Company’s shares as reported by Bloomberg L.P., by the VWAP for such trading day) during the five trading days prior to an Advance notice and $200,000. With respect to each Advance notice, if the Company notifies the Investor of a minimum acceptable price with respect to such Advance, then if there is no VWAP or if such price is below the minimum price indicated by the Company, there will be an automatic reduction to the amount of the Advance by one third, and that day will be excluded from the pricing period.

The Advances are subject to certain limitations, including that the Investor cannot purchase any shares that would result in it beneficially owning more than 4.99% of the Company’s outstanding shares of Common Stock at the time of an Advance or acquiring more than 19.99% of the Company’s outstanding shares of Common Stock as of the date of the Purchase Agreement (the “Exchange Cap”). The Exchange Cap will not apply under certain circumstances, including, where the Company has obtained stockholder approval to issue in excess of the Exchange Cap in accordance with the rules of Nasdaq or such issuances do not require stockholder approval under Nasdaq’s “minimum price rule.”

The Purchase Agreement will terminate automatically on the earlier of December 1, 2026 or when the Investor has purchased an aggregate of $3.5 million shares of the Company’s Common Stock. The Company has the right to terminate the Purchase Agreement upon five trading days’ prior written notice to the Investor.

The Purchase Agreement provided that, subject to the satisfaction of certain conditions set forth in the Purchase Agreement, upon the request of the Company, the Investor will advance to the Company up to $700,000 of the $3,500,000 commitment amount, with such Advances to be evidenced by a promissory note (the “Note”). The request by the Company for such Advances may only be made after the approval of the stockholders of the transactions contemplated by the Purchase Agreement, and the Company cannot request any Advances after January 31, 2024. There is a 3% discount to the amount equal to each Note. Each Note accrues interest on the outstanding principal balance at the rate of 8% per annum. The Company is required to pay, on a monthly basis, a one tenth of the outstanding principal of each Note and accrued interest thereon either (i) in cash or (ii) by submitting an advance notice pursuant to the Purchaser Agreement and selling the Investor shares, or any combination of (i) or (ii) as determined by the Company. The first payment is due 60 days after the issuance of a Note, with each subsequent payment due 30 days after the prior payment. Unless otherwise agreed by the Investor, the funds received by the Company pursuant to the Purchase Agreement for the sale of shares will first be used to satisfy any payments due under the Note.

The conditions that must be satisfied prior to the Investor advancing the Company funds pursuant to the terms of the Note include obtaining shareholder approval of the transactions contemplated by the Purchase Agreement (on October 2, 2023, at the annual meeting of stockholders, the stockholders approved the issuance of more than 20% of our issued and outstanding Common Stock, permitting us to request Advances from the Investor under the Purchase Agreement that will result in the issuance of more than 20% of our issued and outstanding shares of Common Stock as of the date of the Purchase Agreement without being subject to the Exchange Cap), the delivery by the Company to the Investor of a request to lend funds pursuant to the Note prior to January 31, 2024, no events which could have a material adverse on the Company and other conditions customary of financings of this nature.

On September 27, 2023, the Company issued 26,224 shares of Common Stock as a commitment fee to a subsidiary of the Investor. The Company determined the value of the shares issued at $122,988 based on the share price on the agreement date, which recorded as prepaid expenses in other current assets during the nine months ended September 30, 2023.

On October 11, 2023, the Company filed a registration statement on Form S-1 with the SEC (File No. 333-274932), which was declared effective by the SEC on October 30, 2023 (the “S-1 Registration Statement”), registering for resale up to 1,000,000 shares of Common Stock on behalf of the Investor, that may be offered and sold by the Investor from time to time under the terms of the Purchase Agreement. On October 31, 2023, following the effectiveness of the Registration Statement, the Company received a gross amount of $700,000 and issued the Note to the Investor pursuant to the Purchase Agreement. The first payment under the Note is due December 31, 2023. Unless otherwise agreed by the Investor, the funds received by the Company pursuant to the Purchase Agreement for the sale of shares of Common Stock to the Investor will first be used to satisfy any payments due under the Note.

13.	On July 27, 2023, the Company issued 223,008 shares of Common Stock to Yaaran pursuant to the terms of the Exchange Agreement described in note 1d above. The Company determined the value of the shares issued at $997,024 based on the share price on the agreement date, which was recorded as research and development expenses during the nine months ended September 30, 2023.

NOTE 5 – STOCK OPTIONS

The following table presents the Company’s stock option activity for employees and directors of the Company for the nine months ended September 30, 2023:

	Number of Options	Weighted Average Exercise Price
Outstanding at December 31, 2022	33,533	21.00
Granted	-	-
Exercised	-	-
Forfeited or expired	-	-
Outstanding at September 30, 2023	33,533	21.00
Number of options exercisable at September 30, 2023	31,027	21.88

The aggregate intrinsic value of the awards outstanding as of September 30, 2023, is $0. This amount represents the total intrinsic value, based on the Company’s stock price of $ 3.58 as of September 30, 2023, less the weighted exercise price. This represents the potential amount received by the option holders had all option holders exercised their options as of that date.

Costs incurred in respect of stock options compensation for employees and directors for the nine months ended September 30, 2023 were $18,164 and for the three months ended September 30, 2023 were $3,917.

F-42

SAVE FOODS, INC.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (unaudited)

NOTE 6 – COMMITMENTS

1.	On January 26, 2023, the Company entered into an Advisory Agreement with a consultant for a period of ninety days which may be extended for any term mutually acceptable to the parties thereto. According to the agreement, the consultant shall serve as an advisor to the Company in connection with pursuing and evaluating entering into an equity purchase agreement (the “Equity Purchase Agreement”) with an institutional investor. The Company shall pay a success fee (the “Success Fee”) in the amount equal to 6% of the gross proceeds received by the Company under the Equity Purchase Agreement to be paid within five working days of each receipt of funds. However, with respect to any amount received by the Company from certain investors, the Success Fee shall be 5%. On July 20, 2023, the Company and the consultant extended the term of the agreement until October 12, 2023. As of September 30, 2023 no such Success Fee was paid or accrued for.

NOTE 7 – RELATED PARTIES

A.	Transactions and balances with related parties

	Nine months ended September 30,
	2023		2022

General and administrative expenses:
Directors compensation		317,502		309,759
Salaries and fees to officers		798,663		464,180
	(*)	1,116,165	(*)	773,939

(*) of which share based compensation		497,905		104,591

Research and development expenses:
Salaries and fees to officers		33,417	(*)	87,629

(*) of which share based compensation		-		3,024

Selling and marketing expenses:
Salaries and fees to officers		33,417	(*)	87,629

(*) of which share based compensation		-		3,024

B.   Balances with related parties and officers:

Other accounts payables	95,390	90,089

1.	On March 29, 2023, the board approved the amendment to a consulting agreement with Joachim Fuchs, Chairman of the Board of Directors of Save Foods Ltd pursuant to which he will receive a monthly compensation of $1,000 (plus VAT if required by law). The board additionally approved the issuance of 50,000 restricted shares of Common Stock under the Company’s 2022 Share Incentive Plan. These shares will be subject to a twenty four month lockup period.

F-43

SAVE FOODS, INC.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (unaudited)

NOTE 8 – GEOGRAPHIC AREAS AND MAJOR CUSTOMERS

A.	Information on sales by geographic distribution:

The Company has one operating segment. Sales are attributed to geographic distribution based on the location of the customer.

	Nine months ended September 30,		Three months ended September 30,
	2023	2022	2023	2022

Israel	5,221	14,514	-	3,301
United States	41,554	35,948	-	-
Mexico	109,824	119,481	-	47,932
Turkey	1,019	-	-	-
Revenues from sales of products	157,618	169,943	-	51,233

B.	Sales to single customers exceeding 10% of sales (US$):

	Nine months ended September 30,		Three months ended September 30,
	2023	2022	2023	2022

Customer A	109,824	119,481	-	47,932
Customer B	41,554	35,948	-	-
Revenues from sales of products	151,378	155,429	-	47,932

C.	Information on Long-Lived Assets - Property, Plant and Equipment and ROU assets by geographic areas:

The following table presents the locations of the Company’s long-lived assets as of September 30, 2023 and 2022:

	As of September 30,
	2023	2022

Israel	118,165	238,982
United States	6,605	13,603
	124,770	252,585

F-44

SAVE FOODS, INC.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (unaudited)

NOTE 9 – SUBSEQUENT EVENTS

1.	Because most of our operations are conducted in Israel and all members of our board of directors, management, as well as a majority of our employees and consultants, including employees of our service providers, are located in Israel, our business and operations are directly affected by economic, political, geopolitical and military conditions affecting Israel.

In October 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Hamas also launched extensive rocket attacks on Israeli population and industrial centers located along Israel’s border with the Gaza Strip and in other areas within the State of Israel. These attacks resulted in extensive deaths, injuries and kidnapping of civilians and soldiers in the southern part of the country. Following the attack, Israel’s security cabinet declared war against Hamas and a military campaign against these terrorist organizations commenced in parallel to their continued rocket and terror attacks. In the weeks since the initial attack by Hamas, hostilities along Israel’s northern border with Hezbollah located in Lebanon have accelerated, and this clash may escalate in the future into a greater regional conflict.

Following the brutal attacks on Israel, the mobilization of army reserves and the government declaring a state of war in October 2023, there was a decrease in Israel’s economic and business activity. The security situation has led, inter alia, to a disruption in the supply chain and production, a decrease in the volume of national transportation, a shortage in manpower due to employees being called for active reserve duty as well as a rise in the exchange rate of foreign currencies in relation to the New Israel Shekel. These events may imply wider macroeconomic indications of a deterioration of Israel’s economic standing, which may have a material adverse effect on the Company and its ability to effectively conduct its business, operations and affairs.

The intensity and duration of Israel’s current war is difficult to predict, and as are such war’s economic implications on the Company’s business and operations and on Israel’s economy in general. As at the reporting date the Company is unable to assess the extent of the effect of the war on its business activities and on the business activities of its subsidiaries, and on their medium and long term results. The Company is continuing to regularly follow developments on the matter and is examining the effects on its operations and the value of its assets.

2.	On October 2, 2023, the Company held its annual meeting of stockholders. At this meeting, stockholders approved, among other things (i) an amendment to the Company’s 2022 Share Incentive Plan (the “2022 Plan”) to increase the number of shares of Common Stock authorized for issuance under the 2022 Plan by an additional 928,572 shares of Common Stock, which amendment (the “2022 Plan Amendment”) was adopted by the board on July 31, 2023; (ii) an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Common Stock, by a ratio of no less than 1-for-7 and no more than 1-for-10, with the exact ratio to be determined by the board in its sole discretion (see note 1B above); (iii) the reincorporation of the Company from the State of Delaware to the State of Nevada by a parent-subsidiary merger, (iv) the issuance of more than 20% of the issued and outstanding Common Stock in a non-public offering pursuant to the terms of the Standby Equity Purchase Agreement, dated July 23, 2023, by and between the Company and YA II PN, Ltd., so that such issuances are made in accordance with Nasdaq Listing Rule 5635 and (v) a non-binding resolution to approve a grant of shares under the 2022 Plan, as compensation to each member of the board (excluding Roy Borochov).

3.	On October 4, 2023, the Company filed the amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the Reverse Stock Split, effective on October 5, 2023. Pursuant to the amendment, every seven shares of issued and outstanding Common Stock were automatically combined into one issued and outstanding share of Common Stock. No fractional shares were issued in connection with the Reverse Stock Split and the shares were rounded to the nearest whole number. The authorized capital and par value of the Common Stock remained unchanged.

4.	On November 6, 2023, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Save Foods, Inc., a newly formed Nevada corporation and its wholly owned subsidiary (the “Surviving Corporation”), pursuant to which, on the same date, the Company, as parent in this transaction, merged with and into the Surviving Corporation (the “Reincorporation Merger”). Upon the consummation of the Reincorporation Merger, the Company ceased its legal existence as a Delaware corporation, and the Surviving Corporation continued Company’s business as the surviving corporation in the Reincorporation Merger under the name “Save Foods, Inc.” succeeding to all Company’s rights, assets, liabilities and obligations, except that its affairs ceased to be governed by the Delaware General Corporation Law and became subject to the Nevada Revised Statutes. Pursuant to the Merger Agreement, the Articles of Incorporation and the Bylaws of the Surviving Corporation (the “Nevada Bylaws”), as in effect prior to the consummation of the Reincorporation Merger, continue in full force and effect as the Surviving Corporation’s Articles of Incorporation and the Nevada Bylaws.

5.	On November 6, 2023, the Company issued 20,000 shares of Common Stock to the Investor pursuant to the terms of the Purchase Agreement, as detailed in note 4(12).

6.	On November 8, 2023, the Company issued to a consultant 1,286 shares of Common Stock for consulting services provided to the Company. see note 4(2).

7.

On November 12, 2023, upon the recommendation of the nominating and corporate governance committee of the board, Liat Sidi was appointed as a Class II Director to serve until the Company’s 2026 annual meeting of stockholders. Ms. Sidi was not appointed to serve on any committee of the board. The board of directors has determined that Ms. Sidi is independent and there are no family relationships between Ms. Sidi and any other director or executive officer of the Company. Ms. Sidi currently serves as a director of Plantify.

F-45

PLANTIFY FOODS, INC.

(Formerly Antalis Ventures Corp.)

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2022

- - - - - - - - - - -

F-46

Independent Auditors’ Report

To the Shareholders of Plantify Foods, Inc.

We have audited the accompanying consolidated financial statements of Plantify Foods, Inc. and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2022, and December 31, 2021, and the related consolidated statements of comprehensive loss, changes in stockholders’ deficit, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards (IFRSs) as issued by the International Accounting Standards Board (IASB) this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Plantify Foods, Inc. and its subsidiaries as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended in accordance with International Financial Reporting Standards (IFRSs).

Emphasis of Matter Regarding Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1b to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1b. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Tel-Aviv, Israel	/S/ Ziv haft
Ziv haft
June 14, 2023	Certified Public Accountants (Isr.)
BDO Member Firm

F-47

PLANTIFY FOODS, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(US Dollar in thousands)

		December 31,
		2022	2021
	Note	US$ in thousands
CURRENT ASSETS:
Cash and cash equivalents	5	59	114
Accounts receivable, Net	6	146	238
Short term deposit		15	16
Other accounts receivable	7	30	39
Inventory	8	88	48
Total current assets		338	455

NON-CURRENT ASSETS:
Long term restricted deposit		32	36
Property, plant and equipment, Net	10	1,523	312
Total non-current assets		1,555	348

Total assets		1,893	803

The accompanying notes are an integral part of these consolidated financial statements.

F-48

PLANTIFY FOODS, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(US Dollar in thousands)

		December 31,
		2022	2021
		US$ in thousands

CURRENT LIABILITIES:
Trade payables	11	431	231
Other payables	12	465	280
Warrants	13	503	113
Short term bank loan	15	207	150
Loans	16	-	257
Short term Lease liability	9	16	5
Convertible Debentures	17	388	-
Total current liabilities		2,010	1,036

NON CURRENT LIABILITIES:
Long term Lease liability	9	570	-
Shareholders loan	18	165	174
Long term bank loan	15	13	113
Total non current liabilities		748	287

SHAREHOLDERS’ EQUITY (Deficiency):
Share capital	19	-	19
Capital reserve		109	62
Option reserve		47	-
Additional paid in capital		3,992	1,161
Share purchase warrants reserve		1,419	-
Accumulated deficit		(6,432)	(1,762)
Total shareholders’ equity (deficiency)		(865)	(520)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		1,893	803

June 14, 2023	“Roy Borochov”	“Noam Ftecha”
Date of approval of the	Roy Borochov	Noam Ftecha
financial statements	Chief Executive officer & Director	Director

The accompanying notes are an integral part of these consolidated financial statements.

F-49

PLANTIFY FOODS, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(US Dollar in thousands except share and per share data )

		For The Year Ended
		December 31,	December 31,
		2022	2021
	Note	US$ in thousands

Sales	22	374	472
Cost of sales	23	(477)	(452)
Gross profit		(103)	20
Operating expenses:
Research and development expenses	24	(41)	(53)
Selling, marketing and administrative expenses	25	(1,353)	(1,138)
Total operating expenses		(1,394)	(1,191)

Operating loss		(1,497)	(1,171)

Financial income	26	-	107
Financial expense	26	(543)	(30)
Listing expenses	27	(2,630)	-

Net loss before taxes		(4,670)	(1,094)

Tax expenses		-	-

Net loss for the year		(4,670)	(1,094)

Other comprehensive loss:

Amounts that will not be reclassified subsequently to profit and loss:
Adjustments arising from translating financial statements from functional currency to presentation currency		(112)	(1)

Total components that will not be reclassified subsequently to profit and loss		(112)	(1)
Amounts that will be or that have been reclassified to profit or loss when specific conditions are met:
Adjustments arising from translating financial statements of foreign operations		159	-
Total components that will be or that have been reclassified to profit or loss		159	-
Comprehensive loss for the year		(4,623)	(1,095)

Basic and diluted loss per share*	28	(0.04)	(0.16)

Weighted average number of shares outstanding used to compute basic and diluted loss per share		120,557,361	6,691,712

*loss per share for the year ended December 31, 2021 is calculated using the historical number of shares of Peas of Bean Ltd (“POB”). divided by the net loss of POB

The accompanying notes are an integral part of these consolidated financial statements.

F-50

PLANTIFY FOODS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIENCY)

(In thousands of US Dollars)

	Number of shares		Ordinary share capital amount	Additional paid in Capital	Share purchase warrants reserve	Option reserve	Capital reserve	Accumulated deficit	Total

Balance at January 1, 2021	80,412,805	*	15	149	-	-	6	(668)	(498)

Changes during 2021:
Interest benefit from Controlling Shareholders	-		-	-	-	-	57	-	57
Exercise of warrants into common shares	4,191,490	*	1	210	-	-	-	-	211
Issuance of common shares and warrants	16,961,488	*	3	802	-	-	-	-	805
Net loss	-		-	-	-	-	-	(1,094)	(1,094)
Other comprehensive income for the period	-		-	-	-	-	(1)	-	(1)
Balance at December 31, 2021	101,565,783	*	19	1,161	-	-	62	(1,762)	(520)

Changes during 2022:
Shares and warrants issued in subscription receipt financing	30,500,000		-	1,441	1,419	-	-	-	2,860
Shares issued upon reverse takeover – (Note 4)	5,100,000		(19)	497	-	47	-	-	525
Shares issued as finder’s fees and corporate finance fee	8,810,581		-	826	-	-	-	-	826
Shares issued for services	1,341,280		-	67	-	-	-	-	67
Net loss	-		-	-	-	-	-	(4,670)	(4,670)
Other comprehensive income for the period	-		-	-	-	-	47	-	47
Balance at December 31, 2022	147,317,644		-	3,992	1,419	47	109	(6,432)	(865)

* The number of shares outstanding before the RTO have been restated to reflect the effect of issuing 14.5094 RTO shares for each share outstanding.

The accompanying notes are an integral part of these consolidated financial statements.

F-51

PLANTIFY FOODS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of US Dollars)

	For The year ended December 31,	For The year ended December 31,
	2022	2021
	US$ in thousands
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the year	(4,670)	(1,094)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	100	44
Capital loss from sale of property and equipment	-	6
Amortization of Right Of Use asset	66	14
Interest on debentures	19	-
Interest on lease obligation	29	2
Shares issued for debt settlement	60	-
Increase in shareholders loan	-	5
Interest benefit from Shareholders loan	11	10
RTO expense	525	-
Shares issued to finders and advisors	893	-
Interest on bank loans	12	9
Warrants fair value revaluation	422	(98)
Decrease (Increase) in accounts receivable	92	(120)
Decrease (Increase) in other accounts receivable	9	(24)
Decrease (Increase) in Inventory	(40)	9
Increase in accounts payable	65	114
Increase in other accounts payable	180	201

Net cash used in operating activities	(2,227)	(922)

CASH FLOWS FROM INVESTING ACTIVITIES:
Sale of property and equipment	-	5
Purchase of property and equipment	(849)	(177)
Change in long term deposit	5	-
Net cash used in investing activities	(844)	(172)

CASH FLOWS FROM FINANCING ACTIVITIES:

Issuance of common shares and warrants, net	2,800	1,188
Repayment of related party loan	-	(238)
Reciept of a bank loan, net	(25)	(105)
Payment of lease obligation	(39)	(16)
Cash acquired from acquisition of POB	75	-
Issuance of convertible debentures	369	-
Reciept of Loans	(238)	247
Net cash provided by financing activities	2,942	1,076

Effect of exchange rate fluctuations on cash and cash equivalents	74	67
Net Increase in cash and cash equivalents	(129)	49
Cash and cash equivalents at the beginning of the period	114	65

Cash and cash equivalents at the end of the period	59	114

	For The year ended December 31,	For The year ended December 31,
	2022	2021
	US$ in thousands
NON CASH ACTIVITIES:
Equity contribution from shareholders loan	11	47
Lease liabilities arising from obtaining right-of-use-assets	624	-
Lease liabilities and right-of-use-assets write-off	-	17
Supplemental disclosure of cash flow information:
Cash paid during the year for interest	41	15

The accompanying notes are an integral part of these consolidated financial statements.

F-52

PLANTIFY FOODS, INC.

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

(In thousands of US Dollars)

NOTE 1: NATURE OF BUSINESS AND GOING CONCERN

a.	Plantify Foods, Inc. (the “Company” or “Plantify”) is a Canadian company which was incorporated under the Business Corporations Act (British Columbia) on July 29, 2022. The Company’s registered address is 2900-733 Seymour Street, Vancouver, Canada.

The Company is engaged in the development, production and sales of plant-based foods out of its subsidiary’s factory located in Kibbutz Gonen, Israel.

On February 18, 2022, Antalis Ventures Corp. (“Antalis”) entered into a Business Combination Agreement (“BCA”) with POB Finco Inc. Ltd. (“FinCo”) and Peas of Bean Ltd. (“POB”). Pursuant to the terms of the BCA: (i) Antalis and FinCo would amalgamate to form a new company to be named “Plantify Foods, Inc.” (the “Amalgamation Transaction”), and (ii) Plantify would acquire all of the issued and outstanding shares of POB from its shareholders in exchange for a pro-rated number of shares of Plantify.

On July 29, 2022, the Company completed the business combination transaction with POB (note ). As a result of the business combination transaction, POB became a wholly owned subsidiary of the Company. This transaction is accounted for as a reverse takeover of the Company by POB.

b.	The Company expects to continue to finance itself through raising adequate funds in the foreseeable future. The Company incurred a net loss of USD 4,670 for the year ended December 31, 2022 and generated USD 6,432 of accumulated deficit since inception. In addition, the Group generated negative cash flows from operating activities of $2,227 . These events or conditions, along with other matters, indicate that a material uncertainty exists that may cast significant doubt on the Company’s ability to continue as a going concern.

These financial statements were prepared on a going concern basis, which assumes that the Company will be able to obtain the necessary financing as needed to realize its assets and discharge its liabilities in the normal course of business. If the going concern assumption was not appropriate for these financial statements, then adjustments would be necessary to the carrying value of the assets and liabilities.

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES

The following accounting policies have been applied consistently in the financial statements for all periods presented, unless otherwise stated.

a.	Basis of presentation of the financial statements:

These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

The Company’s financial statements have been prepared on a cost basis, except for financial instruments which are measured at fair value through profit or loss.

F-53

PLANTIFY FOODS, INC.

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

(In thousands of US Dollars)

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The Company has elected to present comprehansive loss items using the “function of expense” method.

b.	Functional currency, reporting currency and foreign currency:

1.	Functional currency and reporting currency:

The reporting currency of the financial statements is United states dollar.

The functional currency of the Company is Canadian dollars (“CAD”), and the functional currency of its subsidiary is the New Israeli Shekel (“NIS”). NIS represents the main economic environment in which the subsidiary operates.

2.	The financial statements are translated as follows:

Transactions and balances in foreign currencies are converted into US Dollars in accordance with the principles set forth by International Accounting Standard (IAS) 21 “The Effects of Changes in Foreign Exchange Rates”. Transactions in NIS in POB are translated to CAD and will be reclassified to profit and loss, while transactions in CAD are translated to USD and are not reclassified to profit and loss.

Accordingly, transactions and balances have been converted as follows:

●	Monetary assets and liabilities - at the rate of exchange applicable at the statements of financial position date.
●	Exchange gains and losses from the aforementioned conversion are recognized in the statement of comprehensive loss.
●	Expense items - at exchange rates applicable as of the date of recognition of those items.
●	Non-monetary items are converted at the rate of exchange at the statements of financial position date.

c.	Cash and cash equivalents:

Cash equivalents are considered as highly liquid investments, including unrestricted short-term bank deposits with an original maturity of three months or less from the date of acquisition.

d.	Inventory:

Inventory is recognized at the lower of cost and net realizable value. Cost comprises all costs of purchase, costs of conversion and other costs incurred in bringing the inventories to their present location and condition. The Company measures the cost of raw materials on a First In First Out (“FIFO”) basis and finished goods according to costs based on direct costs of materials and labor.

F-54

PLANTIFY FOODS, INC.

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

(In thousands of US Dollars)

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

e.	Revenue recognition:

Revenue is recognized by the Company in accordance with IFRS 15, “Revenue from Contracts with Customers”. Through application of this standard, the Company recognizes revenue to depict the transfer of promised goods to the customer in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods.

In order to recognize revenue under IFRS 15, the Company applies the following five (5) steps:

●	Identify a customer along with a corresponding contract;
●	Identify the performance obligation(s) in the contract to transfer goods or provide distinct services to customer;
●	Determine the transaction price the Company expects to be entitled to in exchange for transferring promised goods or services to the customer;
●	Allocate the transaction price to the performance obligation(s) in the contract;
●	Recognize revenue when or as the Company satisfies the performance obligation(s).

For contracts that permit the customer to return goods that were purchased, revenue is recognized to the extent that it is highly probable that a significant reversal in the amount of cumulative revenue recognized will not occur. Therefore, the amount of revenue recognized is adjusted for expected returns, which are estimated based on historical data and past experience. Returned goods are exchanged only for new goods, i.e. no cash refunds are offered. In such circumstances, a refund liability and a right to recover returned goods asset are recognized.

f.	Research and development expenses:

Development costs that are directly attributable to the design and testing of identifiable and unique products controlled by the Company are recognised as intangible assets when the following criteria are met:

●	it is technically feasible to complete the product so that it will be available for use;
●	management intends to complete the product and use or sell it;
●	there is an ability to use or sell the product;
●	it can be demonstrated how the product will generate probable future economic benefits;
●	adequate technical, financial and other resources to complete the development and to use or sell the product are available, and
●	the expenditure attributable to the product during its development can be reliably measured.

Capitalised development costs are recorded as intangible assets and amortised from the point at which the asset is ready for use.

Research expenditures and development expenditures that do not meet the criteria as set out above are recognised as an expense as incurred. Development costs previously recognised as an expense are not recognised as an asset in a subsequent period.

F-55

PLANTIFY FOODS, INC.

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

(In thousands of US Dollars)

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

g.	Impairment of non-financial assets:

The Company evaluates the need to record an impairment of the carrying amount of non-financial assets whenever events or changes in circumstances indicate that the carrying amount is not recoverable. If the carrying amount of non-financial assets exceeds their recoverable amount, the assets are reduced to their recoverable amount.

The recoverable amount of an asset that does not generate independent cash flows is determined for the cash-generating unit to which the asset belongs and is calculated based on the projected cash flows that will be generated by the cash generated unit. Impairment losses are recognized in profit or loss.

An impairment loss of an asset is reversed only if there have been changes in the estimates used to determine the asset’s recoverable amount since the last impairment loss was recognized. Reversal of an impairment loss, as above, shall not be increased above the lower of the carrying amount that would have been determined (net of depreciation or amortization) had no impairment loss been recognized for the asset in prior years, and its recoverable amount.

The Company did not recognize any impairment of non-financial assets for any of the periods presented.

h.	Property, plant and equipment, net

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets, at the following annual rates:

The annual depreciation rates are as follows:

%
7-33	Furniture and Computers
10	Leasehold Improvement
10-25	Machines and Equipment

i.	Financial instruments

Fair value measurement

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either:

F-56

PLANTIFY FOODS, INC.

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

(In thousands of US Dollars)

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

A.	In the principal market for the asset or liability, or
B.	In the absence of a principal market, in the most advantageous market for the asset or liability.

The principal or the most advantageous market must be accessible by the Group. The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest.

A fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.

The Company uses valuation techniques prepared by an appraiser that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

Classification of financial instruments by fair value hierarchy

Assets and liabilities presented in the statement of financial position at fair value are grouped into classes with similar characteristics using the following fair value hierarchy which is determined based on the source of input used in measuring fair value:

Level 1 – Quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 – Inputs other than quoted prices included within Level 1 that are observable either directly or indirectly.

Level 3 – Inputs that are not based on observable market data (valuation techniques that use inputs that are not based on observable market data).

Financial assets

The Company classifies its financial assets into one of the following categories, based on the business model for managing the financial asset and its contractual cash flow characteristics. The Company’s accounting policy for the relevant category is as follows:

Amortized cost: These assets arise principally from the provision of goods and services to customers (e.g. trade accounts receivable), but also incorporate other types of financial assets where the objective is to hold these assets in order to collect contractual cash flows and the contractual cash flows are solely payments of principal and interest. They are initially recognized at fair value plus transaction costs that are directly attributable to their acquisition or issue, and are subsequently carried at amortized cost using the effective interest rate method, less provision for impairment. Impairment provisions for trade accounts receivable are recognized based on the simplified approach within IFRS 9 using a provision in the determination of the lifetime expected credit losses. During this process the probability of the non-payment of the trade receivables is assessed. This probability is then multiplied by the amount of the expected loss arising from default to determine the lifetime expected credit loss for the trade receivables. For trade receivables, which are reported net, such provisions are recorded in a separate provision account with the loss being recognized within general and administrative expenses in the statement of comprehensive income. On confirmation that the trade receivable will not be collectable, the gross carrying value of the asset is written off against the associated provision.

F-57

PLANTIFY FOODS, INC.

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

(In thousands of US Dollars)

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Financial Liabilities

Financial liabilities are classified into one category based on measurement:

Fair value through profit or loss: The Company measures its warrant financial liabilities at fair value through profit or loss.

De-recognition

● Financial assets - The Company derecognizes a financial asset when the contractual rights to the cash flows from the financial asset expire or it transfers the rights to receive the contractual cash flows.

● Financial Liabilities - The Company derecognizes a financial liability when its contractual obligations are discharged or cancelled, or expire.

Impairment of financial assets

The Company assesses at the end of each reporting period whether there is any objective evidence of impairment of financial assets carried at amortized cost. The Company recognizes an allowance for expected credit losses (ECL) for all debt instruments not held at fair value through profit or loss.

ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Company expects to receive, discounted at an approximation of the original effective interest rate. ECLs are recognized in two stages.

For credit exposures for which there has not been a significant increase in credit risk since initial recognition, ECLs are provided for credit losses that result from default events that are possible within the next 12-months (a 12-month ECL).

For those credit exposures for which there has been a significant increase in credit risk since initial recognition, a loss allowance is required for credit losses expected over the remaining life of the exposure, irrespective of the timing of the default (a lifetime ECL). For trade accounts receivable, the Company applies a simplified approach in calculating ECLs.

As of December 31, 2022 and 2021, according to Company’s management assessment, no ECL

F-58

PLANTIFY FOODS, INC.

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

(In thousands of US Dollars)

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

were recorded.

Write-off policy

The Company writes off its financial assets if any of the following occur:

●	Inability to locate the debtor.
●	Discharge of the debt in a bankruptcy.
●	It is determined that the efforts to collect the debt are no longer cost effective given the size of receivable.

The collections department must comply with the collection efforts outlined in the policy to collect on delinquent customer accounts before any write-offs are made.

Issue of a unit of securities:

The issue of a unit of securities involves the allocation of the proceeds received (before issue expenses) to the securities issued in the unit based on the following order: financial derivatives and other financial instruments measured at fair value in each period. Then fair value is determined for financial liabilities that are measured at amortized cost. The proceeds allocated to equity instruments are determined to be the residual amount. Issue costs are allocated to each component pro rata to the amounts determined for each component in the unit.

j.	Loss per share:

Loss per share is calculated by dividing the loss attributable to Company shareholders by the weighted number of outstanding ordinary shares during the period. Potential Ordinary shares are only included in the computation of diluted loss per share when their conversion increases loss per share or decreases income per share. Potential Ordinary shares that are converted during the period are included in diluted loss per share only until the conversion date.

k.	Related party transactions:

Parties are considered to be related if one party has the ability to control the other party or exercise significant influence over the other party’s making of financial or operational decisions, or if both parties are controlled by the same third party. The Company has transactions with key management personnel and directors. Transactions with related parties, if any, are incurred in the normal course of business and are measured at the amount of consideration established and approved by the related parties. Difference between the expenses recorded and it’s fair value is recorded under capital reserve.

l.	Employee benefit liabilities:

POB’s liability for severance pay is pursuant to Section 14 of the Severance Compensation Act, 1963 (“Section 14”), pursuant to which all the POB’s employees are included under Section 14, and are entitled only to monthly deposits, at a rate of 8.33% of their monthly salary, made in the employee’s name with insurance companies. Under Israeli employment law, payments in accordance with Section 14 release the Company from any future severance payments in respect of those employees. The fund is made available to the employee at the time the employer-employee relationship is terminated, regardless of cause of termination. The severance pay liabilities and deposits under Section 14 are not reflected in the balance sheets as the severance pay risks have been irrevocably transferred to the severance funds.

F-59

PLANTIFY FOODS, INC.

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

(In thousands of US Dollars)

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

m.	Provisions:

A provision in accordance with IAS 37 is recognized when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. If the Group expects part or all of the expense to be reimbursed to the Company, such as in an insurance contract, the reimbursement is recognized as a separate asset only when it is virtually certain that it will be received by the Company. The expense is recognized in the income statement net of the reimbursed amount.

n.	Taxes on income:

As it is not likely that taxable income will be generated in the foreseeable future, deferred tax assets due to accumulated losses are not recognized in the financial statements.

o.	Government grants:

Government grants are recognised in comprehansive loss on a systematic basis over the periods in which the Company recognises expenses for the related costs for which the grants are intended to compensate.

p.	Leases:

Leased assets and lease liabilities

Contracts that award the Company control over the use of a leased asset for a period of time in exchange for consideration, are accounted for as leases. Upon initial recognition, the Company recognizes a liability at the present value of the balance of future lease payments (these payments do not include certain variable lease payments), and concurrently recognizes a right-of-use asset at the same amount of the lease liability, adjusted for any prepaid or accrued lease payments, plus initial direct costs incurred in respect of the lease.

Since the interest rate implicit in the Company’s leases is not readily determinable, the incremental borrowing rate of the lessee is used. Subsequent to initial recognition, the right-of-use asset is accounted for using the cost model, and depreciated over the shorter of the lease term or useful life of the asset.

The lease term

The lease term is the non-cancellable period of the lease plus periods covered by an extension or termination option if it is reasonably certain that the lessee will or will not exercise the option, respectively.

F-60

PLANTIFY FOODS, INC.

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

(In thousands of US Dollars)

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Reassessment of lease liability

Upon the occurrence of a significant event or a significant change in circumstances that is under the control of the Company and had an effect on the decision whether it is reasonably certain that the Company will exercise an option, which was not included before in the lease term, or will not exercise an option, which was previously included in the lease term, the Company re-measures the lease liability according to the revised leased payments using a new discount rate. The change in the carrying amount of the liability is recognized against the right-of-use asset, or recognized in profit or loss if the carrying amount of the right-of-use asset was reduced to zero.

q.	Compound financial instruments:

Convertible debentures which contain both an equity component and a liability component are separated into two components. This separation is performed by first determining the liability component based on the fair value of an equivalent non-convertible liability. The value of the conversion component is determined to be the residual amount. Directly attributable transaction costs are apportioned between the equity component and the liability component based on the allocation of proceeds to the equity and liability components.

r.	New accounting pronouncements:

The Company has not early adopted any other standard, interpretation or amendment that has been issued but is not yet effective.

IAS - 1 Presentation of Financial Statements

In January 2020, the IASB issued amendments to IAS 1, which clarify the criteria used to determine whether liabilities are classified as current or non-current.

These amendments clarify that current or non-current classification is based on whether an entity has a right at the end of the reporting period to defer settlement of the liability for at least twelve months after the reporting period. The amendments also clarify that ‘settlement’ includes the transfer of cash, goods, services, or equity instruments unless the obligation to transfer equity instruments arises from a conversion feature classified as an equity instrument separately from the liability component of a compound financial instrument. The amendments are effective for annual reporting periods beginning on or after 1 January 2022.

However, in May 2020, the effective date was deferred to annual reporting periods beginning on or after 1 January 2023.

The Company is currently evaluating the impact of IAS 1 amendments, however, at this stage it is unable to assess such impact.

F-61

PLANTIFY FOODS, INC.

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

(In thousands of US Dollars)

NOTE 3:- CRITICAL ACCOUNTING ESTIMATES AND JUDGMENTS

The areas requiring the use of estimates and critical judgments that may potentially have a significant impact on the Group’s financial position is the fair value valuation of warrants.

Fair value valuation of warrants

The Company measures the fair value of the warrants using the Monte-Carlo valuation model. Inputs to the model are subject to various estimates related to volatility, interest rates, dividend yields and expected life of the warrants (see also Note 12).

Shareholders Loan

Based on the original loans terms, the Company classified the loans as a current liability and measured it in accordance with IFRS 9 financial instruments at the amount payable on demand i.e. the PAR value plus any accrued interest or CPI exchange differences, respectively.

Subsequent to inception, the Company accounts for any difference between a market interest rate for such loans and the denominated interest as an equity contribution. (see Note 16).

NOTE 4:- ACQUISTION

Reverse Takeover of Antalis Ventures Corp.

On February 18, 2022, Antalis entered into a Business Combination Agreement (“BCA”) with POB Finco Inc. Ltd. (“FinCo”) and Peas of Bean Ltd. (“POB”). Pursuant to the terms of the BCA: (i) Antalis and FinCo would amalgamate to form a new company to be named “Plantify Foods, Inc.” (the “Amalgamation Transaction”), and (ii) Plantify would acquire all of the issued and outstanding shares of POB from its shareholders in exchange for a pro-rated number of shares of Plantify.

On July 29, 2022, the Company issued an aggregate of 101,565,783 common shares to POB shareholders in consideration for all the 6,999,999 shares issued and outstanding of POB. Upon completion of the Share Exchange, POB became a wholly-owned subsidiary of the Company, and the Company continued to carry out the business operations of POB.

Under the terms of the BCA, up to an additional 40,300,000 Shares will be issuable to POB’s Shareholders subject to the Company attaining the following financial performance targets:

●	18,800,000 Shares will be issuable upon the Company reaching cumulative gross revenue of CAD$6 million in any trailing 12-month period within 30 months of July 29, 2022; and

●	21,500,000 Shares will be issuable upon the Company reaching cumulative gross revenue of C$12 million in any trailing 12-month period within 42 months of July 29, 2022

F-62

PLANTIFY FOODS, INC.

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

(In thousands of US Dollars)

NOTE 4:- ACQUISTION (Cont.)

As a result of the Share Exchange, POB is deemed to be the acquirer for accounting purposes (“Reverse Takeover”) and therefore its assets, liabilities and operations are included in the condensed consolidated interim financial statements at their historical carrying value, with the operations of the Company being included from July 29, 2022, the closing date of the Reverse Takeover, and onwards.

At the time of the reverse takeover, the Company did not constitute a business as defined under IFRS 3 Business Combination; therefore, the Reverse Takeover of the Company by POB is accounted for under IFRS 2 Share-based Payments. The transaction price of the acquisition was measured by reference to the fair value of the shares issued in the acquisition because the fair value of the listing service POB received could not be reliably measured. As a result, the consideration was first allocated to the identifiable assets and liabilities based on their fair values, and the difference between the consideration given to acquire the Company and the fair values of the identifiable assets and liabilities acquired by POB is recorded as a listing expense to profit and loss. The fair value of the consideration issued to acquire the Company is as follows:

Consideration transferred:	$
Fair value of shares and stock options retained by former Antalis shareholders (5,100,000 shares at CAD$0.12 per share)		478
(400,000 stock options at CAD$0.10 per stock option)		47
Total consideration transferred		525
Fair value of identifiable assets and liabilities acquired:
Cash		75
Trade payable and other liabilities		(143)
Total net assets acquired		(68)
Listing expense		593

NOTE 5:- CASH AND CASH EQUIVALENTS

	December 31,
	2022	2021

Cash denominated in NIS	50	114
Cash denominated in CAD	9	-

Total	59	114

F-63

PLANTIFY FOODS, INC.

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

(In thousands of US Dollars)

NOTE 6:- ACCOUNT RECEIVABLES

	December 31,
	2022	2021

Open debts	124	182
Allowance for doubtful debts	(3)
Checks receivables	25	56

Total	146	238

NOTE 7:- OTHER ACCOUNT RECEIVABLES

	December 31,
	2022	2021

Goverenment authorities	30	32
Prepaid expenses	-	7

Total	30	39

NOTE 8:- INVENTORY

	December 31,
	2022	2021

Raw material	23	8
Packaging	40	16
Goods in process and finished goods	25	24

Total	88	48

NOTE 9:- LEASES

The Company leases its facility located in Kibutz Gonen, Israel under a lease agreement expiring on December 31, 2031.

The lease was signed on December 2021 for a 10 years period starting January 2022. Monthly rent fee is NIS 25 thousands (approximately USD 8).

At December 31, 2022, the Company’s lease assets and lease liabilities for leases totaled $536 (December 31, 2021 - $4) and $586 (December 31, 2021 - $5), respectively.

The Company uses its incremental borrowing rate as the discount rate for its leases, as the implicit rate in the lease is not readily determinable. As of December 31, 2022, the Company’s leases had a weighted average remaining lease term of 9 years and a weighted average borrowing rate of 4.6%.

F-64

PLANTIFY FOODS, INC.

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

(In thousands of US Dollars)

NOTE 9:- LEASES (Cont.)

Lease liabilities

	December 31, 2022	December 31, 2021
Balance, opening	5	36
Additions (write off)	624	(17)
Lease payments	(39)	(16)
Translation adjustments	(4)	2
Balance, ending	586	5

Lease liabilities

	Year ended December 31,
	2022	2021

Interest expense	29	2
Total cash outflow for leases	39	16
Additions to right-of-use assets	624	-

The future minimum lease payments, under our lease agreement, as of December 31, 2022, are as follows:

Amount

2023	43
2024	85
2025-2031	597

F-65

PLANTIFY FOODS, INC.

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

(In thousands of US Dollars)

NOTE 10:- PROPERTY, PLANT AND EQUIPMENT, NET

	Furniture	Leasehold Improvements	Machines and equipment	Right to use asset	Land	Total
Cost
Balance as at January 1, 2022	19	86	291	60	-	456
Additions	24	722	45	624	58	1,473
Write-off	-	-	-	(56)	-	(56)
Translation adjustments	(3)	(43)	(36)	(32)	(3)	(117)
Balance as at December 31, 2022	40	765	300	596	55	1,756

Accumulated Depreciation
Balance as at January 1, 2022	(4)	(25)	(59)	(56)	-	(144)
Additions	(7)	(43)	(50)	(66)	-	(166)
Write-off	-	-	-	56	-	56
Translation adjustments	-	6	9	7	-	22
Balance as at December 31, 2022	(11)	(62)	(100)	(59)	-	(233)
Property, plant and equipment, net, as at December 31, 2022	29	703	200	536	55	1,523

Cost
Balance as at January 1, 2021	13	51	153	58	-	275
Additions	5	32	140	-	-	177
Translation adjustments	1	3	(2)	2	-	4
Balance as at December 31, 2021	19	86	291	60	-	456

Accumulated Depreciation
Balance as at January 1, 2021	(3)	(17)	(22)	(26)	-	(68)
Additions	(2)	(7)	(35)	(14)	-	(58)
Write-off	-	-	-	(17)	-	(17)
Translation adjustments	1	(1)	(2)	1	-	(1)
Balance as at December 31, 2021	(4)	(25)	(59)	(56)	-	(144)

Property, plant and equipment, net, as at December 31, 2021	15	61	232	4	-	312

F-66

PLANTIFY FOODS, INC.

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

(In thousands of US Dollars)

NOTE 11:- TRADE PAYABLES

	December 31,
	2022	2021

Trade accounts payable	365	231
Checks	66	-

Total	431	231

NOTE 12:- OTHER PAYABLES

	December 31,
	2022	2021

Employees and employees institutes	82	102
Accrued expenses	314	130
Reserve for vacation pay	66	48

Other payables	-3	-

Total	465	280

NOTE 13:- WARRANTS

The Company accounts for the warrants issued to Hama Fund, who invested in the Company in March 2021 under IFRS 9 and they are classified as a liability since the exercise price is not denominated in the functional currency of the Company. The derivative financial liability is re-measured at each reporting date, with changes in fair value recognized in finance expense (income), net.

The derivative financial liability as of December 31, 2022 and December 31, 2021 amounted to USD 503 and USD 113, respectively. The amount was recorded at fair value according to a valuation performed by an independent third-party appraiser.

For the year ended December 31, 2022, the Company recorded an expense of $422 (an income of $67 in 2021) in the statement of comprehensive loss as a result of the change in the fair value of warrants.

The fair value measurement of the warrants as of December 31, 2022 in the table below was measured using a Black Scholes warrant pricing model. The key inputs that were used in measuring the fair value of the warrants as of December 31, 2022 were: risk free interest rate – 2.96%, expected volatility - 80%, Expected term 2 years from July 29, 2022 and Expected dividend yield - 0.

A summary of changes in share purchase warrants issued by the Company during the year ended December 31, 2022 is as follows:

	Number of Warrants*	Weighted Average Exercise Price ($)

Balance at December 31, 2021	16,961,488	0.1378
Movement during the year ended	-	-
December 31, 2022	16,961,488	0.1378

*The number of warrants outstanding have been restated to reflect the effect of issuing 14.5094 RTO shares for each share outstanding.

F-67

PLANTIFY FOODS, INC.

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

(In thousands of US Dollars)

NOTE 13:- WARRANTS (Cont.)

	Fair value measurements using input type
	Level 1	Level 2	Level 3	Total
Balance as of January 1, 2021	-	-	32	32
Gain recognized in profit or loss In Finance income	-	-	(98)	(98)
Warrants issued during the period	-	-	186	186
Translation adjustments	-	-	5	5
Disposal	-	-	(12)	(12)
Warrant liability as of December 31, 2021	-	-	113	113

Warrant liability as of January 1, 2022	-	-	113	113
Change in fair value	-	-	422	422
Translation adjustments	-	-	(32)	(32)
Warrant liability as of December 31, 2022	-	-	503	503

NOTE 14:- FINANCIAL INSTRUMENTS

a.	Classification of financial assets and liabilities:

	December 31,
	2022	2021
Financial assets at amortized costs:
Cash and cash equivalents	59	114
Acounts receivable	146	238
Short term deposit	15	16
Total Financial assets	220	368

Financial liabilities at amortized costs:
Trade payables	431	231
Other payables	465	237
Short term and long term loans	220	520
Convertible debentures	388	-
Shareholders loan	165	174

Total Financial liabilities	1,669	1,162

	December 31,
	2022	2021
Financial liabilities at fair value:

Warrant	503	113

Total Financial liabilities	503	113

F-68

PLANTIFY FOODS, INC.

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

(In thousands of US Dollars)

NOTE 14:- FINANCIAL INSTRUMENTS (Cont.)

b.	Financial risk factors:

The Company’s activities expose it to various market risks (foreign currency risk, Israeli CPI risk and interest rate risk) and credit risk. The Company’s comprehensive risk management plan focuses on activities that reduce to a minimum any possible adverse effects on the Company’s financial performance.

Risk management is performed by the Company’s Board. The Board identifies, measures and manages financial risks in collaboration with the Company’s operating units.

The Board establishes documented objectives for the overall risk management activities as well as specific policies with respect to certain exposures to risks such as exchange rate risk, interest rate risk, credit risk, the use of non-derivative financial instruments and the investments of excess liquid positions.

Credit risk:

The Company’s credit risk arises principally from the Company’s receivables from customers. The carrying amounts of financial assets and contract assets represent the Company’s maximum credit risk exposure.

Trade receivables, other receivables and contract assets

The Company’s exposure to credit risk is influenced mainly by the individual characteristics of each customer. However, management also considers the demographics of the Company’s customer base, including the default risk of the industry and country in which customers operate, as these factors may have an influence on credit risk. Approximately 18% of the Company’s revenue (2021: 43%) is attributable to sales transactions with a single customer. However, there is no concentration of credit risk.

The Company has established a credit policy under which each new customer is analyzed individually for creditworthiness before the Company’s standard payment and delivery terms and conditions are offered. The Company’s review includes external ratings, when available, and in some cases bank references. Customers that fail to meet the Company’s benchmark creditworthiness may transact with the Group only on a prepayment basis.

c.	Interest rate risk:

The Company monitors the risk to a shortage of funds using a liquidity planning tool.

Company’s interest rate risk derives from Company’s bank loan which carried at variable rate (Prime+5.1 percent). According to management assessment, the above risk considers immaterial.

The Company’s objective is to maintain a balance between continuity of funding and flexibility through the use of overdrafts and bank loans.

F-69

PLANTIFY FOODS, INC.

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

(In thousands of US Dollars)

NOTE 14:- FINANCIAL INSTRUMENTS (Cont.)

The Company assessed the concentration of risk with respect to refinancing its debt and concluded it to be low.

The table below summarizes the maturity profile of the Company’s financial liabilities based on contractual undiscounted payments (including interest payments):

December 31, 2022:

	Less than one year	1 to 2 years	2 to 3 years	3 to 4 years	4 to 5 years	>5 years	Total
	USD in thousands

Trade payables	431	-	-	-	-	-	431
Other payables	465	-	-	-	-	-	465
Bank and other loans	207	10	3	-	-	-	220
Convertible debentures	388	-	-	-	-	-	388
Shareholders loan	-	165	-	-	-	-	165

	1,491	175	3	-	-	-	1,669

December 31, 2021:

	Less than one year	1 to 2 years	2 to 3 years	3 to 4 years	4 to 5 years	>5 years	Total
	USD in thousands

Trade payables	231	-	-	-	-	-	231
Other payables	237	-	-	-	-	-	237
Bank and other loans	407	98	11	4	-	-	520
Shareholders loan	-	174	-	-	-	-	174

	875	272	11	4	-	-	1,162

d.	Currency risk:

The Company’s operations are denominated in CAD and the Company’s subsidiary operations are denominated in NIS. Since most of the company’s financial instruments are dominated in NIS there is a limited exposure to currency risk.

e.	Capital disclosures:

The Company monitors “adjusted capital” which comprises all components of equity (i.e. share capital, capital reserve, option reserve, additional paid in capital, share purchase warrants reserve and accumulated deficit).

F-70

PLANTIFY FOODS, INC.

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

(In thousands of US Dollars)

NOTE 14:- FINANCIAL INSTRUMENTS (Cont.)

The Company’s objectives when maintaining capital are:

- to safeguard the entity’s ability to continue as a going concern, so that it can continue to provide returns for shareholders and benefits for other stakeholders, and - to provide an adequate return to shareholders by pricing products and services commensurately with the level of risk.

The Company sets the amount of capital it requires in proportion to risk. The Company manages its capital structure and makes adjustments to it in the light of changes in economic conditions and the risk characteristics of the underlying assets. In order to maintain or adjust the capital structure, the Company may adjust the amount of dividends paid to shareholders, return capital to shareholders, issue new shares, or sell assets to reduce debt.

NOTE 15:- BANK LOANS

	Effective interest	December 31,
	Rate	2022	2021

Long-term loans from banking institutions	Prime+1.50-5.1	107	263
Less current liabilities for long-term loans		94	150
Total Long-term loans		13	113

Short-term loan from banking institutions		113	-
current liabilities for long-term loans		94	150
Total Short-term loans		207	150

Due dates for long-term loans
Current maturities		94	150
Second year		10	98
Third year		3	11
Fourth year onwards		-	4
Total		107	263

F-71

PLANTIFY FOODS, INC.

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

(In thousands of US Dollars)

NOTE 16:- LOANS

In April 2021, Company received a NIS 175 thousands (USD 54) loan from third party. The loan bears interest rate of 3% per annum. The loan terms stipulated that it will be repaid within 30 days as of consummation of initial listing (including through a reverse takeover transaction), or consummation of trade of the Company’s shares at any reputable stock exchange at the primary board, including but not limited to Nasdaq, TSX, ASX or TASE (but not TASE-UP) (“IPO”). That loan was repaid on September 1, 2022.

In November 2021, the Company received a NIS 622 thousands (USD 197) loan from third party. The loan bears interest rate of 3% per annum. The loan stipulated that it will be repaid by May 1, 2022. The Company classified the loans as current liabilities as it expects them to be repayed in the following year. That loan was repaid on March 23, 2022.

NOTE 17 – CONVERTIBLE DEBENTURES

On July 29, 2022, as part of the business combination transaction, the Company completed a non-brokered private placement of 12% subordinated unsecured convertible debentures for gross proceeds of CAD$500,000. The Convertible Debentures accrue interest at a rate of 12% per annum, mature on August 29, 2023 and are convertible at the option of the holder, at any time following the date that is one month from the date of issuance thereof and prior to the Maturity Date, into units of the Company at a conversion price of CAD$0.12. Each such unit will be comprised of one Common Share and one common share purchase warrant of the Company, exercisable at a price of CAD$0.18 per share for a period of 24 months from the date of conversion. In connection with the Convertible Debenture Financing, an advisor received a cash commission of CAD$50,000.

NOTE 18:- SHAREHOLDERS LOAN

Based on the original loans terms, the Company classified the loans as a current liability and measured it in accordance with IFRS 9 financial instruments at the amount payable on demand i.e. the PAR value plus any accrued interest or CPI exchange differences, respectively.

Subsequent to inception, the Company accounts for any difference between a market interest rate for such loans and the denominated interest as an equity contribution. For the year ended December 31, 2022, the Company recorded an amount of $11 ($57 in 2021) to account for the equity contribution.

In April 2021, Company repaid approximately USD 197 of the Loan Amounts to the founders. In August 2021, the loan terms were changed and under the new terms, the loan will be paid once the Company reaches an annual gross profit of NIS 10 million (according to its audited annual financial statements).

F-72

PLANTIFY FOODS, INC.

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

(In thousands of US Dollars)

NOTE 19:- EQUITY

Unlimited number of common shares without par value.

Issued

As at December 31, 2022, 147,317,644 (December 31, 2021 - 101,565,783) common shares were issued and outstanding.

During the year ended December 31, 2022

On July 29, 2022, as part of the reverse takeover as described in note 4, the Company issued 101,565,783 of its common shares to the former shareholders of POB in exchange for all of the issued and outstanding shares of POB. Total 5,100,000 shares were retained by the former shareholders of the Company.

On July 29, 2022, as part of the business combination transaction, the Company issued 30,500,000 of its common shares and 30,500,000 share purchase warrants for aggregate gross proceeds of CAD $3,583,000 and against a debt settlement of CAD $77,000.

The Company recorded a share purchase warrants reserve of $1,419 based on the Black-Scholes option pricing model and the following input assumptions:

Weighted average fair value of warrants issued on July 29, 2022	CAD $ 0.05955
Risk-free interest rate	2.96%
Estimated life	2 years
Expected volatility	112.05%
Expected dividend yield	0%

On July 29, 2022, as part of the business combination transaction, the Company issued 5,078,289 of its common shares for finder’s fees and 3,732,292 of its common shares as corporate finance fee.

On November 25, 2022, the Company issued 1,341,280 of its common shares to 2 advisors for services provided, fair value of the shares was $0.0671 and an expense of CAD $90,000 was recorded.

Stock Options

As at December 31, 2022, the Company had the following stock options outstanding:

F-73

PLANTIFY FOODS, INC.

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

(In thousands of US Dollars)

NOTE 19:- EQUITY (Cont.)

	Number of Stock options		Weighted average exercise price CAD$

Outstanding and Exercisable, January 1, 2021	400,000	*	0.10
Granted during 2021	-		-
Outstanding and Exercisable, December 31, 2021	400,000		0.10
Granted during 2022 as part of the RTO	-		-
Outstanding and Exercisable, December 31, 2022	400,000		0.10

*these stock options were issued to Antalis shareholders before the RTO in previous years

As at December 31, 2022, the weighted average remaining life of the stock options is 6 years and 11.5 months with an expirarion date of December 16, 2029.

On December 12, 2022 the Company adopted an Omnibus equity incentive plan providing for the grant of stock options, RSU’s, DSU’s and PSU’s to the Company’s officers, directors, employees and consultants. Under the Omnibus equity incentive plan, the Company may grant stock options to purchase up to 10% of the issued and outstanding shares of the Company and may grant up to 14,597,636 DSU’s, RSU’s and PSU’s.

As at December 31, 2022, no option were granted under the Omnibus equity incentive plan (see also Note 31).

NOTE 20:- TAXES ON INCOME

a.	Corporate tax rates:

The Canadian corporate tax rate in 2022 was 27%.

The Israeli corporate tax rate in 2022 and 2021 was 23%.

b.	Net Operating Loss carry forward:

As of December 31, 2022, the Company had approximately $6,432 net-operating-loss carry forwards.

c.	Final tax assessments:

The Company has not received final tax assessments since inception.

d.	Deferred taxes:

The Company did not recognize deferred tax assets for carryforwards losses and other temporary differences because their utilization in the foreseeable future is not probable.

e.	Current taxes:

The Company did not record any current taxes for the years ended December 31, 2022 and 2021 as it is still incurring losses on an ongoing basis.

f.	Reconciliation of statutory tax rate to Company’s effective tax rate:

F-74

PLANTIFY FOODS, INC.

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

(In thousands of US Dollars)

NOTE 20:- TAXES ON INCOME (Cont.)

	Year ended
	December 31,
	2022	2021

Loss before income taxes	(4,670)	(1,094)
Theoretical tax at applicable statutory tax rate (27% and 23%)	(1,167)	(252)
Deferred tax asset that cannot be recognized due to uncertainty	1,167	252

Income tax expenses	-	-

NOTE 21:- CONTINGENCIES AND COMMITMENTS

a.	The Company received funding from the Israeli Innovation Authority (“IIA”, previously known as Officer of Chief Scientist - OCS) for its participation in research and development costs, based on budgets approved by the IIA, subject to the fulfillment of specified milestones.

Companies are committed to pay royalties to the IIA on proceeds from sale of products in the research and development of which the IIA participates by way of grants. According to the funding terms, royalties between 3% and 4.5% are payable on sales of developed products funded, up to 100% of the grant received by the Companies, linked to the US dollar and bearing libor interest rates. As of December 31, 2022, the Company received grants amounting to USD 60 (December 31, 2021 - $60).

The Company received the IIA grant according to the MOFET program in the manufacturing industry. According to the program, the Company may be exempted from royalty payments if it fullfills certain conditions. The Company believes that it meets the necessary conditions and is not obligated to pay royalties on its products.

b.	To secure bank loan (see also Note 15), the Company pledged it’s short term and long term deposits in bank Leumi and Bank Mizrahi.

NOTE 22:- SALES

	Year ended
	December 31,
	2022	2021
Sales from major costumers, each above 10%:

Customer A	44	105
Customer B	59	74
Customer C	10	42
Customer D	66	203
	374	424

F-75

PLANTIFY FOODS, INC.

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

(In thousands of US Dollars)

NOTE 22:- SALES (Cont.)

	Year ended
	December 31,
	2022	2021
Geographical segmentation of revenue:

Sales made to Israel	308	269
Sales made to the United States	66	203
	374	472

NOTE 23:- COST OF SALES

	Year ended
	December 31,
	2022	2021

Labor	161	147
Materials	167	184
Packaging	72	65
Manufacturing	77	56
Total	477	452

NOTE 24:- RESEARCH AND DEVELOPMENT EXPENSES

	Year ended
	December 31,
	2022	2021

Salaries and related expenses	41	40
Material and subcontractors	-	-
Other	-	14
	41	54
IIA participation	-	(1)
Total	41	53

NOTE 25:- SELLING, MARKETING AND ADMINISTRATIVE EXPENSES

	Year ended
	December 31,
	2022	2021

Salaries and related expenses	613	437
Delivery	49	28
Professional services	427	519
Car maintenance	28	18
Marketing	16	23
Depreciation	84	21
Rent and office maintenance	78	61
Other	58	31
	1,353	1,138

F-76

PLANTIFY FOODS, INC.

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

(In thousands of US Dollars)

NOTE 26:- FINANCIAL EXPENSES

	Year ended
	December 31,
	2022	2021
Financial expense:

Warrants fair value revaluation	422	-
Interest on convertible debentures	19	-
Interest benefit from Controlling Shareholders	-	10
Interest on lease	29	2-
Bank loan interest	12	13
Interest on shareholders loan	11	5
Exchange rate differences	43	-
Other financial expenses	7	-
Total	543	30

Financial income:

Warrants fair value revaluation	-	98
Exchange rate differences	-	9
	-	107

NOTE 27:- LISTING EXPENSES

	Year ended
	December 31,
	2022	2021

Issuance of shares and stock options to Antalis former shareholders	593	-
Issuance of shares to finders	826	-
Cash paid to finders	286	-
Professional Services	756	-
Interest paid on convertible debentures	169	-
Total	2,630	-

NOTE 28:- LOSS PER SHARE

	Year ended December 31, 2022		Year ended December 31, 2021
	Weighted number of shares	Loss (in thousands)	Weighted number of shares	Loss (in thousands)
Number of shares and loss used in the computation of basic and diluted loss per share	120,557,361	4,670	6,691,712	1,094

F-77

PLANTIFY FOODS, INC.

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

(In thousands of US Dollars)

NOTE 29:- OPERATING SEGMENTS

The company operates as one reportable segment which is engaged in the development production and marketing of plant based foods.

Company’s place of resident is in Canada and its revenues are derived from Israel and United states.

1.	Entity wide disclossures:

	For the year ended December 31,
	External revenue by location of customers
	2022	2021
Israel	308	269
United States	66	203
	374	472

2.	Additional information about revenues:

For additional information for a single customer from which revenues amount to 10% or more of total revenues reported in the financial statements refer to Note 22.

NOTE 30:- BALANCES AND TRANSACTIONS WITH RELATED PARTIES

Key management personnel compensation

Key management personnel compensation and directors fee comprised the following:

	Year ended
	December 31,
	2022	2021
Transaction expense:

Salary and related expenses	362	366
Professional services	165	104
Interest expenses	11	13

Liabilities to related party

Name	December 31, 2022	December 31, 2021

Trade payables	68	3
Other payables	124	103
Shareholders loan	165	172

F-78

PLANTIFY FOODS, INC.

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

(In thousands of US Dollars)

NOTE 31: SUBSEQUENT EVENTS

1.	On February 26, 2023 the Company issued to service providers of the Company 471,666 stock options at exercise prices ranging from CAD $0.12 to CAD $0.22 as well as 750,000 RSU’s to Directors of the Company. On March 20, 2023 the Company issued to directors and employees of the Company 4,900,000 stock options at an exercise price of CAD $0.12 as well as 1,000,000 RSU’s.

2.	On February 27, 2023 the Company issued 2,779,150 of its common shares to 3 advisors for services provided, fair value of the shares was $0.04048.

3.	On March 31, 2023 the Company signed securities exchange and convertible debenture private placement agreements with Save Foods, Inc. (“SFI”), a company traded on the Nasdaq Capital Market. On April 5, 2023 the Company issued 30,004,439 common shares to SFI following the share exchange agreement and recieved CAD $1,500,000 from SFI for the convertible debenture private placement. The Company also issued 2,150,217 common shares to a third party as finder fees as well as CAD $150,000 in cash. As part of the agreement the Company pledged its holding of POB shares against the convertible debenture.

4.	On May 30, 2023 the Company issued 1,304,347 of its common shares to 3 advisors for services provided, fair value of the shares was $0.08625.

F-79

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses payable by the registrant, in connection with the sale of Common Stock being registered under this registration statement. All amounts shown are estimates except for the SEC registration fee.

SEC Registration fee	$2,046.72
Legal fees and expenses	$45,000 .00
Accountant’s fees and expenses	$17,000 .00

Total	$64,046.72

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 78.7502 of the Nevada Revised Statutes provides that a Nevada corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Nevada corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 78.752 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 78.7502.

Our Bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by the Nevada Revised Statutes and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified.

We entered into indemnification agreements with certain of our executive officers and directors pursuant to which we have agreed to indemnify such persons against all expenses and liabilities incurred or paid by such person in connection with any proceeding arising from the fact that such person is or was an officer or director of the Company, and to advance expenses as incurred by or on behalf of such person in connection therewith.

The indemnification rights set forth above are not exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our Articles of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

II-1

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

The following information represents securities sold by us within the past three years which were not registered under the Securities Act.

On May 11, 2021 and May 12, 2021, we issued 3,369 shares and 6,186 shares of Common Stock, respectively, to noteholders upon the conversion of convertible promissory notes.

On June 20, 2021, we issued 1,715 shares of Common Stock to a consultant in exchange for investor relation services.

On August 2, 2021, we issued 2,041 shares of Common Stock to a consultant in exchange for investor and public relations services.

On each of August 5, 2021, September 30, 2021 and November 3, 2021, we issued 286 shares of Common Stock to a consultant in exchange for strategic consulting services, which included digital marketing campaigns.

On November 3, 2021, and May 2, 2022, we issued 100 and 86 shares of Common Stock, respectively, to a consultant for investor relations and public relations services provided to us pursuant to an agreement between the parties dated June 15, 2021.

On November 3, 2021, January 27, 2022 and May 2, 2022, we issued 1,286, 1,786 and 1,786 shares, of Common Stock, respectively, to a consultant for investor relations services provided to us pursuant to an agreement between the parties dated October 24, 2021.

On March 10, 2022, we issued 2,000 shares of Common Stock to a consultant for investor relations services provided to the Company pursuant to an agreement between the parties dated March 10, 2022.

On March 24, 2022, we issued 1,286 shares of Common Stock to Joachim Fuchs, chairman of the board of directors of our subsidiary, Save Foods Ltd., for consulting services provided to us pursuant to a consulting agreement between the parties dated February 10, 2022.

On May 18, 2022, we issued 1,286 shares of Common Stock to a consultant for services provided to us in connection with its cross-listing on the Frankfurt Stock Exchange pursuant to a board resolution dated May 11, 2022.

On July 11, 2022, September 7, 2022 and October 11, 2022 we issued 858 shares, 1,072 shares and 1,442 shares of Common Stock, respectively, to a consultant for consulting services provided to us pursuant to a consulting agreement, dated January 9, 2022.

On each of May 2, 2022 and August 22, 2022, we issued 1,715 shares of Common Stock to a consultant in for consulting services provided to us pursuant to an amended consulting agreement dated June 26, 2022.

On September 7, 2022, we issued 429 shares of Common Stock to Joachim Fuchs, under the Company’s 2022 Share Incentive Plan.

On September 7, 2022, we issued 7,143 shares of Common Stock to a consultant for services provided to us pursuant to an amended consulting agreement, dated September 6, 2022.

On November 16, 2022, we issued 7,143 shares of Common Stock to a consultant for investor relations services provided to us pursuant to a consulting agreement and we made quarterly issuances of 1,286 shares of Common Stock on January 1, 2023, April 3, 2023, August 7, 2023 and November 8, 2023 to such consultant.

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On January 2, 2023, April 3, 2023 and August 7, 2023, we issued 1,430 shares of Common Stock to each of two consultants for consulting services provided to us. In addition, on August 7, 2023, we issued a one-time bonus of 22,143 shares of Common Stock to each such consultant.

On February 13, 2023 and April 27, 2023, we issued 3,572 and 2,143 shares of Common Stock, respectively, to a consultant for services provided to us pursuant to a consulting agreement dated January 20, 2023.

On April 4, 2023 we issued 71,430 shares of Common Stock to four consultants, 42,858 shares of Common Stock to David Palach, the Company’s Chief Executive Officer, 14,286 shares of Common Stock to Lital Barda, the Company’s Chief Financial Officer, 7,143 shares of Common Stock to Dan Sztybel, Save Foods Ltd.’s chief executive officer and 7,143 shares of Common Stock to Joachim Fuchs.

On April 3, 2023, we issued 21,009 shares of Common Stock to EU Agritech for services provided to us pursuant to an amended consulting agreement dated March 29, 2023.

In connection with the securities exchange agreement with Plantify, on April 5, 2023, we issued 166,340 shares of Common Stock to Plantify.

On June 21, 2023, we issued 32,143 shares of Common Stock to a consultant for services provided to us pursuant to a consulting agreement dated June 14, 2023. On November 20, 2023, we issued 20,000 shares of Common Stock pursuant to an amendment to the consulting agreement, dated November 15, 2023.

On June 21, 2023, we issued 25,715 shares of Common Stock to a consultant for services provided to us pursuant to a consulting agreement dated May 28, 2023.

On June 21, 2023, we issued 35,715 shares of Common Stock to a consultant for services provided to us pursuant to a consulting agreement dated May 28, 2023.

During June 2023, we issued an aggregate of 16,485 shares of Common Stock to a consultant for services provided to us pursuant to a consulting agreement dated June 15, 2023.

We issued a five-year warrant to purchase 228,572 shares of Common Stock at an exercise price of $26.25 to ThinkEquity, LLC in connection with an underwriting agreement with Think Equity for our public offering of shares of Common Stock in August 2022.

On July 6, 2023, we issued 4,945 shares of Common Stock to a consultant for legal services provided to the Company pursuant to a consulting agreement dated June 21, 2023. In addition, on September 6, 2023, we issued 6,123 shares of Common Stock pursuant to retainer legal services agreement dated August 7, 2023.

On July 27, 2023, we issued 223,008 shares of Common Stock to Yaaran in connection with the stock exchange agreement.

On September 27, 2023, in connection with the Purchase Agreement with the Investor, we issued 26,224 shares of Common Stock as a commitment fee to a subsidiary of the Investor.

On December 7, 2023, we issued 1,755 shares of Common Stock to a consultant for investor relations and public relations services provided to us pursuant to an agreement, dated November 23, 2023.

On December 21, 2023, we issued an aggregate of 369,124 shares of Common Stock to six consultants for services provided to us.

On December 21, 2023, we issued 57,142 shares of Common Stock to David Palach, our Chief Executive Officer, 28,571 shares of Common Stock to Lital Barda, our Chief Financial Officer, 100,000 shares of Common Stock to Amitay Weiss, a director, and 14,500 shares of Common Stock to each of Messrs. Arbib, Berenshtein, Kalifi and Rosenbloom, members of the board of directors.

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On December 28, 2023, in connection with the Purchase Agreement with the Investor dated December 22, 2023, we issued 110,554 Commitment Shares.

On December 28, 2023, we issued 12,500 shares of Common Stock to the designee of a law firm for professional services rendered to us by such firm.

The issuances of the shares described above were exempt from registration under Section 4(a)(2) and/or Rule 506(b) of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act, as transactions by an issuer not involving any public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.

Exhibit No.	Exhibit Description
3.1.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Registration Statement on Form 10 filed with the SEC on September 26, 2019).
3.1.2	Certificate of Amendment of the Certificate of Incorporation, effective as of June 12, 2019 (incorporated by reference to Exhibit 3.3 to our Amendment No. 2 to Registration Statement on Form 10 filed with the SEC on December 11, 2019).
3.1.3	Certificate of Amendment of the Certificate of Incorporation of Save Foods, Inc., effective as of November 24, 2020 (incorporated by reference to Exhibit 3.1.3 to our Registration Statement on Form S-1 filed with the SEC on March 16, 2021).
3.1.4	Certificate of Amendment of the Certificate of Incorporation of Save Foods, Inc., dated February 23, 2021 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on February 25, 2021).
3.1.5	Amended and Restated Certificate of Incorporation of Save Foods, Inc., effective as of March 16, 2021 (incorporated by reference to Exhibit 3.1.1 to our Registration Statement on Form S-3 filed with the SEC on July 15, 2022).
3.1.6	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Save Foods, Inc., effective as of October 5, 2023 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on October 5, 2023).
3.1.7	Articles of Incorporation of Save Foods, Inc., dated November 3, 2023 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on November 9, 2023).
3.2.1	Amended and Restated Bylaws of Save Foods, Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on August 24, 2022).
3.2.2	Bylaws of Save Foods, Inc., adopted November 3, 2023 (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed with the SEC on November 9, 2023).
3.3.1	Certificate of Merger filed with the Secretary of State of the State of Delaware, dated November 6, 2023 (incorporated by reference to Exhibit 3.3 to our Current Report on Form 8-K filed with the SEC on November 9, 2023).
3.3.2	Articles of Merger filed with the Secretary of State of the State of Nevada, dated November 6, 2023 (incorporated by reference to Exhibit 3.4 to our Current Report on Form 8-K filed with the SEC on November 9, 2023).
4.1	Description of the Registrant’s Securities (incorporated by reference to Exhibit 4.1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 29, 2021).
4.2	Form of Promissory Note from the Company to YA II PN Ltd. (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on July 27, 2023).
4.3	CDN $1,500,000 Debenture, dated April 4, 2023, incorporated by reference to Exhibit 1.2 to our Current Report on Form 8-K filed with the SEC on April 6, 2023).
4.4	Promissory Note issued by the Company to YA II PN Ltd. (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on November 2, 2023).
4.5	Form of Promissory Note from the Company to YA II PN Ltd. (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on December 26, 2023).
5.1	Consent of The Crone Law Group, P.C. (incorporated by reference to Exhibit 5.1 to our Registration Statement filed with the SEC on January 11, 2024)
10.1+	2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to our Registration Statement on Form 10 filed with the SEC on September 26, 2019).
10.2+	Services Agreement, dated October 10, 2018, by and between Pimi Agro Cleantech Ltd., Dan Sztybel and Dan Sztybel Consulting Group Ltd. (incorporated by reference to Exhibit 10.4 our Registration Statement on Form S-1 filed with the SEC on March 16, 2021).
10.3+	Services Agreement, dated January 15, 2019, by and between Pimi Agro Cleantech Ltd. and NSNC Consulting Ltd. (incorporated by reference to Exhibit 10.5 to our Registration Statement on Form S-1 filed with the SEC on March 16, 2021).

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10.4+	Addendum No. 1 to Services Agreement, dated March 28, 2019, by and between Pimi Agro Cleantech Ltd., Dan Sztybel and Dan Sztybel Consulting Group Ltd. (incorporated by reference to Exhibit 10.6 to our Registration Statement on Form S-1 filed with the SEC on March 16, 2021).
10.5	Non-Exclusive Commission Agreement, dated September 22, 2020, by and among Save Foods, Inc. and Earthbound Technologies, LLC (incorporated by reference to Exhibit 10.10 to our Registration Statement on Form S-1 filed with the SEC on March 16, 2021).
10.6	Distribution Agreement, dated September 22, 2020, by and among Save Foods Ltd. and Safe-Pack Products Ltd. (incorporated by reference to Exhibit 10.11 to our Registration Statement on Form S-1 filed with the SEC on March 16, 2021).
10.7	Securities Purchase Agreement, dated September 23, 2020, by and among Save Foods, Inc. and Medigus Ltd. (incorporated by reference to Exhibit 10.12 to our Registration Statement on Form S-1 filed with the SEC on March 16, 2021).
10.8+	Consulting Agreement, dated November 6, 2020, by and between Save Foods, Inc. and S.T. Sporting (1996) Ltd. (incorporated by reference to Exhibit 10.13 to our Registration Statement on Form S-1 filed with the SEC on March 16, 2021).
10.9	Underwriting Agreement, between ThinkEquity LLC, a division of Fordham Financial Management, Inc., as representative of the several underwriters, and Save Foods, Inc. (incorporated by reference to Exhibit 1.1 to our Current Report on Form 8-K filed with the SEC on August 18, 2022).
10.11+	The Save Foods, Inc. 2022 Share Incentive Plan (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on August 30, 2022).
10.12	Stock Exchange Agreement, by and among Save Foods, Inc., Save Foods Ltd., Yaaran Investments Ltd., and NewCo, Ltd., dated July 11, 2023 (incorporated by reference to Exhibit 1.1 to our Current Report on Form 8-K filed with the SEC on July 12, 2023).
10.13	First Amendment to Stock Exchange Agreement, dated July 24, 2023, by and among Save Foods, Inc., Save Foods Ltd., Yaaran Investments Ltd., and NewCo, Ltd. (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K, filed with the SEC on July 28, 2023).
10.14	Standby Equity Purchase Agreement, dated July 23, 2023, by and between Save Foods, Inc. and YA II PN, Ltd. (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on July 27, 2023).
10.15	Securities Exchange Agreement, dated March 31, 2023, between Plantify Foods, Inc. and Save Foods, Inc. (incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K filed by Save Foods with the SEC on April 6, 2023).
10.16	Second Amendment to Stock Exchange Agreement, dated August 13, 2023 (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K, filed with the SEC on August 16, 2023).
10.17	Agreement of Merger between Save Foods, Inc., a Delaware corporation and Save Foods, Inc., a Nevada corporation, dated November 6, 2023 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on November 9, 2023).
10.18	Standby Equity Purchase Agreement, dated December 22, 2023, between Save Foods, Inc. and YA II PN, Ltd. (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on December 26, 2023).
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to our Registration Statement on Form S-1 filed with the SEC on October 11, 2023).
23.1*	Consent of Somekh Chaikin, a member firm of KPMG International.
23.2*	Consent of Ziv Haft, a member of BDO International Limited, independent registered public accounting firm of Plantify Foods, Inc.
23.3	Consent of The Crone Law Group, P.C. (included in Exhibit 5.1).
24.1	Power of Attorney (included in the signature page hereto to our Registration Statement on Form S-1 filed with the SEC on October 11, 2023).
107.1	Calculation of Registration Fee (incorporated by reference to Exhibit 107.1 to our Registration Statement filed with the SEC on January 11, 2024)
104*	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

* Filed herewith

+ Management contract or compensatory plan or arrangement

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ITEM 17. UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes:

(1)	That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(2)	That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Tel Aviv, Israel, on February 2, 2024.

SAVE FOODS INC.

By:	/s/ David Palach
Name:	David Palach
Title:	Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Palach, his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments and registration statements filed pursuant to Rule 462(b) and otherwise, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as such person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Palach	Chief Executive Officer	February 2, 2024
David Palach	(Principal Executive Officer)

*	Chief Financial Officer	February 2, 2024
Lital Barda	(Principal Financial Officer and Principal Accounting Officer)

*	Chairman of the Board of Directors	February 2, 2024
Amitay Weiss

*	Director	February 2, 2024
Ronen Rosenbloom

*	Director	February 2, 2024
Israel Berenshtein

*	Director	February 2, 2024
Eliahou Arbib

*	Director	February 2, 2024
Liat Sidi

*	Director	February 2, 2024
Asaf Itzhaik

*

By:	/s/ David Palach
David Palach
Attorney-in-fact

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